UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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STONE ENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016

Notice of Annual Meeting

and Proxy Statement

IMPORTANT VOTING INFORMATION

Beginning on or about April 7, 2016, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet. If you owned shares of our common stock at the close of business on March 24, 2016, you are entitled to one vote per share upon each matter presented at our 2016 annual meeting of stockholders to be held on May 19, 2016. Stockholders whose shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank or other nominee that holds their shares authorizing them to vote at the annual meeting.

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting, except on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016, on the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares and on the approval of potential amendments to our Certificate of Incorporation authorizing our Board of Directors to effect a reverse stock split, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board of Directors strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

QUESTIONS

If you have any questions about the proxy voting process, please contact the broker, bank or other nominee where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at (337) 237-0410 or by e-mail at information@stoneenergy.com.

ATTENDING THE ANNUAL MEETING IN PERSON

Only stockholders of record or their legal proxy holders as of March 24, 2016 or our invited guests may attend the annual meeting in person. If you plan to attend the annual meeting in person, you must present a valid form of government-issued photo identification. If you wish to attend the annual meeting and your shares are held in street name with a broker, bank or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date for the meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2016

The Notice of the 2016 Annual Meeting of Stockholders, the Proxy Statement for the 2016 Annual Meeting of Stockholders and the 2015 Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2015) of Stone Energy Corporation are available at http://www.edocumentview.com/SGY.

Stone Energy Corporation 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

Dear Fellow Stone Energy Corporation Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders of Stone Energy Corporation, which will be held on May 19, 2016 at 10:00 a.m., local time, at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130. At the annual meeting, stockholders will be asked to (1) elect our Board of Directors, (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016, (3) approve, on an advisory basis, named executive officer compensation, (4) approve the First Amendment to the 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Stock Incentive Plan”) to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares, (5) approve the material terms of the Stock Incentive Plan, as amended by the First Amendment, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, (6) approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares and (7) approve a series of three potential amendments to the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split and to proportionately decrease the authorized shares of common stock. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.

As with last year’s proxy statement, we continue to enhance how we present information to you about our director nominees, corporate governance practices and executive compensation policies and practices, and improve the readability of our proxy statement with clearer groupings and ordering of information and more bulleted lists, tables and graphics. In addition, we have again included a proxy statement summary, which appears immediately before the Notice of the 2016 Annual Meeting of Stockholders, that highlights important information included elsewhere in the proxy statement. This year’s proxy statement demonstrates our continued efforts to simplify and more effectively communicate the matters to be considered at our upcoming annual meeting and the other information included in our proxy statement, and we believe it reflects our ongoing commitment to make the information you are looking for easy to locate and review.

You will see that we also have continued to enhance the discussion and analysis of our executive compensation program on pages 32 to 56. Also, pages 15 through 21 and pages 74-75 of the proxy statement include detailed information about our director nominees and why we believe they are qualified to serve you.

We are committed to maintaining a constructive and open dialogue with all of our stockholders, and we view these regular improvements to our annual proxy information as an important part of this commitment to you.

Thank you for your continued support of Stone Energy Corporation.

Very truly yours,

David H. Welch

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. We urge you to read the proxy statement carefully. Whether or not you plan to attend the annual meeting, we ask that you vote as soon as possible.

Proposal 1:	Election of Directors	74
Proposal 2:	Ratification of the Appointment of the Independent Registered Public Accounting Firm	76

i

Proposal 3:	Advisory Vote to Approve Named Executive Officer Compensation	77
Proposal 4:	Approval of the First Amendment to the Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 450,000 Shares	77
Proposal 5:	Approval of the Material Terms of the Stock Incentive Plan, as Amended by the First Amendment, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code	88
Proposal 6:	Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 150,000,000 Shares to 300,000,000 Shares	91
Proposal 7:	Approval of a Series of Three Alternative Potential Amendments to the Certificate of Incorporation to Authorize the Board to Effect a Reverse Stock Split of the Company’s Common Stock at Various Ratios, Such Ratio to be Determined by the Board if the Board subsequently Determines to Proceed with the Reverse Stock Split and to Proportionately Decrease the Number of Authorized Shares of Common Stock	94

Communications, Stockholder Proposals and Other Company Information	104
Communications with Directors	104
Stockholder Proposals and Director Nominations	104
Householding of Proxy Materials	104
2015 Annual Report	105

Appendix A (2009 Amended and Restated Stock Incentive Plan, as amended and restated effective December 17, 2015, and the Proposed First Amendment thereto)	A-1

Appendix B (Amendment to Certificate of Incorporation)	B-1

Appendix C-1 (Amendment to Certificate of Incorporation)	C-1-1

Appendix C-2 (Amendment to Certificate of Incorporation)	C-2-1

Appendix C-3 (Amendment to Certificate of Incorporation)	C-3-1

Appendix C-4 (Amendment to Certificate of Incorporation)	C-4-1

Appendix C-5 (Amendment to Certificate of Incorporation)	C-5-1

Appendix C-6 (Amendment to Certificate of Incorporation)	C-6-1

ii

Proxy Statement Summary

This summary highlights information contained in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

2016 Annual Meeting of Stockholders

Date:	May 19, 2016

Time:	10:00 a.m., local time

Place:	Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130

Record Date:	March 24, 2016

Agenda:	1. Election of 10 directors each to serve a term of one year

2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016

3. Advisory vote to approve named executive officer compensation

4.   Approval of the First Amendment to the 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Stock Incentive Plan”) to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares

5. Approval of the material terms of the Stock Incentive Plan, as amended by the First Amendment, for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code

6. Approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 150,000,000 shares to 300,000,000 shares

7.   Approval of a series of three alternative potential amendments to the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split and to proportionately decrease the authorized shares of common stock

8. Transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters and the Board’s Recommendation

The following table summarizes the items that will be brought for a vote of our stockholders at the annual meeting, along with the recommendation of the Board of Directors (“Board”) of Stone Energy Corporation (“we,” “our,” “company” or “Stone”) as to how stockholders should vote on each item.

Description		Board’s Recommendation
Proposal 1	Election of 10 director candidates nominated by the Board, each to serve a one-year term and until his or her successor has been elected and qualified	FOR
Proposal 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016	FOR
Proposal 3	Advisory vote to approve named executive officer compensation	FOR
Proposal 4	Approval of the First Amendment to the Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares	FOR
Proposal 5	Approval of the material terms of the Stock Incentive Plan, as amended by the First Amendment, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code	FOR
Proposal 6	Approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 150,000,000 shares to 300,000,000 shares	FOR
Proposal 7	Approval of a series of three alternative potential amendments to the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split and to proportionately decrease the authorized shares of common stock	FOR

In addition to these matters, stockholders may be asked to vote on such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

Director Nominees

The Board is comprised of nine independent directors and our Chairman, who is also our President and Chief Executive Officer (“CEO”). The following table provides summary information about each director nominee as of March 24, 2016, including whether the Board considers the nominee to be independent under the New York Stock Exchange’s independence standards. Each director is elected annually by a majority of votes cast.

Name	Age	Director Since	Independent	Positions/Committee Memberships
George R. Christmas	76	2003	Yes	C, NG
B. J. Duplantis	76	1993	Yes	C, NG, R
Peter D. Kinnear	69	2008	Yes	A, C, NG
David T. Lawrence	60	2013	Yes	A, NG, R, SC
Robert S. Murley	66	2011	Yes	A, C, NG, SC
Richard A. Pattarozzi	72	2000	Yes	LID, NG, R
Donald E. Powell	74	2008	Yes	A, NG, SC
Kay G. Priestly	60	2006	Yes	A, NG, R, SC
Phyllis M. Taylor	74	2012	Yes	C, NG, R
David H. Welch	67	2004	No	Chairman of the Board

A	Audit Committee
C	Compensation Committee
NG	Nominating & Governance Committee
R	Reserves Committee
LID	Lead Independent Director
SC	Special Committee

In December 2015, the Board appointed Messrs. Lawrence, Murley and Powell to an ad hoc special committee to support management and the Board in responding to the challenges facing the company due to the continuing low commodity prices and volatile market conditions. Ms. Priestly was appointed to the special committee in March 2016.

Corporate Governance Highlights

Below are a number of our corporate governance highlights, including policies implemented and other governance achievements.

➢     Appropriately Sized Board (10 Members)

➢     9 out of 10 Directors are Independent

➢      Diverse Board Members (as to Gender, Experience and Skills)

➢     2 out of 10 Directors are Female; Named a 2020 Women on Boards Winning “W” Company for 2015

➢      All Directors Are Elected Annually

➢      Majority Voting for Uncontested Election of Directors

➢     Board Operates with a Lead Independent Director

➢      Compensation Committee Engaged Independent Compensation Consultant During 2015 and 2016

➢     Independent Directors Routinely Meet Without Management Present

➢      Robust Director Nomination Process to Identify Talented and Diverse Board Members

➢     Board and Committees Conduct Annual Self-Evaluations

➢     All Board Committees Comprised Solely of Independent Directors

➢     Committee Authority to Retain Independent Advisors

➢      Audit Committee Members Do Not Serve on More Than Three Public Company Audit Committees

➢     Four Audit Committee Financial Experts

➢      Non-Management Directors Receive a Portion of Compensation in Equity

➢     Robust Stock Ownership and Retention Requirements for Executive Officers and Directors

➢      Directors Receive Orientation/Education Programs

➢     Robust Corporate Compliance Program

➢      Disclosure Committee for Financial Reporting

➢     “Say on Pay” Advisory Vote Conducted Annually

➢      Policy of No-Hedging of Company Stock

➢      No Poison Pill

➢     Adopted Clawback Policy in 2016

2015 Executive Compensation Highlights

The cornerstone of our 2015 compensation program for our Named Executive Officers, or “NEOs,” is “pay-for-performance.” The program is designed to align the interests of our NEOs with those of our stockholders and to support both our short-term and long-term business objectives and the corporate values that we believe steer success. This approach allows us to pay our NEOs for delivering value to our stockholders while reducing overall compensation levels if we do not achieve our goals. Our compensation program discourages excessive risk by rewarding both short-term and long-term performance, maintains flexibility to respond to the dynamic and cyclical nature of our industry and allows us to be competitive in attracting, retaining and motivating our leaders and other top-tier talent in the highly competitive oil and gas industry.

Compensation decisions by our Compensation Committee and the Board in recognition of our absolute and relative performance in the context of challenging industry conditions during 2015 and in response to analysis of market data included the following:

•

March 2015 Long-Term Incentive Award Grants for 2014 Performance: Long-term incentive awards were made in March 2015 as the final piece of Total Direct Compensation (“TDC”) for our NEOs for the 2014 performance year. These grants were approved in the first quarter fiscal 2015 at a level intended to produce 50th percentile TDC for fiscal 2014, representative of our performance relative to our peers through the end of that year. In accordance with SEC rules, the grant date fair value of these first quarter 2015 awards for 2014 performance are reported in the “Stock Awards” column of the Summary Compensation Table for 2015. As a result, the Summary Compensation Table, which table reflects long-term equity incentive compensation awards made during calendar year 2015 in recognition of 2014 performance, does not reflect that we made no long-term equity incentive compensation awards for 2015 performance (as more fully discussed below).

•	No Long-Term Incentive Award Grants for 2015 Performance: The Compensation Committee decided not to make any long-term incentive awards for 2015 performance in recognition of limitations on share availability in our Stock Incentive Plan and other forward-looking considerations as discussed more fully in this proxy statement. The lack of any long-term incentive award grants for 2015 performance contributed to our posture below the 25th percentile for TDC.

•	2015 Total Direct Compensation (“TDC”) Well Below Target: For 2015, actual TDC for our NEOs was comprised only of base salary and annual incentive compensation paid out at 20% of target. With no long-term incentive award grants for 2015 performance, this result placed us below the 25th percentile of our Peer Group for total direct compensation. This posture was significantly below our standing at the 42.5th percentile versus our Peer Group in terms of relative Total Stockholder Return (“TSR”) over the prior one-year and three-year periods. In a normal year we would have targeted TDC at a level comparable with this level of TSR performance.

•	2015 Short-Term Performance Standards Remained Challenging: For purposes of the 2015 annual incentive compensation awards, we included “Drilling Additions of Proved Reserves” as a performance goal at 10% weighting, increased “EBITDA” and “Relative Stock Performance” goals to 30% each, and broadened our safety performance measure in order to better support our current strategies and objectives for 2015 – focusing on measures of operational effectiveness and cash generation key to our success in the current environment. Our “EBITDA” goals for 2015 were lower than those established for 2014 to account for the decrease in production resulting from the sale of our conventional shelf assets in 2014 and for projections that 2015 commodity prices would be below 2014 levels (as they were). We believe the 2015 goals reflected a comparable level of difficulty to goals set for 2014 considering the radically different commodity price environments in which we were operating in both years.

•	2015 Short-Term Incentive Payout Well Below Target: NEO annual incentive compensation earned for 2015 performance was paid out at no more than 20% of the targeted amount (and in the case of the CEO, the Compensation Committee exercised its discretion to further reduce the payout) based on the varying levels of achievement in 2015 of the stated business objectives, our company’s overall performance, the overall performance of our industry as a whole and our one-year relative TSR. The 2015 performance measures remained quite difficult to achieve in a year in which the price of oil started the year on January 2, 2015, at $52.69 per barrel (already significantly reduced from the higher oil prices in 2014) and ended the year on December 31, 2015 at $37.04 per barrel, and spot prices for natural gas during this same time period decreased over $1.00 per Million British thermal unit (“Btu”). Although the company achieved many operational successes in 2015 (as described in “Compensation Discussion and Analysis-Summary of Our Compensation Program-2015 Business Highlights”), the continuing decline in commodity prices and volatility negatively affected the company’s ability to achieve its goals.

•	CEO and CFO Base Salaries Frozen: The 2015 base salaries for our CEO and our Chief Financial Officer were maintained at the same level as their respective 2014 base salaries.

The 2015 base salaries for the other NEOs were increased modestly over 2014 base salaries to account for the promotions of Messrs. Seilhan and Leonard from Vice President to Senior Vice President and for selected market-based adjustments to maintain NEO salaries at the 25th percentile, which is our target for our NEOs’ base salaries. Due to the continued commodity price uncertainty, none of the NEOs has received a base salary increase to date for 2016, and 2016 base salaries for all the NEOs remain frozen at the same level as their respective 2015 base salaries.

•	2016 Incentive Compensation Approach: We suspended our regular annual incentive compensation and long-term incentive compensation programs for 2016, and have replaced them with a performance cash incentive plan to be earned in 2016 based on performance metrics that are intended to focus our management team on near-term achievements which are critical to preservation of our longer term prospects. As part of this program redesign for 2016, each NEO will have a single incentive opportunity that may be earned throughout the year in return for hitting challenging performance targets. TDC for our NEOs, which will include base salary and 2016 incentive opportunity under the performance cash incentive plan, is set at a level such that target performance will produce 25th percentile TDC for the year. For a discussion of changes to our executive compensation program for 2016, please see “Compensation Discussion and Analysis-2016 Compensation Decisions,” which explains in further detail our decision not to implement the company’s historic annual incentive and long-term incentive compensation programs in 2016 and to instead adopt a performance cash incentive plan.

Because our TSR performance relative to our peers is not determined until after year end, the 2015 base salary element of TDC for our NEOs was the only TDC element known prior to the end of the 2015 fiscal year. The actual annual incentive payout element of TDC for 2015 was determined and awarded in the first quarter of fiscal 2016. Because the Compensation Committee and the Board determined to suspend the long-term incentive compensation program for 2015, there were no long-term incentive compensation awards made in calendar year 2016 for 2015 performance. The table below provides a summary of the TDC received by our NEOs for 2015 performance despite the actual date that the particular element of compensation may have been granted or paid. In accordance with rules of the Securities and Exchange Commission (“SEC”), base salary and annual incentive compensation received for 2015 performance are reported as 2015 compensation in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table but long-term equity incentive awards are required to be reported for the year of grant in accordance with accounting principles. As a result, the presentation below is in contrast to the Summary Compensation Table and the Grants of Plan Based Awards Table included in this proxy statement, which tables reflect long-term incentive compensation awards made during calendar year 2015 in recognition of 2014 performance. Accordingly, we have added a column to the Summary Compensation Table (at page 58) labeled “TDC,” which sets forth the total TDC received by our NEOs in recognition of 2015 performance.

Executive	2015 Base Salary	2015 Bonus (Discretionary Portion)	2015 Non-Equity Incentive Plan Compensation (Fixed Performance Portion)	Resulting Total Direct Compensation (TDC)
David H. Welch, CEO	$650,000	—	$130,000	$780,000
Kenneth H. Beer, CFO	380,000	—	76,000	456,000
Lisa S. Jaubert	300,000	—	59,667	359,667
Keith A. Seilhan	290,000	—	57,667	347,667
John J. Leonard	280,000	—	55,333	335,333

Stockholder Outreach and Engagement Efforts

Our Board and the Compensation Committee take stockholder support of our executive compensation program very seriously, and we aspire to achieve the full support of our stockholders. Over the past three years we have engaged in robust stockholder outreach efforts regarding the design of our executive compensation program. The advisory vote on executive compensation at our 2015 annual meeting reflected strong support, with over 96% of the votes cast in favor.

To build on such strong support and to further enhance our stockholder engagement program, we engaged Georgeson to assist in the effort. With the assistance of Georgeson, we contacted investors representing approximately 70% of our outstanding shares of common stock, and engaged in discussion with or received feedback from investors representing more than 25% of the same, including our then largest single stockholder. Our stockholder outreach included focused efforts to better understand and respond to stockholder views on executive compensation and our corporate governance practices, and each stockholder was offered the opportunity to meet with senior management members and with the Board’s independent compensation consultant. Through this engagement process, we learned that our stockholders appreciated the enhanced discussions demonstrating the link between our performance and the specific pay decisions made for our NEOs, and that our stockholders support our governance practices and compensation programs generally. We also learned that our stockholders desire continued and expanded clarity on how compensation decisions are made, particularly in light of the unique conditions facing our industry as a whole, including the interplay between absolute and relative company performance metrics in our executive compensation program, the amount and terms of our long-term incentive awards, and the rationale for any changes in the performance metrics we evaluate for purposes of determining executive pay, all of which we have addressed in this proxy statement.

In this proxy statement, we have continued to discuss with clarity our approach to pay and performance alignment, both as to our philosophy and our practices. In addition, we reviewed our governance and compensation practices since the 2015 annual meeting and made adjustments where advisable, including adopting a clawback policy, suspending the long-term incentive compensation program for 2015 and not granting any long-term incentive awards for 2015 performance and suspending the annual incentive and long-term incentive compensation programs for 2016 and replacing them with a performance cash incentive program.

Our governance practices and compensation program are intended to maintain the strong, direct link between the compensation of our NEOs and our performance and to continue to align the interests of our directors and NEOs with the interests of our stockholders.

Stone Energy Corporation 625 E. Kaliste Saloom Road Lafayette, Louisiana 70508

Notice of the 2016 Annual Meeting of Stockholders

Meeting Date:         May 19, 2016

Meeting Time:        10:00 a.m., local time

Location:                Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana 70130

Record Date:          March 24, 2016

Purposes of the 2016 annual meeting of stockholders:

(1)	To elect 10 director candidates nominated by our Board of Directors, each to serve a one-year term and until his or her successor has been elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)	To approve, on an advisory basis, named executive officer compensation;

(4)	To approve the First Amendment to the 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Stock Incentive Plan”) to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares;

(5)	To approve the material terms of the Stock Incentive Plan, as amended by the First Amendment, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code;

(6)	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares;

(7)	To approve a series of three alternative potential amendments to the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split and to proportionately decrease the authorized shares of common stock; and

(8)	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Information relevant to these matters is set forth in the accompanying proxy statement.

The close of business on March 24, 2016 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only our stockholders or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person.

Beginning on or about April 7, 2016, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet.

By Order of the Board of Directors,

Lisa S. Jaubert

Senior Vice President, General Counsel and Secretary

2016 PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of Stone Energy Corporation (“we,” “our,” “company” or “Stone”) for use at the 2016 annual meeting of stockholders to be held on May 19, 2016 at 10:00 a.m., local time, at the Windsor Court Hotel located at 300 Gravier Street, New Orleans, Louisiana 70130, or at any adjournment or postponement thereof (the “Annual Meeting” or the “annual meeting”).

Purposes of the Annual Meeting; Board Recommendations

The agenda for the Annual Meeting includes the following items:

Agenda Item		Board Recommends Vote
Proposal 1	Election of 10 director candidates nominated by the Board, each to serve a one-year term and until his or her successor has been elected and qualified	FOR
Proposal 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016	FOR
Proposal 3	Advisory vote to approve named executive officer compensation	FOR
Proposal 4	Approval of the First Amendment to the Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares	FOR
Proposal 5	Approval of the material terms of the Stock Incentive Plan, as amended by the First Amendment, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code	FOR
Proposal 6	Approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 150,000,000 shares to 300,000,000 shares	FOR
Proposal 7	Approval of a series of three alternative potential amendments to the Certificate of Incorporation to authorize the Board to effect a reverse stock split of our common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board if the Board subsequently determines to proceed with the reverse stock split and to proportionately decrease the authorized shares of common stock	FOR

Notice of Internet Availability of Proxy Materials

On or about April 7, 2016, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 24, 2016. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Voting Procedures

Record Date

At the close of business on March 24, 2016, the “Record Date” for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were [56,849,335] shares of common stock issued and outstanding, each share of which is entitled to one vote. Common stock is the only class of our outstanding securities entitled to receive notice of and to vote at the Annual Meeting.

Appointment of Proxy Holders

Our Board asks you to appoint David H. Welch, Richard A. Pattarozzi and B.J. Duplantis as your proxy holders (“Proxy Holders”) to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below.

Quorum and Discretionary Authority

The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, is necessary to constitute a quorum in order to transact business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

If less than a quorum is represented at the Annual Meeting, the Chairman of the meeting or a majority of the issued and outstanding shares so represented may adjourn the Annual Meeting from time to time, and the Proxy Holders will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the Chairman of the meeting or the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxies solicited by the Board will provide the Proxy Holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the Proxy Holders in accordance with the specification.

How to Vote Shares Registered in Your Name

If you own shares that are registered in your own name, you are a “registered stockholder” and you may attend the Annual Meeting and vote in person. You also may vote by proxy without attending the Annual Meeting in any of the following ways:

•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, on May 18, 2016.

•	By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot, which will be available at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

For stockholders who have their shares voted by duly submitting a proxy by Internet, telephone or mail, the Proxy Holders will vote all shares represented by such valid proxies in accordance with the Board’s recommendations as set forth above, unless a stockholder appropriately specifies otherwise.

If you received more than one Notice of Internet Availability of Proxy Materials, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Internet Availability of Proxy Materials that you receive in order for all of your shares to be voted at the Annual Meeting.

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee (known as shares held in “street name”), you will receive from that broker, trustee, bank, financial intermediary or other nominee (the “intermediary”) a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the New York Stock Exchange (“NYSE”) and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except as to Proposal 2, Proposal 6 and Proposal 7), you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.” Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary so that your vote will be counted. Under NYSE rules, Proposal 2, Proposal 6 and Proposal 7 would each be considered a “routine matter,” and thus a broker would be permitted in its discretion to cast a vote on each such proposal as to your shares in the event that you do not provide the broker with voting instructions.

If you hold shares in street name and wish to vote your shares in person at the Annual Meeting, you must first obtain a valid proxy from the intermediary. To attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you should follow the instructions under “Attending the Annual Meeting in Person” below.

If you received more than one voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the Annual Meeting.

Revoking or Changing a Proxy

If you are a registered stockholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time on May 18, 2016;

•	requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;

•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

•	submitting a written notice of revocation to the Secretary of Stone Energy Corporation at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508 no later than May 18, 2016.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

Required Vote and Method of Counting

Proposal 1. Election of Directors

To be elected, each nominee for election as a director must receive the affirmative vote of a majority of the votes of the shares of common stock cast on such nominee at the Annual Meeting. This means that a director nominee will be elected if the number of votes cast for that nominee’s election exceeds the number of votes cast against that nominee’s election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016 requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal.

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on our company or the Board nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.

Proposal 4. Approval of the First Amendment to the 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Stock Incentive Plan”) to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 450,000 Shares

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Under Delaware law, abstentions and broker non-votes are not counted as votes cast and, accordingly, do not affect the outcome of the vote on this proposal for Delaware law purposes. However, under NYSE rules, this proposal must be approved by a majority of the votes cast on the proposal with abstentions counting as votes cast. Therefore, abstentions will have the same effect as a vote against the proposal for NYSE purposes.

Proposal 5. Approval of the Material Terms of the Stock Incentive Plan, as amended by the First Amendment, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote on this proposal.

Proposal 6. Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 150,000,000 Shares to 300,000,000 Shares

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will have the same effect as a vote against this proposal.

Proposal 7. Approval of a series of three alternative potential amendments to the Certificate of Incorporation to authorize the Board to effect a reverse stock split of our common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board if the Board subsequently determines to proceed with the reverse stock split and to proportionately decrease the authorized shares of common stock

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will have the same effect as a vote against this proposal.

Method and Cost of Soliciting and Tabulating Votes

The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. We have also retained Georgeson Inc. for proxy solicitation and related services in connection with the Annual Meeting. Under our agreement with Georgeson, Georgeson will receive a fee of $9,500, and we will reimburse Georgeson for reasonable and customary out-of-pocket expenses incurred in performing such services. In addition, we will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of our stock, and we will reimburse them for postage and clerical expenses. We will bear the costs of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Internet Availability of Proxy Materials, the Notice of the 2016 Annual Meeting of Stockholders, this proxy statement, the proxy card and any additional information furnished by us to our stockholders.

Attending the Annual Meeting in Person

Only stockholders of record or their legal proxy holders as of the Record Date or our invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, you must present a valid form of government-issued photo identification. If you wish to attend the Annual Meeting and your shares are held in street name with a broker, bank or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting. No banners, signs, firearms or weapons will be allowed in the meeting room. We reserve the right to inspect all items entering the meeting room.

The Annual Meeting will be held at the Windsor Court Hotel, located at 300 Gravier Street, New Orleans, Louisiana 70130. For directions to the Annual Meeting, please see your Notice of Internet Availability of Proxy Materials.

Corporate Governance

General Overview

We are committed to good corporate governance. The Board has adopted several governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, a Code of Business Conduct and Ethics (which applies to all directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and charters for the Audit, Compensation, Nominating & Governance and Reserves Committees. Each of these documents is available on our website (www.stoneenergy.com), and stockholders may obtain a printed copy, free of charge, by sending a written request to Stone Energy Corporation, Attention: Secretary, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, facsimile number (337) 521-9845. We will also promptly post on our website any amendments to these documents and any waivers from the Code of Business Conduct and Ethics for our directors and principal executive, financial and accounting officers.

Our Board of Directors

During 2015, the Board held five regular meetings and six special meetings. Each director attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he or she served during 2015. Directors are encouraged, but not required, to attend our annual meetings of stockholders, and all of our then current directors attended the 2015 annual meeting of stockholders.

To facilitate candid discussion by non-management directors, our non-management directors meet in executive sessions that are not attended by management in conjunction with each regular Board meeting and most special Board meetings. Mr. Pattarozzi presides over meetings of non-management directors and contributes to the agenda for each such meeting (the “Lead Director”). The Lead Director is chosen by the independent directors, and Mr. Pattarozzi was chosen as Lead Director in May 2012 in connection with the appointment of Mr. Welch as Chairman of the Board. For additional information about the role of our Lead Director and executive sessions of our non-management directors, please see “Board Leadership Structure” below.

Set forth below is biographical information regarding each of our directors. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer, respectively.

George R. Christmas

Age 76

Director since 2003

Chairman of the Compensation Committee

Member of the Nominating & Governance Committee

Retired Lt. General George R. Christmas retired in 2011 as President and Chief Executive Officer of the Marine Corps Heritage Foundation, which directly supports the historical programs of the Marine Corps, preserves the history, traditions and culture of the Marine Corps, and educates Americans in its virtues. Retired Lt. Gen. Christmas graduated from the University of Pennsylvania with a bachelor of arts degree and then from Shippensburg University with a master of public administration degree. He served in the U.S. Marine Corps from 1962 to 1996, originally commissioned as a second lieutenant and rising to Brigadier General in 1988, Major General in 1991, and

Lieutenant General in 1993 as Commanding General, I Marine Expeditionary Force, Camp Pendleton, California. Lt. General Christmas’s personal decorations and medals include the Navy Cross, Defense Distinguished Service Medal, Navy Distinguished Service Medal, Defense Superior Service Medal, Purple Heart, Meritorious Service Medal and three gold stars in lieu of consecutive awards, the Army Commendation Medal, and the Vietnamese Cross of Gallantry with palm. He previously served as a consultant or advisor to various entities, including Wexford Group International, Northrup Gruman Space & Mission Systems Corporation, Marine Corps Heritage Foundation, RAND Corporation and HARRIS Corporation. Retired Lt. General Christmas presently serves as an advisor to the Marine Corps Heritage Foundation; as Member, Advisory Board, to the Florence & Robert A. Rosen Family Wellness Center for Law Enforcement and Military; as Chairman, Board of Directors, for Center House Association; as Marine Corps Senior Advisor for the Department of Defense Commemoration of the 50th Anniversary of the Vietnam War; as Witness to the War Advisory Board; as Member of the Stafford County Virginia Armed Services Memorial Commission; and as Trustee of the Stafford Hospital Foundation.

B. J. Duplantis

Age 76

Director since 1993

Chairman of the Nominating & Governance Committee

Member of the Compensation and Reserves Committees

Mr. Duplantis is a senior partner with the law firm of Gordon, Arata, McCollam, Duplantis & Eagan, having joined the firm in 1982, with a practice focused on the oil and gas industry. Prior to joining the law firm, Mr. Duplantis served in the legal department of The Superior Oil Company from 1979 to 1982 and previously was employed by Shell Oil Company, where he served in various engineering and management capacities over 10 years in Louisiana, Texas, California and New York, and also as a member of its legal department from 1971 to 1978. Mr. Duplantis graduated from Louisiana State University with a bachelor of science degree in petroleum chemical engineering and from Loyola University with a Juris Doctor degree.

In addition to his several professional affiliations, Mr. Duplantis has served on the Louisiana State Office of Conservation Intrastate Pipelines Ad Hoc Committee, the Louisiana State Office of Conservation Committee on Revision of Rules of Procedure, and the Advisory Committee for the Louisiana State Commissioner’s Office of Conservation, and is a former board member of Holy Cross College, New Orleans, Louisiana.

Peter D. Kinnear

Age 69

Director since 2008

Member of the Audit, Compensation and Nominating & Governance Committees

Mr. Kinnear held numerous management, operations and marketing roles with FMC Technologies, Inc. and FMC Corporation, both leading providers of technology services to the energy industry, starting in 1971 and retiring from FMC Technologies, Inc. in 2011. Mr. Kinnear served as Chief Executive Officer from March 2007 through February 2011 of FMC Technologies, Inc., and previously as President from March 2006 through April 2010, and Chief Operating Officer from March 2006 through March 2007. Mr. Kinnear received a bachelor’s degree in chemical engineering from Vanderbilt University and an MBA from the University of Chicago.

Mr. Kinnear presently serves on the board of directors of Superior Energy Services, Inc. (member of the audit and corporate governance committees). In addition to serving as trustee or director of various non-public entities, including The Petroleum Equipment Suppliers Association, the Business Council, and Spindletop International, Mr. Kinnear previously served on the board of directors of Tronox Incorporated from November 2005 to December 2010, and as FMC Technologies, Inc.’s Chairman of the Board from October 2008 through October 2011.

David T. Lawrence

Age 60

Director since 2013

Member of the Audit, Nominating & Governance, Reserves and Special Committees

Mr. Lawrence has extensive global experience across the upstream energy business. He currently is Chairman and CEO of Lawrence Energy Group LLC and Chairman of the Advisory Board for the Yale Climate and Energy Institute. He served as Executive Vice President Exploration and Commercial for Shell Upstream Americas and Functional Head of Global Exploration for Shell worldwide from June 2009 until retiring from this position in April 2013. His responsibilities included exploration, acquisitions, divestments, new business development, LNG, Gas to Liquids and wind energy in the Americas. Prior roles included Executive Vice President Global Exploration and Executive Vice President Investor Relations for Royal Dutch Shell based in The Hague and London, respectively, and Vice President Exploration and Development for Shell Exploration and Production Company in the United States. In his 29 years with Shell, Mr. Lawrence conducted business in more than 40 countries around the globe.

Mr. Lawrence currently serves as a Trustee Associate of the American Association of Petroleum Geologists Foundation, and he has served on the National Ocean Industry Association as Membership Chair and as a past commissioner on the Aspen Institute Commission on Arctic Climate Change. He was a member of the American Petroleum Institute Upstream

Committee, where he helped lead efforts to establish the Center for Offshore Safety and was the Chairman of the European Association of Geologists and Engineers (EAGE) Annual Meeting in Amsterdam in 2008. Mr. Lawrence is the author of numerous technical and business articles, is a recipient of the Meritorious Service Award from the American Petroleum Institute, and received the Wallace Pratt Memorial Award for best paper in the American Association of Petroleum Geologists bulletin. Mr. Lawrence received his Ph.D. in Geology and Geophysics from Yale University in 1984 and his B.A. in Geology from Lawrence University in 1977.

Robert S. Murley

Age 66

Director since 2011

Member of the Audit, Compensation, Nominating & Governance and Special Committees

Mr. Murley is a Senior Advisor to Credit Suisse, LLC, having been employed by Credit Suisse and its predecessors from 1975 to April 2012. In 2005, he was appointed Chairman of Investment Banking in the Americas, serving in that position until April 2012. Prior to that time, Mr. Murley headed the Global Industrial and Services Group within the Investment Banking Division, as well as the Chicago investment banking office. He was named a Managing Director in 1984 and appointed a Vice Chairman in 1998. Mr. Murley received a bachelor of arts degree from Princeton University, a MBA from the UCLA Anderson School of Management and a master of science degree in International Economics from the London School of Economics.

Mr. Murley has been a director of Apollo Education Group since June 2011 (chair of the audit, finance and special litigation committees, and member of the nominating and governance committee), a director of Health Insurance Innovations since November 2013 and a director of Brown Advisory since January 2016. He also serves as a Trustee of Princeton University, is Chairman of the Board of the Educational Testing Service in Princeton, New Jersey, is Vice Chairman of the Board of the Ann & Robert Lurie Children’s Hospital of Chicago, is Chairman of the Board of Overseers of the UCLA Anderson School of Management and is a Trustee of the Museum of Science & Industry in Chicago, Illinois.

Richard A. Pattarozzi

Age 72

Director since 2000

Lead Independent Director

Member of the Nominating & Governance and Reserves Committees

Mr. Pattarozzi served as Vice President of Shell Oil Company from March 1999 until his retirement in January 2000, having worked for Shell Oil Company for over 33 years, from 1966 to 2000, in the United States, both onshore and in the Gulf of Mexico. He also served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. from 1995 until 1999, and previously was appointed General Manager of Shell’s Deepwater Production Division in April 1991 and General Manager of Shell’s Deepwater Exploration and Production Division in October 1991. Mr. Pattarozzi graduated from the University of Illinois with a civil engineering degree.

Mr. Pattarozzi presently serves on the board of directors of FMC Technologies, Inc. (member of the compensation committee and chair of the nominating and governance committee) and Tidewater Inc. (“Tidewater”) (as independent Chairman of the Board and a member of the compensation and nominating and governance committees), both of which are public companies. Mr. Pattarozzi previously served on the boards of Superior Energy Services, Inc. and Global Industries, Ltd., which merged with Technip in December 2011. Mr. Pattarozzi also serves on the board of trustees of the U.S. Army War College Foundation and is a past Trustee of the National World War II Museum, Inc. and past Chairman of the Offshore Energy Center and also of the United Way in New Orleans, Louisiana.

Donald E. Powell

Age 74

Director since 2008

Member of the Audit, Nominating & Governance and Special Committees

Mr. Powell served as the Federal Coordinator of Gulf Coast Rebuilding from November 2005 until March 2008, and he received the Presidential Citizens Medal in 2008 from President George W. Bush. Mr. Powell was the 18th Chairman of the Federal Deposit Insurance Corporation, where he served from August 2001 until November 2005. Mr. Powell previously served as President and Chief Executive Officer of the First National Bank of Amarillo, where he started his banking career in 1971. Mr. Powell graduated from West Texas State University with a bachelor of science degree in economics and is a graduate of The Southwestern Graduate School of Banking at Southern Methodist University.

Mr. Powell presently serves on the board of directors of T.D. Willamson, a privately held company. Mr. Powell previously served as a director of QR Energy, LP (member of the audit and compensation committees and chairman of the conflicts committee prior to resigning in connection with the acquisition of QR Energy, LP by Breitburn Energy Partners LP in November 2014) and as a director of Bank of America Corporation and Merrill Lynch International (United Kingdom) (retiring in May 2013 from both). He also has served on the boards of several non-public, civic and charitable organizations, including as Chairman of the Board of Regents of the Texas A&M University System, Advisory Board Member of the George Bush School of Government and Public Service and Chairman of the Amarillo Chamber of Commerce, the City of Amarillo Housing Board and the High Plains Baptist Hospital and Harrington Regional Medical Center in Amarillo, Texas.

Kay G. Priestly

Age 60

Director since 2006

Chairman of the Audit Committee

Member of the Nominating & Governance, Reserves and Special Committees

Ms. Priestly was formerly the Chief Executive Officer and a director of Turquoise Hill Resources Ltd., an international mining company focused on copper, gold and coal in the Asia Pacific region, retiring therefrom as of December 31, 2014. From 2008 until her appointment as CEO of Turquoise Hill in 2012, she was Chief Financial Officer of Rio Tinto Copper (a division of the Rio Tinto Group – Rio Tinto plc and Rio Tinto Limited). From 2006 to 2008, she was Vice President, Finance and Chief Financial Officer of Rio Tinto’s Kennecott Utah Copper operations. Ms. Priestly served as Vice President, Risk Management and General Auditor for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006. Ms. Priestly previously spent over 24 years with global professional services firm Arthur Andersen, where she provided tax, consulting and mergers & acquisitions services to global companies across many industries, including energy, mining, manufacturing and services. While at Andersen, she was a member of the global energy team, served as managing partner of the New Orleans office from 1997 to 2000, and was a member of Andersen’s global executive team from 2001 to 2002 where she had overall responsibility for the firm’s human resources strategy.

Ms. Priestly also serves on the board of directors for New Gold, Inc. (chair of the audit committee) and for FMC Technologies, Inc. (member of the audit committee). She formerly served as Chairman of the board of directors of SouthGobi Resources Ltd., from September 2012 through December 2014, retiring therefrom as of December 31, 2014, and formerly served as a director of Palabora Mining Company Limited from January 2009 through May 2010.

Phyllis M. Taylor

Age 74

Director since 2012

Chairman of the Reserves Committee

Member of the Compensation and Nominating & Governance Committees

Ms. Taylor is the Chairman and Chief Executive Officer of Taylor Energy Company LLC. Ms. Taylor is a graduate of Tulane University School of Law in New Orleans, and she served as a law clerk for the Supreme Court of Louisiana and subsequently served as in-house counsel for private energy companies. Ms. Taylor also serves as Chairman and President of the Patrick F. Taylor Foundation and on the Iberia Bank Advisory Board.

Ms. Taylor is involved in numerous civic activities, including serving on the
New Orleans Business Council, the Catholic Leadership Institute National
Advisory Board and the Tulane University Board of Trustees.

David H. Welch

Age 67

Director since 2004

Chairman of the Board

Mr. Welch has served as the President and Chief Executive Officer of Stone since April 2004 and has served as Chairman of the Board since May 2012. Prior to joining our company in 2004, he worked for BP Amoco or its predecessors for 26 years, where his final role was Senior Vice President, BP America Inc. Mr. Welch has an engineering degree from Louisiana State University and a doctoral degree in engineering and economics from Tulane University. He has completed the Harvard Business School advanced management program and executive development programs at Stanford Business School and at Cambridge University.

Mr. Welch serves as a director of Iberia Bank (member of the compensation committee and Chairman of the enterprise risk committee). Mr. Welch has served as Chairman of the Offshore Energy Center, Chairman of the Greater Lafayette Chamber of Commerce and 2011 Chairman of the United Way in Acadiana. He currently serves as an executive director of the National Ocean Industries Association, a trustee of The Nature Conservancy of Louisiana, a director of the Offshore Energy Center, a director of Louisiana Association of Business and Industry, a director of the Upper Lafayette Economic Development Foundation and on the Lafayette Central Park board.

Director Independence Determinations

Our Corporate Governance Guidelines provide that a majority of our Board will consist of independent directors. Only directors who have been determined to be independent serve on our Audit Committee, Compensation Committee, Nominating & Governance Committee and Reserves Committee.

Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the independence standards adopted by the NYSE. None of the non-management directors were disqualified from “independent” status under the objective NYSE listing standards. Based on information provided by the directors and after reviewing all relationships each director has with Stone, including charitable contributions we make to organizations where our directors serve as board members, the Board has affirmatively determined that none of its non-management directors have a material relationship with Stone and therefore each is independent as defined by the current listing standards of the NYSE. In making its independence determinations, the Board took into account the relationships and recommendations of the Nominating & Governance Committee as described below. Mr. Welch, our Chairman, President and CEO, is not considered by the Board to be an independent director because of his employment with us.

In 2015, we utilized the services of FMC Technologies, Inc., which is a leading global provider of technology solutions for the energy industry, particularly subsea. Richard A. Pattarozzi and Kay Priestly are members of the board of directors of FMC Technologies, Inc. The Nominating & Governance Committee determined that each of Mr. Pattarozzi and Ms. Priestly was independent because each of their interests was only as a director of FMC Technologies, Inc.

The Nominating & Governance Committee has considered Donald E. Powell’s ownership of approximately $400,000 in aggregate principal amount of our debt securities that were acquired in the secondary market, and made a determination that such ownership did not preclude the independence of Mr. Powell because Mr. Powell does not receive any benefit with respect to such debt securities that is not shared on a pro rata basis with all other holders of our debt securities.

Board Leadership Structure

The Board’s leadership structure does not separate the CEO and Chairman of the Board positions. The Board retains the authority to modify this structure to best address our unique circumstances as and when appropriate, and it is possible that the Board may decide to separate the CEO and Chairman of the Board positions in the future.

The Board believes that there is no single, generally accepted approach to providing Board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company as the right leadership structure may vary as circumstances change. The Board currently is of the view that it is in Stone’s best interest for its CEO to also serve as the Board’s Chairman and to have an independent Lead Director selected by the non-management directors. The Board believes this arrangement permits a clear, unified strategic vision that ensures alignment between the Board and management, provides clear leadership, helps ensure accountability for performance, and is efficient and cost effective for the size of our company.

Mr. Welch serves as our President and CEO as well as Chairman of the Board. As the director most familiar with our business and industry, having primary responsibility for managing Stone’s day-to-day operations, and most capable of effectively identifying strategic priorities, he is best positioned to lead the Board through reviews of key business and strategic issues. The role of our Chairman is to run the Board and ensure Board effectiveness. This includes working with the Lead Director and others to set the Board’s agenda, provide clear, accurate and timely information to the Board, manage Board meetings to allow time for discussion of complex issues and promote active participation by all Board members.

Mr. Pattarozzi was selected by the Board, upon a recommendation from the Nominating & Governance Committee, to serve as the Lead Director for meetings of the non-management directors held in executive session. The role of the Lead Director includes:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors;

•	serving as liaison between the Chairman and the independent directors and among the independent directors;

•	assuring the full flow of information to the Board;

•	contributing to meeting agendas for the Board and for executive sessions;

•	authority to call meetings of the independent directors;

•	receiving and addressing stockholder communications directed to the Lead Director; and

•	if requested by major stockholders, ensuring that he is available for consultation and direct communication.

The designation of a Lead Director is subject to annual review by the Nominating & Governance Committee and the Board.

Whenever the Nominating & Governance Committee (which is comprised of all of our independent directors) meets in executive session, there is a meeting solely of our independent directors. In addition, the non-management directors separately meet in executive session at all of our regularly scheduled Board meetings. In these executive sessions, the independent directors deliberate on matters such as long-term and short-term strategy, corporate governance, board structure, succession planning and the performance of the CEO, among others.

Committees of the Board

As of the date of this proxy statement, our Board has the following four separately designated standing committees as well as the following ad hoc special committee. The membership and purposes of each of the regular committees and the ad hoc special committee are described below. Each of the regular committees operates under a written charter adopted by the Board. The Board appoints members to its various regular committees at its regularly scheduled meeting each May.

Audit Committee
PURPOSES: • Assist the Board in monitoring: • The integrity of the financial statements of	NUMBER OF MEETINGS IN FISCAL 2015: 8

the company

•      The independent registered public accounting firm’s qualifications and independence

•      The effectiveness and performance of the company’s internal audit function and independent registered public accounting firm

•      The compliance by the company with legal and regulatory requirements

•      Annually prepare the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement

COMMITTEE MEMBERS: Peter D. Kinnear (F, I) David T. Lawrence (I) Robert S. Murley (F, I) Donald E. Powell (F, I) Kay G. Priestly (C, F, I)

Compensation Committee
PURPOSES: • Review, evaluate and approve the agreements, plans, policies and programs of	NUMBER OF MEETINGS IN FISCAL 2015: 7

the company to compensate the company’s officers and directors

•      Oversee the company’s plans, policies and programs to compensate the company’s employees

•      Review and discuss with the company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the company’s proxy statement for its annual meeting of stockholders, and determine whether to recommend to the Board that the CD&A be included in the proxy statement, in accordance with applicable rules and regulations

•      Produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K for inclusion in the company’s proxy statement, in accordance with applicable rules and regulations

•      Otherwise discharge the Board’s responsibilities relating to the compensation of the company’s officers and directors

COMMITTEE MEMBERS: George R. Christmas (C, I) B. J. Duplantis (I) Peter D. Kinnear (I) Robert S. Murley (I) Phyllis M. Taylor (I)

Nominating & Governance Committee
PURPOSES: • Assist the Board by considering management’s qualified candidates for, and	NUMBER OF MEETINGS IN FISCAL 2015: 5

by identifying other individuals qualified to become, Board members, consistent with the criteria approved by the Board, and recommend to the Board the director nominees for the next annual meeting of stockholders or for appointment to fill vacancies on the Board

•      Recommend to the Board the Corporate Governance Guidelines applicable to the company

•      Direct all matters relating to the succession of the company’s Chief Executive Officer

•      Lead the Board in the annual review of the performance of the Board and its committees, and of management

•      Advise the Board about the appropriate composition of the Board and its committees and recommend to the Board director nominees for each committee

•      Advise the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices, all in accordance with the company’s Corporate Governance Guidelines

COMMITTEE MEMBERS:

George R. Christmas (I)

B. J. Duplantis (C, I)

Peter D. Kinnear (I)

David T. Lawrence (I)

Robert S. Murley (I)

Richard A. Pattarozzi (I)

Donald E. Powell (I)

Kay G. Priestly (I)

Phyllis M. Taylor (I)

Reserves Committee
PURPOSES: • Assist the Board in monitoring: • The integrity of the company’s reserve	NUMBER OF MEETINGS IN FISCAL 2015: 4

estimates and related disclosures

•      The qualifications, performance and independence of the independent reservoir engineers and training of the company’s internal reservoir engineers, geologists and geophysicists

•      Hydrocarbon reserve and resource matters as deemed necessary or appropriate in the interests of the company and its stockholders

COMMITTEE MEMBERS: B. J. Duplantis (I) David T. Lawrence (I) Richard A. Pattarozzi (I) Kay G. Priestly (I) Phyllis M. Taylor (C, I)

Special Committee
PURPOSES: • Ad hoc committee to assist the Board to continue early and frequent communication	NUMBER OF MEETINGS IN FISCAL 2015: 1

between the company’s management and the Board during the sustained low commodity price and volatile market environment, including the timely assessment and evaluation of strategic alternatives and development and execution of strategic and operational plans

COMMITTEE MEMBERS: David T. Lawrence (I) Robert S. Murley (I) Donald E. Powell (I) Kay G. Priestly (I)

C	Chair of the Committee
F	Audit Committee Financial Expert as defined under SEC rules
I	Satisfies the NYSE’s definitions of independent director, as determined by the Board

Compensation Committee Processes

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to the compensation of our officers and other employees.

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to executive officer compensation, evaluates the executive officers’ performance in light of those goals and objectives and recommends to the Board the compensation levels of the CEO and the other NEOs based on this evaluation. The Compensation Committee annually reviews and approves, and recommends to the Board for approval and ratification, for the CEO, the other executive officers and any other person whose total compensation is reasonably likely to equal or exceed the total compensation of any member of senior management: (1) the TDC level, including each element of TDC, (2) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (3) any special or supplemental benefits, including any perquisites.

The Compensation Committee also has overall responsibility for approving and evaluating the annual and long-term incentive compensation plans as well as all other compensation plans, policies and programs for our officers and also our director compensation plans, policies and programs, and has the authority to authorize and to make grants and awards pursuant to these plans. Members of the Compensation Committee are not eligible to participate in any of the plans that they administer. However, the Board does have the authority to grant discretionary awards of restricted stock or other permitted awards to non-management directors pursuant to the Stock Incentive Plan and also to compensate non-management directors through annual retainers.

Please see “Compensation Discussion and Analysis” for additional information on the roles of the Compensation Committee, compensation consultant and our management team in determining the form and amount of executive compensation.

The Board’s Role in Risk Oversight

The Board is responsible for overseeing our company’s management of risk. The Board strives to effectively oversee our enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of our company for the benefit of our stockholders. The Board understands that its focus on effective risk oversight is critical to setting our company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand our company’s risk philosophy by having regular discussions with management to establish a mutual understanding of our company’s overall appetite for risk. The Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages our most significant risk exposures, including market risk, liquidity risk, reputational risk, commodity price risk, operational risk, hurricane risk, safety risk, cybersecurity risk, compliance risk and legal risk. The CEO is considered to be our chief risk officer, being ultimately responsible for day-to-day operations, and is primarily responsible for instituting risk management practices that are consistent with our overall business strategy and risk profile. The Board expects, and receives, frequent updates from the CEO and other members of our management team about our most significant risks so as to enable it to evaluate whether management is responding appropriately. For example, senior management attends Board meetings and is available to address any questions or concerns raised by our Board relating to risk assessment and management and any other matters. In addition, our Board receives presentations from senior management on strategic matters involving our operations and business.

The Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. For example, the Audit Committee considers risks related to financial reporting such as overseeing our internal controls and interacting with our independent public accounting firm at least quarterly. The Compensation Committee oversees our compensation practices in order that they do not encourage unnecessary and excessive risk taking by management. In addition, the Reserves Committee monitors the integrity of our reserves estimates and related disclosures, while the Nominating & Governance Committee oversees risks relating to our corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and to compliance with the law. Each of the Board’s committees reports regularly to the Board on risk-related matters within its responsibilities.

In addition, in light of the continuing low commodity price and volatile market environment, in December 2015 the Board established an ad hoc Special Committee to assist the Board in promoting, on a more formal basis, the early and frequent communication and counsel between the company’s management and the Board, including the timely assessment and evaluation of strategic alternatives and the development and execution of strategic and operational plans.

The Board believes that the combination of these practices provides integrated insight into our management of risks.

Consideration of Director Nominees

Stockholder Nominees

Our Nominating & Governance Committee will consider all properly submitted stockholder recommendations of candidates for election to the Board. Our Bylaws permit stockholders to nominate candidates for election to the Board provided that such nominees are recommended in writing pursuant to the procedures described below under “Communications, Stockholder Proposals and Other Company Information—Stockholder Proposals and Director Nominations.” In evaluating the recommendations of stockholders for director nominees, as with all other possible director nominees, our Nominating & Governance Committee will address the membership criteria set forth below under “Director Criteria, Qualifications, Experience and Diversity.” There have been no material changes in the procedures by which stockholders may recommend director nominees.

Identifying and Evaluating Nominees for Directors

Our Nominating & Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board. Our Nominating & Governance Committee evaluates candidates for nomination to the Board, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. Our Nominating & Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the Annual Meeting. Stockholders may recommend possible director nominees for consideration by our Nominating & Governance Committee as indicated above. None of our stockholders recommended director nominees for election at the Annual Meeting. The Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not.

We do not have a formal policy to consider diversity in identifying director nominees, but our Nominating & Governance Committee does take into account certain diversity considerations, which are described below. The Board considers itself to be well diversified due to its members’ differences in viewpoint on many issues, professional experience, education and general backgrounds, while also having the requisite business and oil and gas industry experience to perform its oversight role in compliance with its duties and responsibilities.

Director Criteria, Qualifications, Experience and Diversity

Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating & Governance Committee. All candidates must possess the requisite skills and characteristics the Board deems necessary. In addition to an assessment of a director’s qualification as independent, the Nominating & Governance Committee considers integrity, honesty, age, skills and experience in the context of the needs of the Board as to the long-term corporate needs for new and supplemental board expertise. The Nominating & Governance Committee believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity, in light of the entire Board’s current composition. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of our activities and the willingness to commit the time and effort required, including attendance at Board meetings and committee meetings of which he or she is a member. As set forth in our Corporate Governance Guidelines, a review of each director’s qualifications is undertaken annually, with the Board also conducting an annual self-evaluation to consider its own and its committees’ effectiveness.

Certain Relationships and Related Transactions

Policies and Procedures

The Nominating & Governance Committee Charter provides that the Nominating & Governance Committee periodically reviews all transactions that would require disclosure under Item 404(a) of Regulation S-K (each, a “Related Person Transaction”) and makes a recommendation to the Board regarding the initial authorization or ratification of any such transaction. In accordance with such policies and procedures, each officer and director must complete a directors and officers questionnaire each year that solicits information concerning transactions with related persons. Additionally, at least quarterly, the Nominating & Governance Committee asks each director whether any issues have arisen concerning independence, transactions with related persons or conflicts of interest. To the extent that a transaction or a possible transaction with a related person exists, the Nominating & Governance Committee determines whether the transaction should be approved or ratified and makes its recommendation to the Board. In determining whether or not to recommend the initial approval or ratification of a Related Person Transaction, the Nominating & Governance Committee considers all of the relevant facts and circumstances available to the committee, including (if applicable) but not limited to:

•	whether there is an appropriate business justification for the transaction;

•	the benefits that accrue to Stone as a result of the transaction;

•	the terms available to unrelated third parties entering into similar transactions;

•	the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);

•	the availability of other sources for comparable products or services;

•	whether it is a single transaction or a series of ongoing, related transactions; and

•	whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics.

In the event that the Board considers ratification of a Related Person Transaction and determines not to so ratify, management makes all reasonable efforts to cancel or annul such transaction.

Related Party Transactions

There were no related party transactions for the year 2015.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Board”) of Stone Energy Corporation (“Stone”) assists the Board in monitoring (1) the integrity of the financial statements of Stone; (2) the independent registered public accounting firm’s qualifications, independence and performance; (3) the effectiveness and performance of Stone’s internal audit function and independent public accountants; and (4) the compliance by Stone with legal and regulatory requirements.

The Board has determined that each of the members of the Audit Committee satisfies the standards of independence established under the Securities and Exchange Commission’s (“SEC”) rules and regulations and listing standards of the New York Stock Exchange. The Board has further determined that each of the members of the Audit Committee is financially literate and that each of Ms. Priestly and Messrs. Kinnear, Murley and Powell is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In connection with our consolidated financial statements for the year ended December 31, 2015, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements contained in Stone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with management;

•	approved the appointment of Ernst & Young LLP to serve as Stone’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	discussed with Stone’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 16; and

•	received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence from Stone and its management.

Based on the review and discussions with Stone’s management and independent registered public accounting firm, as set forth above, the Audit Committee recommended to Stone’s Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Audit Committee,

Kay G. Priestly - Chairman

Peter D. Kinnear

David T. Lawrence

Robert S. Murley

Donald E. Powell

Executive Officers

The following table sets forth information regarding the names, ages (as of March 24, 2016) and positions held by each of our executive officers, followed by biographies describing the business experience of our executive officers for at least the past five years. Our executive officers serve at the discretion of our Board.

Name	Age	Position
David H. Welch	67	Chairman of the Board, President and Chief Executive Officer
Kenneth H. Beer	58	Executive Vice President and Chief Financial Officer
Lisa S. Jaubert	60	Senior Vice President, General Counsel and Secretary
John J. Leonard	56	Senior Vice President – Exploration and Business Development
E. J. Louviere	67	Senior Vice President – Land
Thomas L. Messonnier	54	Vice President – Planning, Marketing & Midstream
Keith A. Seilhan	49	Senior Vice President – Gulf of Mexico
Richard L. Toothman, Jr.	52	Senior Vice President – Appalachia
Florence M. Ziegler	55	Senior Vice President – Human Resources, Communications and Administration

For Mr. Welch’s biographical information, see “Corporate Governance—Our Board of Directors.”

Kenneth H. Beer was named Executive Vice President and Chief Financial Officer in January 2011. Previously, he served as Senior Vice President and Chief Financial Officer since August 2005. Prior to joining Stone, he served as a director of research and a senior energy analyst at the investment banking firm of Johnson Rice & Company. Prior to joining Johnson Rice & Company in 1992, he was an energy analyst and investment banker at Howard Weil Incorporated.

Lisa S. Jaubert was named Senior Vice President, General Counsel and Secretary in May 2013. She previously served as Assistant General Counsel since joining Stone in July 2012. Prior to joining Stone, she worked as Counsel with Latham & Watkins, LLP where she was a specialist in M&A, finance and other energy related transactions. Ms. Jaubert also served over five years as Assistant General Counsel and Assistant Corporate Secretary for Mariner Energy, was a founding shareholder of Schully Roberts Slattery Jaubert & Marino PLC, served as an outsourced general counsel for many smaller E&P companies and was partner or associate in two other law firms with national energy practices.

John J. Leonard was promoted to Senior Vice President—Exploration and Business Development effective January 28, 2015, after being named Vice President—Exploration in January 2014. He previously served as General Manager of Deepwater Development from February 2013 through January 2014, Director of Reservoir Engineering from January 2012 through February 2013, Asset Manager Conventional Shelf from July 2011 through January 2012, Asset Manager GOM Shelf East from January 2010 through July 2011, Eastern GOM Asset Manager from January 2007 through January 2010, Chief Reservoir Engineer from February 2006 through January 2007, and also Reservoir Engineer from August 2005 through February 2006. Prior to joining Stone in August 2005, he was employed by Object Reservoir as a Project Manager and Service Engineer, by Expro Americas as an Engineering Manager, and by Pro Tech as an Engineering Manager.

E. J. Louviere was named Senior Vice President—Land in April 2004. Previously, he served as Vice President—Land since June 1995. He has been employed by Stone since its inception in 1993.

Thomas L. Messonnier was named Vice President—Planning, Marketing & Midstream in May 2015. He has over 30 years of industry experience and joined Stone in June 2004. He has served

Stone in several capacities, including as Director of Strategic Planning, Business Development and Reserves, GOM Exploitation Manager, and Reservoir Engineering Manager.

Keith A. Seilhan was promoted to Senior Vice President—Gulf of Mexico effective January 28, 2015, after being named Vice President—Deep Water in February 2013. He previously served as Deep Water Projects Manager since joining Stone in July 2012. Prior to joining Stone, Mr. Seilhan filled various senior leadership roles for Amoco and BP over his 21 year career with them. In his final year with BP, he filled the role as BP’s Incident Commander on the Deepwater Horizon Incident in 2010, and thereafter worked as an Emergency Response Consultant with The Response Group for 1 1/2 years. While with Amoco and BP, he served, among other roles, as an Asset Manager and an Operations Manager for Deep Water assets, Operations Director for Gulf of Mexico and the Organizational Capability Manager. On April 17, 2014, pursuant to a settlement between the SEC and Mr. Seilhan, which settlement was approved by the Court, the SEC filed a complaint in the U.S. District Court for the Eastern District of Louisiana alleging that Mr. Seilhan sold securities while in possession of material nonpublic information and in breach of duties owed to BP and its shareholders, in violation of Section 17(a) of the Securities Act of 1933, as amended (the “Securities Act”), Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder. Without admitting or denying the allegations, Mr. Seilhan consented to the entry of a final judgment permanently enjoining him from future violations of Section 17(a) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. Mr. Seilhan also agreed to disgorgement in the amount of $105,409, plus $13,300 of prejudgment interest, and to pay a civil penalty of $105,409. The SEC’s inquiry related to activities prior to Mr. Seilhan’s employment with Stone and was not directed at, and does not concern, Stone or any other member of our management or any member of our Board.

Richard L. Toothman, Jr. was named Senior Vice President—Appalachia in February 2013 and Vice President—Appalachia in May 2010. Prior to joining Stone in May 2010, he was employed by CNX Gas Company in Bluefield, Virginia since August 2005 where he held two executive positions, VP Engineering and Technical Services and VP International Business. He also worked for Consol Energy and Conoco in prior years.

Florence M. Ziegler was named Senior Vice President—Human Resources, Communications and Administration in February 2014 and Vice President—Human Resources, Communications and Administration in September 2005. She has been employed by Stone since its inception in 1993 and served as the Director of Human Resources from 1997 to 2004.

Compensation Discussion and Analysis

Summary of Our Compensation Program

The Compensation Committee of our Board (the “Compensation Committee”) oversees our executive compensation program. The cornerstone of our program is “pay-for-performance,” aligning the interests of our Named Executive Officers (“NEOs”) with those of our stockholders. We pay our employees for delivering value to our stockholders, while reducing overall compensation levels if we do not achieve our performance goals. The Compensation Committee is responsible for ensuring that our program supports the company’s strategies and objectives in a manner consistent with these principles.

This Compensation Discussion and Analysis (“CD&A”) provides important information on our executive compensation program and explains the compensation decisions made by the Compensation Committee for our NEOs for fiscal 2015. For 2015, our NEOs were:

Name	Principal Position
David H. Welch	Chairman of the Board, President and Chief Executive Officer
Kenneth H. Beer	Executive Vice President and Chief Financial Officer
Lisa S. Jaubert	Senior Vice President, General Counsel and Secretary
Keith A. Seilhan	Senior Vice President–Gulf of Mexico
John J. Leonard	Senior Vice President–Exploration and Business Development

2015 Business Highlights and 2016 Update

Our executive compensation program plays a significant role in driving achievement of operational and financial results and sustainable growth in stockholder value. This role is particularly critical at a time like this when our industry as a whole has been significantly impacted by lower commodity prices. In this low-price, volatile and uncertain environment, our company achieved key milestones in 2015, including the achievement of core operational objectives while also pursuing liquidity preservation and financial flexibility. Throughout 2015, our people and our capital remained focused in areas where our future view of resource potential, drilling inventory, project returns and profitable growth fits with our longer-term vision and strategy.

For a complete discussion of 2015 results and our 2016 outlook, we refer you to our Annual Report on Form 10-K, primarily “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” where we have detailed our full financial and operating results for fiscal 2015 and our outlook for fiscal 2016. These are a few of our fiscal 2015 performance highlights:

•	Maintained Liquidity Levels Ahead of Plan—We entered 2015 with excess cash and availability on our largely undrawn $500 million bank credit facility. We invested our cash in 2015 in satisfaction of our fixed capital requirements, most of which will help boost deep water Gulf of Mexico production in 2016, and were able to exit the year before drawing on our bank credit facility.

•	Reduced Costs—As commodity prices continued to decline through 2015, we worked to reduce capital spending by almost 50%, from just under $900 million in 2014 to just over $450 million in 2015. We high graded our capital projects, emphasizing high margin Gulf of Mexico development projects that are close to infrastructure we own. These projects have enhanced economics as operating costs are substantially fixed, and there is a short timetable to bringing production on line. On the operating cost side, in 2015, we successfully reduced our lease operating cost by approximately 40% versus our cost in 2014. We also reduced our overhead, with our direct employee count falling from just over 400 down to approximately 300 people. Reducing staff is an unfortunate consequence of the cyclical nature of the energy industry as our people are our most important asset. However, this action was needed to better align our employee base with our lower spending profile.

•	Operational Success—We brought several projects online in 2015 that have particularly low cost bases and are well structured to achieve economic thresholds even in a low commodity price environment and positioned ourselves for future success in Appalachia drilling on lease acreage that includes overlapping plays.

•

Early in 2015, we brought the first two wells of our Cardona field (65% working interest) online to our Pompano platform, adding approximately 10,000 barrels of oil equivalent per day (“Boepd”) (gross), and kept the volume from these two wells fairly flat throughout the year. In September 2015, we brought the third Cardona well online, providing additional gross production of approximately 5,000 Boepd, and the fourth Cardona well was producing at a similar rate in the first quarter of 2016. Because we were able to utilize the excess operating capacity of our Pompano platform, which adds virtually no incremental operating cost as fees collected from processing mostly offset the added costs, the Cardona field can still achieve economic thresholds in a low oil price environment.

•	Another component of our deep water development program in 2015 was the Amethyst project (100% working interest), which was discovered in 2014. After completion and development work throughout 2015, this field began to flow natural gas and condensate to our Pompano platform starting in January 2016 at a rate of approximately 35 million cubic feet equivalent per day (“Mmcfepd”) with minimal added operating cost.

•	Late in the fourth quarter of 2015, we initiated our Pompano platform rig program starting with a workover project to be followed with drilling at least one of two scheduled development wells in 2016. Additional infrastructure is not required to produce from these wells, which allows us to bring production on more quickly. The Pompano platform rig program is one of the highest rate of return projects for Stone and has attractive economics even in a depressed commodity price environment, although capital expenditure constraints may delay drilling of the full 2016 program.

•	In Appalachia, we have drilled 112 producing wells with a productive capacity of over 100 Mmcfepd. We also have 23 wells drilled but not completed. Besides the Marcellus shale, we have the prospective Utica shale in most of our acreage in the Mary, Heather and Buddy fields. Much of our lease acreage stacks both the Marcellus and Utica plays directly over each other, which in the future should allow us to optimize our drilling plans and enhance returns.

•	Responses to the Volatile Market—In addition to reducing our lease operating costs, salaries, and general and administrative costs over the course of 2015 in the face of continuing commodity price declines, we also reduced capital expenditures. Early in 2015, we suspended our Appalachian drilling program as we were forced to concentrate our capital on committed and required Gulf of Mexico spending. Additionally, in late September 2015, we shut in our production in the Mary field in Appalachia due to a combination of low prices for natural gas, natural gas liquids and condensate and high costs for transportation, processing and gathering. This combination prevented us from generating acceptable margins, and producing under these conditions was no longer providing value to the company, our operations, and ultimately our stockholders. We continue to monitor this situation and plan to resume production, and ultimately drilling, when the margins become more attractive.

In the third quarter of 2015, we began our two-year contract utilizing the ENSCO 8503 deep water drilling rig, which we contracted in mid-2014. The rig is a dynamic positioning rig that has been modified so that it may also perform operations that require a moored rig. The rig was used for our 2015 drilling activities in the Gulf of Mexico, which were the Cardona #6 well, the Amethyst completion and the Cardona #7 well.

The low-price, volatile and uncertain environment of 2015 has continued into 2016, and we are focused on operating efficiency, liquidity and debt reduction. In March 2016, we borrowed $385 million under our bank credit facility, which represented substantially all of the remaining undrawn amount that was available under our bank credit facility. These funds are intended to be used for general corporate purposes. Thereafter, the banks provided notice to us under our bank credit facility of their request for a borrowing base redetermination, and we expect that the borrowing base will be reduced to an amount below the current borrowings at the time of the redetermination. In March 2016, we retained Lazard as our financial advisor and Latham & Watkins LLP as our legal advisor to assist us in analyzing and considering financial, transactional and strategic alternatives.

2015 Compensation Decisions

Compensation decisions by our Compensation Committee and the Board, in recognition of our absolute and relative performance in the context of challenging industry conditions during 2015 and in response to analysis of market data, included the following:

•	March 2015 Long-Term Incentive Award Grants for 2014 Performance: Long-term incentive awards were made in March 2015 as the final piece of Total Direct Compensation (“TDC”) for our NEOs for the 2014 performance year. These grants were approved in the first quarter fiscal 2015 at a level intended to produce 50th percentile TDC for fiscal 2014, representative of our performance relative to our peers through the end of that year. In accordance with SEC rules, the grant date fair value of these first quarter 2015 awards for 2014 performance are reported in the “Stock Awards” column of the Summary Compensation Table for 2015. As a result, the Summary Compensation Table, which table reflects long-term equity incentive compensation awards made during calendar year 2015 in recognition of 2014 performance, does not reflect that we made no long-term equity incentive compensation awards for 2015 performance (as more fully discussed below and as reflected in the chart below illustrating year-over-year changes in our CEO pay with our absolute TSR performance).

•	No Long-Term Incentive Award Grants for 2015 Performance: The Compensation Committee decided not to make any long-term incentive awards for 2015 performance in recognition of limitations on share availability in our Stock Incentive Plan and other forward-looking considerations as discussed more fully below. The lack of any long-term incentive award grants for 2015 performance contributed to our posture below the 25th percentile for TDC discussed below.

•	2015 Total Direct Compensation (“TDC”) Well Below Target: For 2015, actual TDC for our NEOs was comprised only of base salary and annual incentive compensation paid out at 20% of target. With no long-term incentive award grants for 2015 performance, this result placed us below the 25th percentile of our Peer Group for total direct compensation. This posture was significantly below our standing at the 42.5th percentile versus our Peer Group in terms of relative Total Stockholder Return (“TSR”) over the prior one-year and three-year periods. In a normal year we would have targeted TDC at a level comparable with this level of TSR performance.

•	2015 Short-Term Performance Standards Remained Challenging: For purposes of the 2015 annual incentive compensation awards, we included “Drilling Additions of Proved Reserves” as a performance goal at 10% weighting, increased “EBITDA” and “Relative Stock Performance” goals to 30% each, and broadened our safety performance measure in order to better support our strategies and objectives for 2015—focusing on measures of operational effectiveness and cash generation key to our success in the current environment. Our “EBITDA” goals for 2015 were lower than those established for 2014 to account for the decrease in production resulting from the sale of our conventional shelf assets in 2014 and for projections that 2015 commodity prices would be below 2014 levels (as they were). We believe the 2015 goals reflected a comparable level of difficulty to goals set for 2014 considering the radically different commodity price environments in which we were operating in both years.

•	2015 Short-Term Incentive Payout Well Below Target: NEO annual incentive compensation earned for 2015 performance was paid out at no more than 20% of the targeted amount (and in the case of the CEO, the Compensation Committee exercised its discretion to further reduce the payout) based on the varying levels of achievement in 2015 of the stated business objectives, our company’s overall performance, the overall performance of our industry as a whole and our one-year relative TSR. The 2015 performance measures remained quite difficult to achieve in a year in which the price of oil started the year on January 2, 2015, at $52.69 per barrel (already significantly reduced from the higher oil prices in 2014) and ended the year on December 31, 2015 at $37.04 per barrel, and spot prices for natural gas during this same time period decreased over $1.00 per Million British thermal unit (“Btu”). Although the company achieved many operational successes in 2015 (as described in “-2015 Business Highlights” above in this CD&A), the continuing decline in commodity prices and volatility negatively affected the company’s ability to achieve its goals.

•	CEO and CFO Base Salaries Frozen: The 2015 base salaries for our CEO and our Chief Financial Officer were maintained at the same level as their respective 2014 base salaries. The 2015 base salaries for the other NEOs were increased modestly over 2014 base salaries to account for the promotions of Messrs. Seilhan and Leonard from Vice President to Senior Vice President and for selected market-based adjustments to maintain NEO salaries at the 25th percentile, which is our target for our NEOs’ base salaries. Due to the continued commodity price uncertainty, none of the NEOs has received a base salary increase for 2016, and 2016 base salaries for all the NEOs remain frozen at the same level as their respective 2015 base salaries.

•	2016 Incentive Compensation Approach: We suspended our regular annual incentive compensation and long-term incentive compensation programs for 2016, and have replaced them with a performance cash incentive plan to be earned in 2016 based on performance metrics that are intended to focus our management team on near-term achievements which are critical to preservation of our longer-term prospects. As part of this program redesign for 2016, each NEO will have a single incentive opportunity that may be earned throughout the year in return for hitting challenging performance targets. TDC for our NEOs, which will include base salary and 2016 incentive opportunity under the performance cash incentive plan, is set at a level such that target performance will produce 25th percentile TDC for the year. For a discussion of changes to our executive compensation program for 2016, please see “—2016 Compensation Decisions” in this CD&A, which explains in further detail our decision not to implement the company’s historic annual incentive and long-term incentive compensation programs in 2016 and to instead adopt a performance cash incentive plan.

CEO Pay At-A-Glance

The majority of our CEO pay is variable and linked to our financial performance and change in stockholder value. The bar graphs below show the elements of CEO pay for the past five years and the red line compares the pattern of year-over-year changes in our CEO pay with our absolute TSR performance indexed to 2011.

CEO Pay At-A-Glance

CEO Pay Aligned with Absolute TSR Performance

	2011	2012	2013	2014	2015
TSR Indexed to 2011	146	113	191	93	19

Annualized salary	$545,000	$590,833	$620,833	$645,833	$650,000
Annual incentive	817,500	720,000	1,117,500	689,750	130,000
LTI	4,300,000	3,139,000	4,432,516	3,910,250	—
Other compensation	21,339	22,179	21,119	20,987	21,289

Total Direct Compensation	$5,683,839	$4,472,012	$6,191,968	$5,266,820	$801,289

The chart below plots the percentile ranking of our CEO’s TDC for 2014 and 2015 against the percentile ranking (relative to our Peer Group) of our TSR performance. The horizontal axis in the chart represents our average one-year and three-year TSR (weighted equally) relative to the same TSR calculation for our Peer Group companies, on a percentile basis. The vertical axis in the chart represents our CEO’s TDC relative to the TDC of CEOs within our Peer Group, on a percentile basis.

The shaded area or “alignment fairway” in this chart denotes a range within which our CEO’s TDC and our relative TSR performance are in one to one alignment, plus or minus 30%. We believe this range represents a reasonable alignment of pay and performance against the market data.

CEO Pay Aligned with Performance Relative to Peers

Based upon our philosophy, we have historically expected our CEO’s TDC in any given year to fall close to the middle of the shaded range on the chart. However, compensation benchmarking inherently involves the business judgment of the Compensation Committee members, in consultation with management and Pearl Meyer, an independent compensation consultant engaged by the Compensation Committee (referred to herein as “Pearl Meyer” or the “Compensation Consultant”). Consequently, although generally used sparingly, the Compensation Committee retains the discretion to make adjustments to our CEO’s compensation even if that adjustment would cause the CEO’s compensation to fall outside of the “alignment fairway.” As discussed above, the Compensation Committee did exercise that judgment for 2015 by not making any long-term incentive award grants in 2016 for 2015 performance, which placed our CEO’s TDC for 2015 outside the alignment fairway with compensation at a level well below our performance relative to peers.

Our Executive Compensation Practices

Below we highlight our core executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ interests.

What We Do
☑ Heavy emphasis on variable (“at-risk”) pay
☑ Double trigger severance benefits
☑ Equity ownership guidelines
☑ Share retention requirements
☑ Independent compensation consultant
☑ Clawback incentive compensation based on inaccurate financial results

What We Don’t Do
☒ No liberal share recycling under the long-term incentive plan
☒ No significant perquisites
☒ No repricing of underwater stock options
☒ No hedging transactions or short sales by any executive officers or directors permitted
☒ Severance multipliers not greater than 3.0x for any NEO

Say-on-Pay and Engagement with Stockholders

Our Board and the Compensation Committee take stockholder support of our executive compensation program very seriously, and we aspire to achieve the full support of our stockholders. Over the past three years we have engaged in robust stockholder outreach efforts regarding the design of our executive compensation program. The advisory vote on executive compensation at our 2015 annual meeting reflected strong support, with over 96% of the votes cast in favor.

To build on such strong support and to further enhance our stockholder engagement program, we engaged Georgeson to assist in the effort. With the assistance of Georgeson, we contacted investors representing approximately 70% of our outstanding shares of common stock, and engaged in discussion with or received feedback from investors representing more than 25% of the same, including our then largest single stockholder. This stockholder outreach included focused efforts to better understand and respond to stockholder views on executive compensation and our corporate governance practices, and each stockholder was offered the opportunity to meet with senior management members and with the Board’s independent compensation consultant Pearl Meyer. Through this engagement process, we learned that our stockholders appreciated the enhanced discussions demonstrating the link between our performance and the specific pay decisions made for our NEOs, and that our stockholders support our governance practices and compensation programs generally. We also learned that our stockholders desire continued and expanded clarity on how compensation decisions are made, particularly in light of the unique conditions currently facing our industry as a whole, including the interplay between absolute and relative company performance metrics in our executive compensation program, the amount and terms of our long-term incentive awards, and the rationale for any changes in the performance metrics we evaluate for purposes of determining executive pay, all of which we have addressed in this proxy statement.

The Board and the Compensation Committee reviewed the results of the advisory vote on executive compensation from the 2015 annual meeting and determined not to make any material changes to our 2015 program based on the results of that vote. However, the Compensation Committee and the Board, with the assistance of Pearl Meyer, did undertake a full review of the company’s compensation program and the compensation programs of industry peers and made changes for 2016 based, in part, on feedback received from stockholders through our outreach process, which changes are described in greater detail under “—2016 Compensation Decisions”

below. For example, for purposes of the 2016 awards under the performance cash incentive plan, we have eliminated one-year relative TSR as a performance measure and will instead evaluate achievement for those awards based on EBITDA, capital expenditures, and health, safety and environmental performance in order to focus on metrics that align with our current strategy, industry conditions and the macro-environment. The Board and the Compensation Committee will continue to consider what is learned through stockholder outreach and the outcome of the company’s say-on-pay votes when making future compensation decisions for the NEOs, including in their review of our executive compensation program. The company’s next advisory vote on executive compensation will occur at the Annual Meeting. Please see “Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation.”

Our Compensation Philosophy

The Compensation Committee and our Board believe that the most effective executive compensation program is one based on two factors, market competitiveness and pay-for-performance, both of which are aligned with the interests of stockholders.

MARKET COMPETITIVENESS

We seek to provide competitive total compensation opportunities that attract, retain and motivate the executive talent needed to operate and grow a successful business and respond to competitive market forces.

PAY-FOR-PERFORMANCE

We promote alignment of interests between stockholders and our NEOs by linking a significant portion of pay to incentives that reward:

•      Achievement of positive annual performance, both on an absolute and relative basis; and

•      Creation of long-term stockholder value.

In support of these two guiding principles, we have historically taken the following approach to establishing pay levels:

•	Base Salary Below Market Median: We target base salaries below the market median and generally at the 25th percentile of the market.

•	Emphasis on Incentive Compensation: We provide the opportunity (through annual incentives and long-term incentives) for our NEOs to realize pay that may range anywhere between the 10th percentile and the 90th percentile of the TDC reported in market data, depending on performance.

•	TDC Commensurate with our Performance: The TDC of our NEOs is reflective of our relative TSR performance. Unless otherwise noted, when our TSR performance is discussed in this CD&A it refers to the average of our one-year and three-year TSR performance (weighted equally) and is considered relative (on a percentile basis) to the same TSR calculation for our Peer Group companies.

Historically we have defined TDC as the sum of the following components, which are also illustrated in the table below:

•	Base Salary (fixed pay)

•	Incentive Compensation (variable pay), which includes:

1.	Annual incentive compensation rewarding performance over the short-term (current year) through a combination of formulaic and qualitative assessments covering both absolute and relative company performance metrics; and

2.	Long-term incentive compensation rewarding the creation of long-term (multi-year) growth in value and ensuring alignment between our NEOs and our stockholders.

Components of TDC

Elements of Our Executive Compensation Program

The purposes and characteristics of each element of our executive compensation program, including base salary, annual incentive compensation and long-term incentive compensation (which are the three components that comprise TDC) are summarized below:

Form	Purpose/Terms
Base Salary

•      Fixed compensation that is reviewed annually and adjusted if and when appropriate

•      Generally targeted at the 25th percentile of market data

•      Reflects each NEO’s level of responsibility, leadership, tenure, qualifications and contribution to the success and profitability of the company and the competitive marketplace for executive talent specific to our industry

Form	Purpose/Terms
Annual Incentive Award

•      Variable incentive tied to annual performance paid in the year following the performance year, which may be settled in cash, restricted stock or a combination thereof

•      Motivates our NEOs to achieve our short-term business objectives that drive long-term performance while providing flexibility to respond to opportunities and changing market conditions

•      An annual determination based upon a mix of company performance against pre-established performance goals

Long-Term Incentive Awards • Restricted Stock

•      Variable long-term award made in the year following the performance year, with ratable vesting over three years, and with the ultimate realized value varying with our stock price

•      Grant date value is determined at the beginning of a year based upon our TDC analysis and TSR performance against peers through the end of the prior fiscal year

•      Motivates NEOs to achieve our business objectives by tying incentives to the performance of our stock over the long term; reinforces the link between the interests of our NEOs and our stockholders; and supports our retention strategy by mitigating swings in incentive values during periods of high commodity price volatility

401(k) Plan	• Provides for pre-tax employee deferrals up to IRS approved limit and discretionary match • In 2015, the Board approved a 50% match
Deferred Compensation Plan	• Provides for pre-tax employee deferrals for eligible employees, including our NEOs, to accumulate additional retirement savings
Health and Welfare Benefits	• NEOs are eligible to participate in the same health and welfare benefits available to all salaried employees
Perquisites	• Limited perquisites, including club memberships for certain NEOs responsible for business development and employee recruitment
Severance and Change in Control Benefits	• Provide for involuntary severance and change in control protection intended to retain NEOs and to minimize distraction in the event of a corporate transaction

Rationale for Fiscal 2015 Compensation

Historically TDC for our NEOs has been targeted at or near the percentile of the average of our one-year and three-year TSR performance relative to our Peer Group. For example, if the average of our one-year and three-year TSR (weighted equally) through the end of a given year is at the 40th percentile relative to our Peer Group, the targeted TDC of our executive officers, including the NEOs, for that year will generally be set at or near the 40th percentile of the market data.

The “market data” used for these purposes consists of the combination of compensation data provided by the Effective Compensation, Inc. (“ECI”) Annual Oil & Gas E&P Industry Compensation Survey for the given year and Peer Group proxy statement data. ECI Annual Oil & Gas E&P Industry Compensation Survey and Peer Group proxy statement data are combined (with the Peer Group data weighted 60% and the ECI Annual Oil & Gas E&P Industry Compensation Survey data weighted 40%)

to create the “market data” or “marketplace” referred to throughout our CD&A. Please read “—Alignment of Pay and Performance—Peer Group for Assessing Pay and Performance” below for more information. Where TDC is used in reference to market data, the timing of payment of incentive compensation by our peers may not align perfectly with our timing; however, we believe TDC provides an accurate representation of market data for purposes of aligning the compensation of our NEOs with our performance relative to the performance of other companies within our industry with which we compete for talent.

In establishing the applicable target TDC percentile for the NEOs for a given year, in addition to relative TSR performance, the Compensation Committee may also consider in its discretion absolute company performance on various financial and operating metrics and other strategic milestones, including without limitation growing reserves, positive results in hedging activity, changes in absolute stock performance, risk mitigation, managing lease operating expenses, acreage acquisitions and divestitures, changes in net asset value and new field discoveries. In addition, the Compensation Committee retains the discretion to consider competitive pressures, retention concerns, emerging industry trends, and individual executive performance in order to ensure our compensation program remains flexible and reactive to a volatile marketplace.

Once the target TDC percentile is established for our NEOs for a given year, TDC has historically been allocated among the three TDC components set forth below as follows:

Officer	Base Salary	Annual Incentive Award	Long-Term Incentive Award
CEO	25th percentile of market data	0-2.4x base salary	TDC minus Base Salary minus Annual Incentive Award paid
Other NEOs	25th percentile of market data	0-2.0x base salary	TDC minus Base Salary minus Annual Incentive Award paid

The Compensation Committee assesses each NEO’s performance and contribution in terms of TDC relative to the marketplace and then has historically set the grant date value of the actual long-term incentive awards. The annual incentive award is actually paid, and the long-term incentive award has then historically been granted, early in the year immediately following the relevant performance year. For 2015, in response to the challenges to the company from continued low commodity prices and market volatility, our enhanced focus on near-term performance objectives with the goal of creating sustainable, long-term value, and the dramatic reduction in available equity in our Stock Incentive Plan, the Compensation Committee used its discretion not to make long-term incentive grants of time-vested restricted shares in 2016 for 2015 performance, which normally would have been included in our NEOs’ TDC for 2015. As a result, our NEOs’ TDC for 2015, as we historically have measured it, was well below our level of relative TSR performance, which was at the 42.5th percentile for 2015. For 2016, the Compensation Committee also suspended the company’s historic annual incentive and long-term incentive programs and instead adopted a forward-looking performance cash incentive plan; please see “—2016 Compensation Decisions” in this CD&A, which explains in further detail this decision.

Alignment of Pay and Performance

Peer Group for Assessing Pay and Performance

In 2015, the Compensation Committee used the following Peer Group in determining (1) the points earned for relative one-year TSR under our annual incentive compensation plan, (2) the average of our one-year and our three-year TSR performance relative to our peers for purposes of benchmarking target TDC, and (3) along with the ECI Annual Oil & Gas E&P Industry Compensation Survey for 2015

(the “ECI 2015 Survey”), the percentile targets for pay elements of TDC for our NEOs. Where references are made throughout the CD&A to our TSR performance relative to our peers or our Peer Group, it is the collection of peer companies below that constitutes those peers.

2015 Compensation Peer Group
• Cabot Oil & Gas Corporation • Callon Petroleum Company • Carrizo Oil & Gas, Inc. • Cimarex Energy Company • Comstock Resources, Inc. • Contango Oil & Gas Company • Denbury Resources Inc.	• Energy XXI (Bermuda) Limited • Exco Resources Inc. • Newfield Exploration Company • PDC Energy • PetroQuest Energy, Inc. • Range Resources Corporation	• SandRidge Energy, Inc. • SM Energy Company • Swift Energy Company • Ultra Petroleum Corporation • W&T Offshore, Inc. • Whiting Petroleum Corporation

Our Peer Group is developed taking into consideration peer company metrics such as asset size, revenues and enterprise value, similar strategies, comparability of asset portfolio and basins and availability of compensation data. Our 2015 Peer Group consists of companies:

•	With whom we compete in our industry for executive talent and stockholder investment;

•	Similar to us in terms of size, scope and nature of business operations, including geographic footprint and operational focus, with some larger and some smaller in size and scope; and

•	That (for the most part) participate in the ECI 2015 Survey used to determine the target TDC of the competitive marketplace.

The Peer Group is periodically reviewed and updated by Pearl Meyer to ensure that the group is reasonable and remains appropriate for us and our compensation program. Decisions on any changes to the Peer Group are recommended by the Compensation Consultant and our CEO to the Compensation Committee before receiving final approval by the Board.

The 2015 Peer Group is the same as the 2014 Peer Group; however, EPL Oil & Gas, Inc. (“EPL”), which was one of the peer companies originally included in the 2014 Peer Group, was not included in the 2015 Peer Group because it was acquired by Energy XXI (Bermuda) Limited in mid-2014. After consultation with the Compensation Consultant and the CEO, the Board and the Compensation Committee determined not to select a replacement company for purposes of constituting the 2015 Peer Group. In addition, Swift Energy Company filed for protection under Chapter 11 of the Bankruptcy code on December 31, 2015, but the Board and the Compensation Consultant have not yet determined whether to designate a replacement company for our 2016 Peer Group.

The Compensation Committee, our Board and our management understand the inherent limitations in using any peer group or data set. For example, there are fluctuations in survey participation from year to year, and we compete for executive talent with peers that are, in some cases, significantly larger than us. However, we believe we have established a sound review process that seeks to mitigate these limitations, including taking into consideration differences and similarities between us and the companies in our Peer Group when referencing benchmarks for NEO compensation. In connection with the Compensation Committee’s determinations of 2015 compensation for our NEOs the Compensation Consultant provided the Compensation Committee with an analysis of prevailing compensation levels in the marketplace, including our industry peers, which analysis was adjusted for relative company size and revenue.

ECI 2015 Survey Data for Assessing Pay and Performance

The ECI 2015 Survey utilized by the Compensation Committee provided data for over 355 jobs found in exploration and production firms in the United States. While participation varies from year to year, there were 108 participants in ECI’s 2015 Survey, and 13 of the 20 companies in our 2015 Peer Group, including us, participated in the ECI 2015 Survey.

•	The data collected from the ECI 2015 Survey is intended to reflect pay rates for positions in the market that have responsibilities similar to those of our NEOs. To the extent possible for each position, we attempt to collect data from the Independent Public Company category in the ECI Survey for the Peer Group.

•	We believe the ECI 2015 Survey provides us with a meaningful market reference point for those companies with whom we most closely compete for executive talent and, consequently, with sufficient information on competitive employment market dynamics, to fashion a competitive compensation program designed to attract and retain those highly capable employees necessary for us to be competitive in our industry.

Role of Compensation Committee and Management

The Compensation Committee is responsible for determining, with Board review, approval and adoption all compensation decisions for each of the NEOs. The Compensation Committee’s approach is not formulaic but consists of both subjective and objective considerations. The Compensation Committee considers our overall performance, including absolute operational and financial performance, and the overall performance of the executive officer team, including the role and relative contribution of each of its members. Each NEO’s impact during the year, and his or her overall value to the company, is assessed through evaluating long-term and current performance in the officer’s primary area of responsibility, strategic initiatives, leadership, market competition for the officer’s position and the officer’s role in succession planning and development and other intangible qualities that contribute to corporate and individual success.

In making compensation decisions for the NEOs, the Compensation Committee relies, in part, on input from the CEO and our Senior Vice President—Human Resources, Communications and Administration (“SVPHR”), who provide information and make recommendations, as appropriate, concerning executive compensation. Input from management typically includes the following:

•	The CEO proposes base salary amounts for executives other than himself based on his evaluation of individual performance and expected future contributions, a review of market data to ensure competitive compensation against the external market, including the Peer Group, and current industry conditions, and comparison of the base salaries of the executive officers who report directly to the CEO to ensure that each officer’s salary level accurately reflects that officer’s relative skills, responsibilities, experiences and contributions.

•	The CEO also makes recommendations to the Compensation Committee relating to our performance measures, targets and similar items that affect incentive compensation.

•	The CEO typically attends a portion of each Compensation Committee meeting to review and discuss executive compensation matters but does not participate in deliberations relative to his own pay.

•	The SVPHR submits compensation data to, and collects data from, industry-specific compensation survey sources described above, coordinates the flow of information between the Compensation Consultant and the Compensation Committee as directed by the Compensation Committee, and provides to the Compensation Committee recommendations for appropriate position matches for each NEO.

While the Compensation Committee considers it important to receive information and recommendations from the CEO, the SVPHR and the Compensation Consultant, it does not delegate these compensation decisions to the CEO, the SVPHR, the Compensation Consultant or any other party.

Role of the Compensation Consultant

The Compensation Committee may solicit input from an independent compensation consultant from time to time in making executive compensation decisions. In general, the role of our outside compensation consultant is to assist the Compensation Committee in analyzing executive pay packages and understanding our financial measures relating to compensation, but the Compensation Committee is under no obligation to follow the advice or recommendations of any compensation consultant.

The Compensation Committee has the sole authority to hire independent compensation consultants and, for 2015, the Compensation Committee engaged Pearl Meyer directly as its independent compensation consultant. The Compensation Committee solicited input from Pearl Meyer regarding compensation practices within our Peer Group, within the oil and gas marketplace and within the broader general industry marketplace for the United States. Pearl Meyer also assists the Compensation Committee by preparing reports regarding TDC within the marketplace, and TSR both with respect to the performance of our stock and the stock of our Peer Group, as well as reviews and recommendations regarding pay practices and programs for executives and directors.

The Compensation Committee regularly reviews the services provided by its outside consultant and believes that Pearl Meyer is independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the Committee noted that during fiscal 2015:

•	Pearl Meyer did not provide any services to the company or our management other than services requested by or with the approval of the Compensation Committee, which were limited to executive and director compensation consulting;

•	Pearl Meyer maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	We have been advised by Pearl Meyer that the fees we paid to Pearl Meyer in 2015 ($131,511) were less than 1% of Pearl Meyer’s total revenue;

•	None of the Pearl Meyer consultants working on our matters had any business or personal relationship with any Compensation Committee members;

•	None of the Pearl Meyer consultants working on our matters had any business or personal relationship with any of our executive officers; and

•	None of the Pearl Meyer consultants working on our matters owns our stock.

The Compensation Committee continues to monitor the independence of the Compensation Consultant on a periodic basis.

Components of 2015 Executive Compensation

Base Salary

While the Compensation Committee believes it is crucial to provide salaries within a competitive market range in order to attract and retain personnel who are highly talented, the Compensation

Committee has historically adhered to a philosophy of generally providing more conservative base salaries, as compared to the competitive market, in combination with more aggressive incentive compensation opportunities in order to strongly emphasize pay-for-performance. This approach has generally resulted in salaries for our NEOs targeted at the 25th percentile of our market data.

Base salaries are primarily based on job responsibilities and individual contributions. We identify analogous base salary levels of executives in the market data based on each officer’s level of responsibility, leadership role, tenure and contribution to our success and profitability. The Compensation Committee reviews base salaries on an annual basis and adjusts them if they deviate substantially from the market data or other changes or circumstances warrant a revision. These base salary levels are also reviewed by the Compensation Committee in determining severance and change in control benefits.

Considering the recommendations of the CEO (as to executives other than himself) and as approved by the Compensation Committee, on February 19, 2015, the Board approved and adopted the base salaries of our NEOs for the remainder of the 2015 year as set forth in the table below. The 2015 base salaries for our CEO and our Chief Financial Officer were maintained at the same level as their respective 2014 base salaries. The 2015 base salaries for the other NEOs were increased modestly over 2014 base salaries to account for the promotions of Messrs. Seilhan and Leonard from Vice President to Senior Vice President and the relevant market data at the 25th percentile being the target for our NEOs’ base salaries, our operational and strategic performance in 2014, and the individual responsibilities and performance of the executives.

Officer	2014 Base Salary	2015 Base Salary
David H. Welch	$650,000	No change
Kenneth H. Beer	380,000	No change
Lisa S. Jaubert	290,000	$ 300,000
Keith A. Seilhan	280,000	290,000
John J. Leonard	260,000	280,000

Annual Incentive Compensation

Our 2005 Annual Incentive Compensation Plan (the “Annual Incentive Plan”) gives the NEOs an opportunity to earn performance-based incentive awards, which may be settled in cash or restricted stock or a combination thereof as determined by the Compensation Committee. The Compensation Committee is responsible for determining the participants, performance criteria to be used, award levels, allocation and form of payment of incentive awards. Any allocated incentives are awarded to individuals based upon a combination of company and individual performance factors. The overall objective of the Annual Incentive Plan is to provide a strong motivational tool for our officers and other employees to achieve pre-established company performance targets for a given performance year. Regardless of the performance on any of the objectives, the Board has the authority to suspend or eliminate payment of annual incentive compensation for any year if it determines that, in its sole discretion, business conditions or other factors indicate that is in our best interests.

Targets are a combination of (1) fixed objectives set at the beginning of the performance year and (2) a Compensation Committee discretionary component that is determined after the end of the performance year. For the 2015 performance year, the Compensation Committee’s assessment of our performance under the Annual Incentive Plan was based on 75% fixed quantitative targets, which consisted of both absolute and relative company performance on certain metrics, and a 25% discretionary component, which is evaluated by the Compensation Committee and the Board. The discretionary component is subjective and encompasses a broader range of criteria, including subjective and objective performance criteria. Any amounts that are earned pursuant to the fixed performance-based components are disclosed within the Summary Compensation Table as “Non-

Equity Incentive Plan Compensation,” while any amounts earned pursuant to the discretionary component are disclosed as “Bonus” awards within the Summary Compensation Table. The Compensation Committee approved the following 2015 performance measures for the 2015 program and their relative weighting:

Annual Incentive Plan Performance Measures

Relative Stock Performance (30% weight)	Our ranking in TSR for 2015 measured against the TSR of our Peer Group during 2015. TSR for purposes of our annual incentive compensation is calculated with respect to 2015 only.
EBITDA (30% weight)

EBITDA (earnings before interest, taxes, depletion and amortization) is calculated as net income or (loss) from operations plus or (minus) (1) interest expense, (2) provision (benefit) for income taxes, (3) depreciation, depletion and amortization, (4) write-down of oil and gas properties, (5) impairments, (6) accretion on asset retirement obligations, (7) (gains) and losses on sale of assets, and (8) extraordinary (gains) and losses.

Drilling Additions of Proved Reserves (MMBOE) (10% weight)

The drilling additions measure recognized the importance of continuing to add reserves while acknowledging the anticipated negative impact to reserves overall from declining commodity prices and the combination of possible changes in capital expenditures and applicable Securities and Exchange Commission rules and reserves valuations.

Health, Safety and Environmental (HSE) (5% weight)

The HSE factor includes personal safety, environmental safety and compliance safety. Personal safety is measured based on total recordable incident rate (TRIR) performance, or the number of safety incidents per 200,000 man-hours worked for employees and certain contractors. Environmental safety is measured by reported spills of hydrocarbons, and compliance safety is measured by fines or penalties paid to state or federal regulatory agencies. HSE is included as a performance measure because maintaining a healthy workforce is critical to ensuring execution of our business plan. There is also a strong correlation between positive long-term business performance and solid safety performance. We also believe it is in the interest of stockholders to prevent accidents, protect the environment and comply with applicable laws and regulations.

Committee Discretionary Assessment (25% weight)

The discretionary factor is determined within the sole judgment of the Compensation Committee and the Board and considers company and management performance in response to external conditions and achievement of operational and strategic milestones. In light of the continuing low price commodity market and the performance of the company’s stock, the Committee exercised its discretion to grant -0- points for this measure for 2015.

For 2015, the Compensation Committee approved certain changes in the performance measures and associated goals used in 2014 in order to better support the company’s strategies and objectives going into 2015, including to reflect our focus on preserving capital, maintaining a healthy balance sheet, optimizing our portfolio of opportunities and ensuring the ability to respond quickly and appropriately to further changes in commodity prices and the macro-environment. As a result:

•	The 2014 measure of “Proved Reserves Growth” was changed to “Drilling Additions of Proved Reserves,” and the weighting of this measure was reduced from 25% to 10%, with the goals for this performance measure being set with a minimum goal based on 2015 reserves additions as contemplated in the company’s five-year plan, a target goal based on the same plus additional reserves assuming a commercial discovery for one of the two deepwater exploratory wells being drilled in 2015, with reserves booked in 2015, and a stretch goal based on replacing 100% of the volumes produced in 2015.

•	Weightings of each of the “Relative Stock Performance” and “EBITDA” performance measures were increased from 25% to 30%, reflecting the decrease in planned capital expenditures for drilling in 2015, the importance of the company’s focus on maintaining liquidity and the strength of our balance sheet to maximize the value of the enterprise and well-position the company for positive long-term performance, and the overall more challenging industry environment within which we felt relative outperformance increased in importance.

•	The goals we set for the 2015 EBITDA performance measures were lower than the 2014 EBITDA goals because of the decrease in production resulting from the sale of our conventional shelf assets in 2014 and to account for projections that 2015 commodity prices would be below 2014 commodity prices (as they were); however, we believe these goals maintained the same rigor and level of difficulty as the prior year goals in light of changing market conditions. These 2015 EBITDA goals were set to reflect the following:

•	at target, our estimated production for 2015 using December 2014 forward strip commodity prices;

•	at minimum, the same estimated production level but a $10 per barrel decline in the price of oil and $0.50 per thousand cubic feet (“Mcf”) decline in the price of natural gas; and

•	at maximum, exceeding the target goal estimated production level by 10% and an increase of $10 per barrel in the price of oil and of $0.50 per Mcf in the price of natural gas.

•	We broadened the safety performance measures for 2015 to include not only personal safety as reflected by TRIR, which was the measure used in 2014, but also environmental safety, as measured by reported spills of hydrocarbons, and compliance safety as measured by fines or penalties paid to state or federal regulatory agencies.

•	The weighting of the discretionary component was increased to 25% in order to afford the Compensation Committee greater ability to ensure that annual incentive compensation awarded for 2015 performance remained properly aligned with the company’s actual performance in 2015, taking into consideration all factors, including the macro-environment. In light of multiple considerations, the Compensation Committee elected to exercise its discretion to pay out nothing under this component of the plan for 2015 performance.

For certain changes made to the performance metrics under the 2016 Annual Incentive Plan, please see “—2016 Compensation Decisions” in this CD&A.

The Compensation Committee established, and the Board approved and adopted, the following 2015 goals for each of the adopted performance measures under the Annual Incentive Plan for 2015, and as of year-end 2015 we performed as follows on these goals:

Measure	Minimum	Target	Stretch	Actual Performance
Relative Stock Performance	#10	#5	#1	#15
EBITDA ($ millions)	310	350	450	323
Drilling Additions of Proved Reserves (MMBOE)	1	5	15	1.1
HSE Performance	.40	.30	.20	.14
Discretionary	—	—	—	See below

Achieving or exceeding the “stretch” performance goal for a measure earns the maximum points ascribed to such measure, with the sum of the maximum points that may be earned for achieving the stretch performance goal on all measures equaling 200 points. The Compensation Committee believes the stretch performance goal for each measure should be difficult but highly advantageous for us to achieve. No points are earned for a performance measure if less than the minimum performance goal for such measure is achieved.Results achieved between the minimum and target performance goals and the target and maximum, or stretch, performance goals are linearly interpolated between points. To the extent that performance goals are met, points are earned and awarded, as determined by the Compensation Committee, towards the total 2015 annual incentive compensation pool from which annual incentive compensation awards are determined.

The potential points and the actual points earned for fiscal 2015 for each of the performance measures, as well as any discretionary points awarded, are set forth in the table below. In 2015, the target annual incentive compensation opportunity for each NEO remained the same as in 2014 and was (1) 100% of the NEO’s 2015 annualized base salary (120% for our CEO) for performance at the target goal for each performance measure (which includes an award of the target 25 points for the discretionary component), and (2) 200% of the NEO’s 2015 annualized base salary (240% for our CEO) for performance at the maximum, or stretch, goal for each performance measure (which includes an award of the stretch 50 points for the discretionary component). In other words, each point reflected in the table below effectively represents one percentage point (1.2 percentage points in the case of our CEO) of annualized base salary.

	Total Potential Points			Actual Earned Points NEOs
Measure	Minimum	Target	Maximum
Relative Stock Performance	0	30	60	0
EBITDA	0	30	60	10
Drilling Additions of Proved Reserves	0	10	20	0
HSE Performance	0	5	10	10
Discretionary	0	25	50	0

Total	0	100	200	20

Annual Incentive Compensation Paid for Fiscal 2015 Performance

Each NEO’s actual 2015 annual incentive compensation payment was significantly less than the potential target opportunity as a result the Compensation Committee’s determination that we earned a total of 20 points (out of the target total 100 potential points, including the discretionary component) due to (1) our aggregate actual performance being below target for the combined four objective performance measures, and (2) the Compensation Committee’s determination, approved by the Board, that no points be awarded under the discretionary component, based upon the recommendation of the CEO and reflecting the challenging industry and commodity price environment faced by the company throughout 2015 and continuing into 2016. In addition, the Compensation Committee reduced the CEO’s award to 100% of the total 20 points earned instead of 120%, or 24 points. The full amount of the 2015 annual incentive compensation award is disclosed within the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” for 2015.

Based on the Compensation Committee’s determinations, approved and adopted by the Board, the annual incentive compensation awards for the NEOs based on fiscal 2015 performance were as follows compared against their target annual incentive compensation opportunity:

		2015 Target Incentive
	2015 Annualized Salary	Opportunity		Annual Incentive Award
Officer		Percent of Salary	Dollar Amount
David H. Welch	$650,000	120%	$780,000	$130,000
Kenneth H. Beer	380,000	100%	380,000	76,000
Lisa S. Jaubert	298,333	100%	298,333	59,667
Keith A. Seilhan	288,333	100%	288,333	57,667
John J. Leonard	276,667	100%	276,667	55,333

Long-Term Incentive Compensation

The Compensation Committee and the Board determined that it was in the best long-term interest of the company to suspend the company’s historic long-term incentive compensation program for 2015. As a result, no long-term incentive compensation awards were made to any NEO for 2015 performance. Please see “—2016 Compensation Decisions” in this CD&A, which explains in further detail this decision.

Historically, awards of long-term incentive compensation have been intended to provide a substantial forward-looking incentive to our NEOs that:

•	Emphasizes long-term value creation;

•	Aligns the long-term interests of our NEOs with those of our stockholders by directly linking rewards to stockholder return; and

•	Fosters meaningful levels of long-term stock ownership by our NEOs.

Long-term incentive awards with respect to a given year’s performance have typically been granted to our NEOs in the first quarter of the following year. In determining the value of long-term incentive compensation awards for each of our NEOs for prior years, the Compensation Committee determined and approved (1) the target TDC percentile based on the average of our one- and three-year TSR performance (weighted equally, and relative (on a percentile basis) to the same TSR calculation for our Peer Group companies (as previously described under “Rationale for Fiscal 2015 Compensation”)), (2) the TDC and base salary rate for each of our NEOs and (3) the total points and dollar value awarded for each NEO’s annual incentive compensation award for the applicable year in accordance with the Committee’s determination and our Annual Incentive Plan. The grant date value for each NEO’s long-term incentive compensation award was then determined by subtracting the NEO’s base salary rate and annual incentive compensation award from the NEO’s TDC amount. In addition, in establishing the grant date value of each NEO’s long-term incentive compensation, the Compensation Committee also considered other subjective factors, including an individual’s performance against strategic milestones such as positive results in growing reserves, hedging activity, liquidity, risk mitigation, health, safety, environmental and regulatory targets, acreage acquisition, new field discoveries, and major field acquisitions, and the Compensation Committee may adjust the grant date value of the awards in its discretion, with the Board retaining the authority to suspend or eliminate awards under the program, which it did for the 2015 performance year.

We have historically made awards of restricted stock to employees under our Stock Incentive Plan that vest in equal annual installments over three years from the year of grant. Although these awards historically included solely time-based vesting conditions, the determination of the size of the award initially granted was tied to our relative TSR performance over the one- and three- year periods preceding the grant, as described above. The three year vesting schedule supports our retention strategy by mitigating swings in incentive values during periods of high commodity price volatility.

2015 Long-Term Incentive Awards In Recognition of Fiscal 2014 Performance

Based on the Compensation Committee’s determinations, the following awards of restricted stock were made to the NEOs on March 1, 2015 with respect to fiscal 2014 performance:

Officer	2015 Restricted Stock Granted in Recognition of Performance Through December 2014
	Shares	Grant Price	Grant Value
David H. Welch	230,829	$16.94	$3,910,250
Kenneth H. Beer	75,711	16.94	1,282,542
Lisa S. Jaubert	44,102	16.94	747,092
Keith A. Seilhan	39,315	16.94	665,992
John J. Leonard	40,649	16.94	688,594

These restricted stock awards vest one-third per year on January 15 of 2016, 2017 and 2018, subject to continued employment of the NEO.

Pursuant to SEC rules, the restricted stock awards granted in March 2015 for the 2014 fiscal year are disclosed as 2015 compensation in the Summary Compensation Table and are included in the 2015 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2014 fiscal year, they are considered as part of the Compensation Committee’s TDC analysis with respect to 2014 and not 2015.

Stock Ownership and Retention Guidelines and Prohibition on Hedging

The Board has adopted Stock Ownership Guidelines designed to further align the interests of our executive officers and directors with those of our stockholders. Executives are required to meet the following ownership levels by the later of May 23, 2017 or within five years of being promoted or appointed to their position. All of the NEOs, and all other executive officers, are in compliance with the Stock Ownership Guidelines.

Individual	Multiple of Salary(1)
Chief Executive Officer	5x base salary
Executive Vice President	4x base salary
Senior Vice President	3x base salary
Vice President	2x base salary

(1)	In effect on January 1 of the applicable year.

Among other terms, the guidelines provide that (1) restricted stock will be included in determining the stock ownership of an individual, and (2) until the applicable guideline multiple of salary is attained, an individual is required to retain, and not sell or otherwise dispose of, at least 75% of his or her net shares (after tax withholding) acquired through long-term incentive awards. For each officer, the guidelines will be reduced 15% per year beginning on the 61st anniversary of the birth date of the officer, such that the officer need comply with only 85% of the guidelines after age 61, 70% after age 62, 55% after age 63, 40% after age 64, and 25% after age 65 and thereafter until retirement or other termination of employment. The value of our stock used in determining the number of shares needed to comply with the guidelines in a given year will be the average price of our stock during August of that same calendar year. The Board may amend or terminate the Stock Ownership Guidelines in its sole discretion.

For the description of the Stock Ownership Guidelines applicable to directors, please read “Director Compensation” below.

The Board has adopted a policy prohibiting any executive officer of the company, including the NEOs, from hedging company stock.

Other Program Components

The NEOs also participate in a variety of retirement, health and welfare, and paid time-off benefits that are available to all our salaried employees generally on a non-discriminatory basis. These benefits are designed to enable us to attract and retain our workforce in a competitive marketplace and to ensure that we have a productive and focused workforce. These benefit plans, and the limited perquisites we provide to our executive officers, are described in greater detail below.

Perquisites and Other Benefits

Perquisites and other personal benefits represent a small part of our overall compensation package. These benefits help us attract and retain senior level executives and are reviewed periodically to ensure that they are competitive with industry norms. We sponsor membership in golf or social clubs for certain senior executives who have responsibility for entertainment deemed necessary or desirable to conduct business and recruit employees. In addition, during part of 2015, Mr. Seilhan was provided with temporary use of a company provided apartment in Lafayette pending his move from Houston, Texas.

401(k) Plan

To provide employees with retirement savings in a tax efficient manner, under our 401(k) Profit Sharing Plan (“401(k) Plan”), in 2015, eligible employees are permitted to defer receipt of up to 60% of their eligible compensation, plus an additional catch-up amount for employees age 50 or over of up to $6,000 (subject to certain limits imposed by the Internal Revenue Code (the “Code”)). The 401(k) Plan provides that a discretionary match of employee deferrals, before catch-up amounts, may be made by us, at our discretion and as determined by the Board, in cash or shares of our stock. During the year ended December 31, 2015, and since the inception of the 401(k) Plan, the Board has approved, and we have made, annual matching contributions of $1.00 for every $2.00 contributed by an employee up to the maximum deferral amount permitted by the Code, excluding catch-up contributions.

Deferred Compensation Plan

To provide certain executives and other highly compensated individuals with additional retirement savings opportunities, the Stone Energy Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides eligible individuals with the option to defer up to 100% of their eligible compensation for a calendar year. The Compensation Committee may, at its discretion, match all or a portion of a participant’s deferrals based upon a percentage determined by the Board. In addition, the Board may elect to make discretionary profit sharing contributions to the plan. During the year ended December 31, 2015, and since the inception of the Deferred Compensation Plan, there were no matching or profit sharing contributions made by us, and the Compensation Committee does not anticipate any matching or profit sharing contributions in 2016. The amounts held under the Deferred Compensation Plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant, which are identical to the investment options available to participants in our 401(k) Plan. The “Nonqualified Deferred Compensation” section below contains additional details regarding the Deferred Compensation Plan and each NEO’s account in such plan.

Severance Plan and Change of Control Benefits

We provide severance and change of control benefits to our NEOs, which are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We believe that providing consistent, competitive levels of severance protection helps minimize distraction during times of uncertainty and helps to retain our senior people. Our severance arrangements provide benefits to ease an employee’s transition in the event of an unexpected employment termination due to ongoing changes in our employment needs. The Compensation Committee is responsible for administering these arrangements. For a detailed description of potential payments that could be made to our NEOs pursuant to these arrangements, please see the “Potential Payment Upon Termination or Change of Control” table below.

2016 Compensation Decisions

As for prior years, the Compensation Committee engaged Pearl Meyer to review the overall competitiveness of the company’s executive compensation program for 2016, with continued focus on ensuring the alignment of management compensation with performance. Although the Compensation Committee has determined not to change our overall compensation philosophy for 2016, in response to the rapidly changing industry environment which remains marked by market volatility and low commodity prices, shifts in the company’s priorities to address this continuing downward market cycle, our current financial position and our exploration of various strategic alternatives, as well as limited available equity under our Stock Incentive Plan, the Compensation Committee determined to break from its historic approach to focus our employees towards achieving short-term objectives that the Compensation Committee and the Board believe are necessary in order to preserve longer-term value. In that regard, the Compensation Committee decided to make the following changes to our compensation program for 2016:

•	Traditional long-term and short-term incentive programs suspended: We did not award any long-term incentive awards in the form of restricted stock for 2015 performance, and we have suspended the historical annual incentive and long-term incentive compensation programs for 2016.

•	Single incentive compensation program for 2016 performance: In place of our traditional programs, we have implemented a short-term performance cash incentive plan designed to incentivize our employees to meet short-term liquidity and capital expenditure goals that are critical in order to ensure sustainable stockholder value over the long-term. All of our employees, not just the NEOs and other executives, will participate in the performance cash incentive plan, thereby encouraging consistent behavior across the company. This decision was based on the desire to drive immediate short-term financial and operating performance to address the company’s current liquidity and financial needs, which the Compensation Committee and the Board believe are necessary in order to preserve opportunities for sustainable longer-term value, and on the recognition that the traditional restricted stock grants determined under our historical methodology would result in a significant grant and significantly higher use of shares under our Stock Incentive Plan than would be desirable or allowable under that plan. Despite the absence of equity grants for our NEOs in 2016, our entire executive management team remains closely aligned with stockholder interests through stock ownership guidelines, prior-year equity incentive grants that continue to vest over the next two years, and an emphasis on near-term measures designed to focus our NEOs on preserving stockholder value.

•	Target TDC opportunities significantly reduced: TDC for the NEOs and other executives for 2016 is targeted at the 25th percentile of our peers in order to account for the lack of an explicitly long-term component to the 2016 program.

•	Reduced maximum payout opportunities: In light of the near-term focus of our 2016 performance cash incentive plan, we capped the potential payout of the NEOs’ award opportunity under the performance cash incentive plan at 150% of the targeted award as compared to our historical approach of having a maximum 200% of target payout under our annual incentive compensation awards.

•	Selected performance measures critical to near-term success: For purposes of the performance cash incentive plan, we revised the historic annual incentive performance goals to provide payout based on fixed quantitative targets of EBITDA (weighted 50% at target), capital expenditures (weighted 40% at target) and health and safety (weighted 10% at target) both on a quarterly and annual basis. These goals, the quarterly and annual payout design and the targets are intended to drive immediate short-term financial and operating performance to address our current liquidity and business needs, which the Compensation Committee and the Board believe are necessary in order to preserve longer-term value.

•	Eliminated discretionary component: We have eliminated the discretionary portion of the annual incentive, as well as the one-year relative TSR component.

•	CEO incentive compensation paid in stock and cash: We are providing for payment of 10% of any performance cash incentive plan award earned by our CEO in the form of our common stock, as a means of continuing to link his compensation directly to our stock price and to stockholder interests.

•	Salaries remain frozen: Due to the continued commodity price uncertainty none of the NEOs received a base salary increase for 2016.

Clawback Policy

The Board has adopted a clawback policy under which the Board, or a committee of the Board, has the right to cause the reimbursement by an executive officer of the company of certain incentive compensation if the compensation was predicated upon the achievement of certain financial results that were subsequently the subject of a required restatement of the company’s financial statements and the executive officer engaged in fraudulent or intentional illegal conduct that caused the need for the restatement.

Tax and Accounting Considerations

The Compensation Committee considers the expected tax treatment to our company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Code generally limits the deductibility of certain compensation expenses in excess of $1.0 million to a “covered employee” in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. For these purposes, “covered employees” will consist of our CEO and the three most highly compensated executive officers other than our Chief Financial Officer. The Compensation Committee currently considers the deductibility under Section 162(m) of the Code of compensation awarded to its executives to the extent reasonably practical and consistent with our objectives, but the Compensation Committee may nonetheless approve compensation that does not fall within these requirements and may authorize compensation that results in non-deductible amounts above the limits if it determines that such compensation is in our best interests.

We provide Messrs. Welch and Beer with certain tax protection in the form of a potential gross-up payment to reimburse them for excise taxes that might be incurred under Section 4999 of the Code, as well as any additional income taxes resulting from such reimbursement. However, if the total to be paid to Mr. Welch or Mr. Beer does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no gross-up payment will be made and the total payments to the executive in the aggregate will be reduced to the Reduced Amount. At the time these provisions were put in place, they reflected typical market practice and we still believe that they are a valuable executive retention tool.

We are accounting for stock-based payments in accordance with the requirements of FASB ASC Topic 718.

Risks Arising from Compensation Policies and Practices

The Compensation Committee, with the assistance of the Compensation Consultant, has assessed the risks related to our compensation programs, including our executive compensation program. Based on this assessment, the Compensation Committee believes that the design and governance of our executive compensation program do not encourage our NEOs to take excessive or inappropriate risks and that the risks arising from the design of the programs are not reasonably likely to affect the company in a material adverse manner.

The Compensation Committee believes that our executive compensation program is consistent with the highest standards of risk management. Rather than determining annual incentive compensation awards based on a single metric, the Compensation Committee considers a balanced set of performance measures that it believes collectively best indicate successful management of our assets and strategy. In addition to measurable targets, the Compensation Committee applies its informed judgment to compensation decisions, taking into account factors such as quality and sustainability of earnings, successful implementation of strategic initiatives and adherence to core values. The Compensation Committee believes that the company’s historic practice of granting long-term incentive awards of restricted stock, vesting over three years, aligns our executive officers’ interests with the interests of our stockholders and discourage short-term risk taking. The Compensation Committee, however, determined it was prudent, and reflected a better alignment with long-term interests of our stockholders, to suspend long-term incentive awards for 2015 performance which would have historically been made in 2016 in light of the challenges facing the company from the extended low commodity price environment and the importance of a focus on successful execution of shorter-term performance goals designed to enhance the company’s liquidity and strengthen its balance sheet. In addition, essentially all of our employees participate in our compensation programs thereby encouraging consistent behavior across the company. We have also adopted a clawback policy that permits us to recoup certain incentive compensation based on inaccurate financial results. Together, the features of our executive compensation program are intended to ensure that our compensation opportunities do not encourage excessive risk taking and to focus our NEOs on managing our company toward long-term sustainable value for our stockholders.

Compensation Committee Report

The Compensation Committee does hereby state that:

•	The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management; and

•	Based on the review and discussions with management, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in Stone Energy Corporation’s proxy statement and incorporated by reference into Stone Energy Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee,

George R. Christmas - Chairman

B. J. Duplantis

Peter D. Kinnear

Robert S. Murley

Phyllis M. Taylor

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or at any time since the beginning of 2015 has been, employed by or served as an officer of the company or any of its subsidiaries or had any relationships requiring disclosure with the company or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2015, a member of the compensation committee or board of directors of another entity one of whose executive officers has been a member of our Board or Compensation Committee.

Executive Compensation Tables

Summary Compensation

The following table sets forth the compensation earned by the NEOs for services rendered in all capacities to our company and its subsidiaries for the fiscal years ended December 31, 2015, 2014 and 2013.

SUMMARY COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2015
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)	TDC ($)(5)
David H. Welch	2015	$650,000	$—	$3,910,250	$130,000	$21,289	$4,711,539	$780,000
Chairman of the Board, President and Chief Executive Officer	2014	645,833	—	4,432,516	689,750	20,987	5,789,086	5,250,000
	2013	620,833	223,500	3,139,300	894,000	21,119	4,898,752	6,175,016

Kenneth H. Beer	2015	380,000	—	1,282,542	76,000	9,000	1,747,542	456,000
Executive Vice President and Chief Financial Officer	2014	379,167	—	1,659,997	337,458	8,750	2,385,372	2,000,000
	2013	372,500	112,000	1,214,419	448,000	8,750	2,155,669	2,594,997

Lisa S. Jaubert	2015	298,333	—	747,092	59,667	9,000	1,114,092	359,667
Senior Vice President, General Counsel and Secretary	2014	284,167	—	749,996	252,908	8,750	1,295,821	1,290,000

Keith A. Seilhan	2015	288,333	—	665,992	57,667	66,000	1,077,992	347,667
Senior Vice President– Gulf of Mexico	2014	274,167	—	554,985	244,008	31,100	1.104,260	1,190,000
	2013	240,833	76,842	420,186	288,158	40,805	1,066,824	1,164,985

John J. Leonard	2015	276,667	—	688,594	55,333	9,122	1,029,716	335,333
Senior Vice President– Exploration and Business Development

(1)	The amounts reflected in this column relate to the discretionary component of the annual incentive awards granted by the Compensation Committee pursuant to the Annual Incentive Plan. Please see “Compensation Discussion and Analysis—Components of 2015 Executive Compensation—Annual Incentive Compensation.” For 2015, the Compensation Committee determined that no amounts would be paid with respect to the discretionary component.

(2)	Restricted stock awards reflected in this column were made pursuant to our Stock Incentive Plan. The values shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in a given year, computed in accordance with FASB ASC Topic 718, determined without regard to possible forfeitures. The value ultimately received by the executive officer may or may not be equal to the values reflected above. See Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a complete description of the valuation, including the assumptions used. Restricted stock awards granted in March 2015 for the 2014 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2015, in accordance with SEC rules. There were no restricted stock awards granted in 2016 for the 2015 fiscal year.

(3)	The amounts reflected in this column relate to the fixed performance components of the annual incentive awards granted by the Compensation Committee pursuant to the Annual Incentive Plan. Please see “Compensation Discussion and Analysis—Components of 2015 Executive Compensation—Annual Incentive Compensation.”

(4)	The following table provides detail for the All Other Compensation column for each of the NEOs for 2015. Please see “Compensation Discussion and Analysis—Other Program Components” for a brief discussion of these items.

	Mr. Welch	Mr. Beer	Ms. Jaubert	Mr. Seilhan	Mr. Leonard
Company 401(k) match	$9,000	$9,000	$9,000	$9,000	$9,000
Annual dues for club memberships	12,289	—	—	—	122
Housing benefit	—	—	—	57,000	—

	$21,289	$9,000	$9,000	$66,000	$9,122

(5)	The amounts reflected in this column are supplemental and are not required by the SEC’s compensation disclosure rules. As described in our CD&A, TDC represents total direct compensation awarded by our Compensation Committee for service with respect to a given fiscal year. TDC reported in this column includes, for each NEO, (a) the annual base salary rate for the given year, (b) the amounts in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns for the given year, and (c) the grant date fair value of the long-term incentive award of restricted stock granted in the following fiscal year for performance in the given year. Because we suspended our long-term incentive award program for 2015, there were no restricted stock or other long-term incentive awards granted in 2016 with respect to fiscal 2015 performance and hence the TDC column for 2015 reflects only base salary and annual incentive compensation payments. We believe TDC more accurately represents the compensation decisions made by the Compensation Committee with respect to performance for a given fiscal year.

Grants of Plan Based Awards

The following table discloses information concerning each grant of awards in 2015 under the Stock Incentive Plan to the NEOs. It also discloses the potential payouts under our Annual Incentive Plan with respect to awards granted in 2015. For more information about these awards please read the sections of this proxy statement titled “Compensation Discussion and Analysis—Components of 2015 Executive Compensation—Annual Incentive Compensation” and “—Long-Term Incentive Compensation.”

GRANTS OF PLAN BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2015

				All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Grant Date Fair Value of Stock and Option Awards($)(3)

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)
		Target($)	Maximum($)
David H. Welch	03/01/15	—	—	230,829	$3,910,250
	—	$585,000	$1,170,000	—	—
Kenneth H. Beer	03/01/15	—	—	75,711	1,282,542
	—	285,000	570,000	—	—
Lisa S. Jaubert	03/01/15	—	—	44,102	747,092
	—	223,750	447,500	—	—
Keith A. Seilhan	03/01/15	—	—	39,315	665,992
	—	216,250	432,500	—	—
John J. Leonard	03/01/15	—	—	40,649	688,594
	—	207,500	415,000	—	—

(1)

These columns show the range of possible payouts under the fixed performance components of the annual incentive awards granted by the Compensation Committee pursuant to the Annual Incentive Plan. For 2015, achieving the target goals for each of the four fixed performance measures under the Annual Incentive Plan would have earned 75 points (90 points in the case of our CEO) or 75% of the executive officer’s targeted annual incentive opportunity, plus up to 25% of the executive officer’s targeted annual incentive opportunity as a discretionary amount. Similarly, achieving the stretch (or maximum) goals for each of the four fixed performance measures would have earned 150 points (180 points in the case of our CEO) or 150% of the executive officer’s targeted annual incentive opportunity, plus up to 50% of the executive officer’s targeted annual incentive opportunity as a discretionary amount. Thus, achieving the target goals for both the fixed performance measures and the discretionary portion of the award could have resulted in an award of 100% of the executive officer’s targeted annual incentive opportunity, and achieving the stretch goals for both the fixed performance measures and the discretionary portion of the award could have resulted in a maximum award of 200% of the executive officer’s targeted annual incentive opportunity.

If none of the minimums associated with the four fixed performance measures are achieved and if no discretionary amount is awarded, then no annual incentive award would be paid to an NEO under the Annual Incentive Plan. No threshold level of payout exists for the NEOs with respect to these awards, and results achieved between the minimum and target performance goals and the target and stretch performance goals are linearly interpolated between points. Amounts reported do not include amounts potentially payable with respect to the discretionary component of annual incentive awards, and no amounts were actually paid for 2015 with respect to the discretionary component of the award. The amount actually paid with respect to the awards reported in this table is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2015. Please read “Compensation Discussion and Analysis—Components of 2015 Executive Compensation—Annual Incentive Compensation” for additional information.

(2)	Reflects restricted stock awards granted in March 2015 for the 2014 fiscal year.

(3)	Calculated in accordance with FASB ASC Topic 718, determined without regard to possible forfeitures, as described in footnote 2 to the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

The following narrative provides additional information about the various compensation plans, programs and policies reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table for the year ended December 31, 2015.

Employment-Related Agreements with NEOs

The terms governing the employment and compensation of Messrs. Welch and Beer are set forth in individual employment agreements. For a description of the material terms of the agreements in place with each of these officers during 2015, please see “Potential Payments Upon Involuntary Termination or Change of Control—Employment Agreements” below. We do not maintain employment agreements with any other NEOs.

Salary and Annual Incentive Compensation in Proportion to Total Compensation

Because the Compensation Committee and the Board determined not to grant long-term incentive awards for 2015 performance, actual TDC for our NEOs was comprised only of base salary and annual incentive compensation paid out at 20% of target (and in the case of the CEO, the Compensation Committee exercised its discretion to further reduce the payout) for the 2015 performance year. Restricted stock awards granted in March 2015 for the 2014 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2015, in accordance with SEC rules.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning the number and value of outstanding and unexercised options as well as the number and value of unvested restricted stock awards as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015
	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
David H. Welch	2/7/2006	15,000	—	47.75	2/7/2016
	1/9/2007	15,000	—	33.19	1/9/2017
	1/15/2008	25,000	—	44.67	1/15/2018
	1/15/2009	20,000	—	10.05	1/15/2019
	2/17/2009	29,474	—	6.97	2/17/2019
						3/1/2013	51,779 (3)	$222,132
						3/1/2014	82,220 (4)	352,724
						3/1/2015	250,885 (5)	1,076,297
Kenneth H. Beer	1/9/2007	10,000	—	33.19	1/9/2017
	1/15/2008	15,000	—	44.67	1/15/2018
	1/15/2009	15,000	—	10.05	1/15/2019
						3/1/2013	20,031 (3)	85,933
						3/1/2014	30,792 (4)	132,098
						3/1/2015	75,711 (5)	324,800
Lisa S. Jaubert	—	—	—	—	—
						3/1/2013	3,002 (3)	12,879
						3/1/2014	13,912 (4)	59,682
						3/1/2015	44,102 (5)	189,198
Keith A. Seilhan	—	—	—	—	—
						3/1/2013	6,931 (3)	29,734
						3/1/2014	10,294 (4)	44,161
						3/1/2015	39,315 (5)	168,661
John J. Leonard	—	—	—	—	—
						3/1/2013	2,062 (3)	8,846
						3/1/2013	5,000 (6)	21,450
						8/1/2013	2,000 (7)	8,580
						3/1/2014	10,758 (4)	46,152
						3/1/2015	40,649 (5)	174,384

(1)	All outstanding stock options were fully vested as of December 31, 2015. Generally, stock options vested in substantially equal annual installments over a five-year period.

(2)	The market value shown was determined by multiplying the number of unvested shares of stock by $4.29, which was the closing market price of our common stock on December 31, 2015.

(3)	The restrictions on the total number of shares of restricted stock granted on March 1, 2013 lapsed as follows: (a) with respect to one-third of the total shares on January 15, 2014, (b) with respect to one-third of the total shares on January 15, 2015, and (c) with respect to the remaining one-third of the total shares on January 15, 2016.

(4)	The restrictions on the total number of shares of restricted stock granted on March 1, 2014 lapsed or will lapse as follows: (a) with respect to one-third of the total shares on January 15, 2015, (b) with respect to one-third of the total shares on January 15, 2016, and (c) with respect to the remaining one-third of the total shares on January 15, 2017.

(5)	The restrictions on the total number of shares of restricted stock granted on March 1, 2015 lapsed or will lapse as follows: (a) with respect to one-third of the total shares on January 15, 2016, (b) with respect to one-third of the total shares on January 15, 2017, and (c) with respect to the remaining one-third of the total shares on January 15, 2018.

(6)	The restrictions on the total number of shares of restricted stock granted on March 1, 2013 lapsed as follows: (a) with respect to one-fourth of the total shares on January 15, 2014, (b) with respect to one-fourth of the total shares on January 15, 2015, and (c) with respect to the remaining one-half of the total shares on January 15, 2016.

(7)	The restrictions on the total number of shares of restricted stock granted on August 1, 2013 lapsed or will lapse as follows: (a) with respect to one-fourth of the total shares on July 1, 2014, (b) with respect to one-fourth of the total shares on July 1, 2015, and (c) with respect to the remaining one-half of the total shares on July 1, 2016.

Option Exercises and Stock Vested

The following table sets forth information regarding the number of stock awards vested, and the related value received during 2015 for the NEOs. There were no stock option exercises during 2015. All values realized were calculated by using the market value of our stock on the vesting date for the award, which was the average of the high and low price of our stock on the vesting date (or, if the vesting date was not a trading day, on the last trading day preceding the vesting date).

OPTION EXERCISES AND STOCK VESTED TABLE FOR THE YEAR ENDED DECEMBER 31, 2015
	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
David H. Welch	137,099	$1,946,120
Kenneth H. Beer	49,070	696,549
Lisa S. Jaubert	11,958	165,184
Keith A. Seilhan	12,665	178,441
John J. Leonard	12,571	176,165

Nonqualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation during 2015 for the NEOs.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2015
Name	Executive Contributions in Last FY($)	Aggregate Earnings (Loss) in Last FY($)	Aggregate Balance at Last FYE($)(1)
David H. Welch	—	$8,878	$3,948,391
Kenneth H. Beer	$168,729	(14,324)	1,089,590
Lisa S. Jaubert	—	—	—
Keith A. Seilhan	—	—	—
John J. Leonard	60,248	645	309,165

(1)	The following portions of the aggregate balance amounts for each of the NEOs were reported as compensation to the officer in the Summary Compensation Table in previous fiscal years: Mr. Welch —$526,420 for the year ended December 31, 2010 and $208,391 for the year ended December 31, 2009; and Mr. Beer —$35,333 for the year ended December 31, 2009 and $168,729 for the year ended December 31, 2014.

Our Deferred Compensation Plan provides eligible executives and other highly compensated individuals with the option to defer up to 100% of their base salary and 100% of their annual incentive award for a given calendar year, and the Compensation Committee may, at its discretion, match all or a portion of the participant’s deferral based upon a percentage determined by the Board. Deferral elections are made separately for salary and bonus not later than December 31 for amounts to be earned in the following year. In addition, the Board may elect to make discretionary profit sharing contributions to participants in the Deferred Compensation Plan. Since the inception of the Deferred Compensation Plan, we have not made matching or profit sharing contributions, and the Compensation Committee does not anticipate making any matching or profit sharing contributions in 2016. Currently, Messrs. Welch, Beer and Leonard are the only NEOs who participate in the Deferred Compensation Plan. Mr. Welch did not elect to defer any amounts to the plan for 2015.

All participant contributions to the Deferred Compensation Plan and investment returns on those contributions are fully vested. Distributions from the Deferred Compensation Plan are only made upon a separation of service and will be made as a lump-sum cash payment or in monthly installments over up to ten years, based on the participant’s election and subject to the six-month delay of distributions imposed on certain of our key employees by Section 409A of the Code. The amounts held under the Deferred Compensation Plan are invested in various investment funds maintained by a third party in accordance with the direction of each participant. Investment options under the plan are identical to the investment options available to participants in our 401(k) Plan. Both the Deferred Compensation Plan and the 401(k) Plan utilize a mutual fund investment window that enables participants to elect a wide variety of mutual funds. Participants may change their investment elections daily. The investment funds and rate of return for the year ended December 31, 2015 for the investment options elected by the NEOs who participated in the Deferred Compensation Plan during 2015 are as follows:

•	David H. Welch – Stock investments included Fidelity International Discovery, Fidelity Retirement Money Market Fund, Fidelity Retirement Government Money Market Fund and Fidelity New Markets, Inc., with a combined rate of return of 0.2% for the year ended December 31, 2015.

•	Kenneth H. Beer – Stock investments included Fidelity Leveraged Co. Stock Fund, Fidelity Diversified International Fund, Fidelity Small Cap Stock Fund, Spartan US Equity Index, Fidelity Emerging Asia Fund and Fidelity Emerging Markets Fund with a combined rate of return of (0.4%) for the year ended December 31, 2015.

•	John J. Leonard – Stock investments included Fidelity Select Biotech, Energy Services, Energy and Healthcare Funds, with a combined rate of return of 2.2% for the year ended December 31, 2015.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have employment agreements with two of our NEOs, Messrs. Welch and Beer. We do not maintain employment agreements with any other NEOs.

On May 19, 2005, we entered into an employment agreement, commencing August 1, 2005, with Mr. Kenneth H. Beer. The employment agreement does not specifically address severance provisions, but instead provides that Mr. Beer is entitled to receive severance benefits as set forth in our Executive Plan (described below).

On January 12, 2006, we entered into an employment agreement with Mr. David H. Welch, which was superseded by an employment agreement dated December 2, 2008 to comply with Section 409A of the Code. Under the agreement, upon completion of five consecutive years of employment, which occurred on April 1, 2009, Mr. Welch will not be required to forfeit, at the time of retirement, any unvested stock options or any restricted shares, and these options will continue to vest and the restrictions will continue to lapse without his being an employee of the company (although this provision has been waived with respect to subsequent grants including those in 2013, 2014, and 2015). Beginning on December 31, 2008 and on December 31 of each year thereafter, the term of the agreement is automatically extended for one year, such that each December 31 will begin a new three-year term. However, the Board may give written notice to Mr. Welch that the term of the agreement will cease to be so extended, in which event the agreement will terminate on the first anniversary of the date such notice is given. Although Mr. Welch does not participate in the Executive Plan, the severance benefits provided to him under his employment agreement are substantially similar to the benefits provided under the Executive Plan, as described below.

Change of Control and Severance Plans

Our Executive Change of Control and Severance Plan, as amended and restated effective as of December 31, 2008 (the “Executive Plan”), was established to provide financial security to our executives, including our NEOs, in the event of a Change of Control (as defined below) and upon certain terminations of employment. The Compensation Committee is responsible for administering the Executive Plan as well as a severance plan for our employees generally.

Pursuant to Mr. Welch’s employment agreement and the Executive Plan, if an executive, including a NEO, incurs an Involuntary Termination (as defined below) of employment, the executive will receive the following:

•	Any unpaid base salary up to the date of termination.

•	In the case of Messrs. Welch and Beer, a lump sum severance payment of 2.99 times the sum of (1) the executive’s annual base salary calculated using the higher of the annual salary rate in effect at the time of termination or that in effect on the date of the Change of Control and (2) any target bonus for which the executive is eligible for the fiscal year in which the termination occurs at the one hundred percent level. Based on 2015 salaries and target bonuses, these payments would be $4,275,700 for Mr. Welch, and $2,272,400 for Mr. Beer.

•	In the case of the other NEOs, and upon an Involuntary Termination occurring outside a Change of Control Period, a lump sum severance payment in an amount equal to the executive’s annual base salary calculated using the higher of annual salary rate in effect at the time of termination or that in effect on the date of the Change of Control. Based on 2015 salaries, this payment would be $300,000 to Ms. Jaubert, $290,000 to Mr. Seilhan and $280,000 to Mr. Leonard. Upon an Involuntary Termination occurring during a Change of Control Period, the NEOs (other than Messrs. Welch and Beer) receive a lump sum severance payment in an amount equal to 2.99 times the executive’s annual base salary (determined as described in the first sentence of this paragraph). Based on 2015 salaries, this payment would be $897,000 to Ms. Jaubert, $867,100 to Mr. Seilhan and $837,200 to Mr. Leonard.

•	A lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion (which amount will be reduced to the extent of the amount of any prorated bonus paid to the executive upon a Change of Control as described below).

•	Outplacement services, the duration and costs for which are to be determined by the then prevailing practice of the Human Resources Department and which, in no event, may exceed the amount equal to 5% of the annual base salary of the executive;

•	The continuation of health benefit coverage for the executive and, where applicable, his or her eligible dependents for the six-month period following the date of the Involuntary Termination, at a cost to the executive that is equal to the cost for an active employee for similar coverage.

•	In the case of Messrs. Welch and Beer, a potential gross-up payment to reimburse the executive for excise taxes that might be incurred under Section 4999 of the Code, as well as any additional income taxes resulting from such reimbursement, provided that if it shall be determined that the executive is entitled to a gross-up payment but the total to be paid does not exceed 110% of the greatest amount that could be paid to the executive such that the receipt of the total would not give rise to any excise tax (the “Reduced Amount”), then no gross-up payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount.

Upon the occurrence of a Change of Control, the Executive Plan provides that the following benefits will automatically be provided to our executives, including our NEOs, without regard to whether the executive’s employment with us terminates:

•	Unexercised in-the-money stock options granted to an executive will be fully vested and cancelled immediately prior to the Change of Control in exchange for cash equal to the product of the number of our shares issuable upon exercise of such stock options times the excess, if any, of the per share cash consideration paid in connection with the Change of Control (to be determined by the Board) over the aggregate exercise price under such stock options.

•	All the remaining vesting restrictions with respect to any of our restricted stock awards issued or issuable to an executive pursuant to any of our stock incentive plans expire.

•	We will contribute to our 401(k) Plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) Plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) Plan for such period, if any, to be credited to the 401(k) Plan participants’ accounts according to the terms of the 401(k) Plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Code for such contribution.

•	We will pay an executive a pro rata share of the bonus opportunity up to the date of the Change of Control at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion.

The Executive Plan may not be amended or terminated in a manner which adversely affects the benefits or potential rights to benefits for a period of 12 months following amendment or termination. In the event of a Change of Control during the existence of the Executive Plan, the term of the Executive Plan shall automatically be extended for 24 months following the date of such Change of Control.

The Executive Plan also requires that an executive sign a general release within 45 days of an Involuntary Termination in order to receive the applicable payments and benefits for a termination.

For purposes of the Executive Plan and Mr. Welch’s employment agreement:

•	“Cause” means any termination of an executive’s employment by reason of the executive’s willful and continued failure to perform substantially their duties after written notice of such failure has been given to the executive, or the willful engaging by the executive in conduct that is materially injurious to Stone, monetarily or otherwise.

•	A “Change of Control” is generally deemed to have occurred if any of the following occur:

¡	any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of our securities (though not including securities that were acquired directly from our company);

¡	the Board of Directors as of December 31, 2008 fails to constitute the majority of the members of the Board, unless the Board members replacing the current members were appointed or elected by the current Board or by members of the Board previously so appointed or elected;

¡	an arrangement, merger or consolidation of our company other than a transaction that: (1) results in our voting securities outstanding immediately prior to such transaction continuing to represent at least 65% of the combined voting power of our securities or the surviving entity or any parent thereof outstanding immediately after such transaction, or (2) results in an arrangement, merger or consolidation which is effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities; or

¡	our stockholders approve a plan of complete liquidation or dissolution of our company, or there is a sale or disposition of all or substantially all of our assets, other than a sale or disposition by our company of all or substantially all of its assets to an entity of which at least 65% of the combined voting power of its voting securities are owned by our stockholders in substantially the same proportions as their ownership of our company immediately prior to such sale.

•	“Change of Control Period” means (1) the 24-month period following a Change of Control in the case of Messrs. Welch and Beer and (2) the 12-month period following a Change of Control in the case of the other NEOs.

•	“Good Reason” means the occurrence (without an executive’s express written consent) on or within any Change of Control Period of any one of the following acts by us:

¡	a material reduction in the executive’s annual base salary as in effect on the date of the Change of Control or as increased thereafter (except for certain across-the-board salary reductions);

¡	a material diminution in the authority, duties or responsibilities of the executive as in effect immediately prior to the Change of Control; or

¡	a requirement that the executive transfer to a work location that is more than 50 miles from such executive’s principal work location immediately prior to the Change of Control.

•	An “Involuntary Termination” means any termination of an executive’s employment by us other than for Cause or a termination by the executive during a Change of Control Period for a Good Reason.

The Executive Plan provides that the Executive’s right to terminate employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness.

Payments Made Upon Termination Generally

Regardless of the manner in which an executive’s (including a NEO) employment terminates, he or she is entitled to receive amounts earned during his or her employment. These amounts include:

•	non-equity compensation earned during the fiscal year;

•	amounts contributed pursuant to our Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through our 401(k) Plan.

Upon termination in the event of death or disability, our executives, including our NEOs, receive the same benefits as are provided to our employees generally on a nondiscriminatory basis (including 401(k) matching contributions for the year of death or disability, group term life insurance benefits and long-term disability benefits). However the maximum benefit provided under our long-term disability policy to our NEOs (and other executives) is $15,000 per month (or 66 2⁄3% of salary if less). This monthly maximum is higher than the monthly maximum established for other employees.

Quantification of Potential Payments Upon Termination or Change of Control

The table below reflects the amount of compensation to each of the NEOs in the event of termination of such executive’s employment, or a Change of Control, as applicable. The amount of compensation payable to each NEO upon an Involuntary Termination occurring outside of the Change of Control Period, an Involuntary Termination occurring during the Change of Control Period, voluntary termination, or our Change of Control, is shown below.

The following assumptions were used in determining the amounts below in the Potential Payment Upon Termination or Change of Control Table:

•	All terminations or the Change of Control, as applicable, would be effective as of December 31, 2015 (the last business day of 2015).

•	Mr. Welch’s employment agreement requires us to provide him with one year’s prior written notice in order to terminate his employment. The amounts reported in the table below do not include any compensation or benefits that would be paid or provided to Mr. Welch during the one-year period from the date notice of termination of his employment was provided to the date of such termination.

•	The closing share price of our common stock as of December 31, 2015 was $4.29. The closing share price of our common stock as of March 24, 2016 was $[●], which would change the aggregate payout amount in the event of a Change of Control subsequent to December 31, 2015. There can be no assurance that a Change of Control would produce the same or similar results as those described if it occurs on any other date or at any other price, or if any assumption is not correct in fact.

•	The actual amounts to be paid can only be determined at the time of such executive’s separation. The cash incentive compensation, for example, is a pro rata share of the annual incentive opportunity for the year up to the date of termination at the then projected year-end rate of payout in an amount, if any, as determined by the Compensation Committee in its sole discretion.

•	Outplacement services are not to exceed an amount equal to 5% of the annual base salary of the executive.

•	Vacation pay assumes the executive has not used any vacation days and is being paid for all unused days.

•	The 401(k) Plan match assumes the executive is eligible for the maximum contribution.

•

Tax gross-up payments reflect the amount payable to the executives to offset any excise tax imposed under the Code. The amount shown assumes the “base amount” is the five-year average W-2 earnings for the period of calendar years 2010 through 2014. The benefit amount in excess of a named executive officer’s “base amount” is considered an “excess parachute payment” and if the “parachute payment” is equal to or greater than three times the base amount, then the excess parachute payment is subject to an excise tax. The calculation of the gross up amounts are based upon an excise tax rate under Section 4999 of 20%, a 39.6% federal income tax rate and a 2.35% Medicare tax rate. We have also made the assumptions that (1) no amounts will be discounted as attributable to reasonable compensation, (2) all cash severance payments are contingent upon a Change of Control, and (3) we could rebut the presumption required under applicable regulations that the equity awards granted in 2015 were contingent upon a Change of Control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE
Name	Benefit	Involuntary Termination Occurring Outside of a Change of Control Period	Involuntary Termination Occurring on Date of a Change of Control	Voluntary Termination (Other than a Good Reason Termination Occurring During a Change of Control Period)	Change of Control (No Termination)
David H. Welch	Severance (1)	$4,275,700	$4,275,700	$—	$—
	Pro rata incentive compensation (2)	130,000	130,000	—	130,000
	Tax gross-up payment (3)	—	—	—	—
	Outplacement (4)	32,500	32,500	—	—
	401(k) match (5)	—	9,000	9,000	9,000
	Health and welfare benefits (6)	7,265	7,265	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	1,651,153	—	1,651,153
	Vacation pay (8)	75,000	75,000	75,000	—
	Total	$4,520,465	$6,180,618	$84,000	$1,790,153

Kenneth H. Beer	Severance (1)	$2,272,400	$2,272,400	$—	$—
	Pro rata incentive compensation (2)	76,000	76,000	—	76,000
	Tax gross-up payment (3)	—	—	—	—
	Outplacement (4)	19,000	19,000	—	—
	401(k) match (5)	—	9,000	9,000	9,000
	Health and welfare benefits (6)	10,869	10,869	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	542,831	—	542,831
	Vacation pay (8)	43,846	43,846	43,846	—
	Total	$2,422,115	$2,973,946	$52,846	$627,831

Lisa S. Jaubert	Severance (9)	$300,000	$897,000	$—	$—
	Pro rata incentive compensation (2)	59,667	59,667	—	59,667
	Outplacement (4)	15,000	15,000	—	—
	401(k) match (5)	—	9,000	9,000	9,000
	Health and welfare benefits (6)	7,265	7,265	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	261,759	—	261,759
	Vacation pay (8)	34,615	34,615	34,615	—
	Total	$416,547	$1,284,306	$43,615	$330,426

Keith A. Seilhan	Severance (9)	$290,000	$867,100	$—	$—
	Pro rata incentive compensation (2)	57,667	57,667	—	57,667
	Outplacement (4)	14,500	14,500	—	—
	401(k) match (5)	—	9,000	9,000	9,000
	Health and welfare benefits (6)	10,869	10,869	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	242,556	—	242,556
	Vacation pay (8)	33,462	33,462	33,462	—
	Total	$406,498	$1,235,154	$42,462	$309,223

John J. Leonard	Severance (9)	$280,000	$837,200	$—	$—
	Pro rata incentive compensation (2)	55,333	55,333	—	55,333
	Outplacement (4)	14,000	14,000		—
	401(k) match (5)	—	9,000	9,000	9,000
	Health and welfare benefits (6)	10,869	10,869	—	—
	Stock options and restricted stock – accelerated vesting (7)	—	259,412	—	259,412
	Vacation pay (8)	32,308	32,308	32,308	—
	Total	$392,510	$1,218,122	$41,308	$323,745

(1)	Severance amounts for Messrs. Welch and Beer are calculated by multiplying the sum of each executive’s base salary and target bonus by 2.99. For 2015, Mr. Welch’s base salary is $650,000 and his target bonus is $780,000. Mr. Beer’s base salary and target bonus are each $380,000 for 2015.

(2)	These amounts reflect the total amount actually paid to each NEO for 2015 performance under the Annual Incentive Plan, which we believe is reflective of the projected year-end rate of payout as of December 31, 2015. The fixed performance component of the annual incentive award for 2015 is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2015. No amounts were paid with respect to the discretionary component of the annual incentive award for 2015.

(3)	The potential tax gross-up payments for Messrs. Welch and Beer were calculated using the assumptions described in the narrative preceding the table, and it was determined that no tax gross-up payment would be due.

(4)	The amounts reported for each executive’s outplacement services assume that the maximum amount of 5% of salary was paid.

(5)	Each 401(k) Plan match assumes that we provided the executive with 50% of the maximum amount allowable by the Code for elective deferred contributions, which was $18,000 for 2015.

(6)	The amounts reported above represent the portion of employee health insurance premiums covered by us for each NEO per month multiplied by 6 months.

(7)	The amounts reported above reflect accelerated vesting of all unvested stock options and restricted stock. None of the NEOs held unvested stock options as of December 31, 2015. The restricted stock portion of the amounts above are calculated by multiplying the number of shares of restricted stock each executive held as of December 31, 2015 by the fair market value of the stock on December 31, 2015, which was $4.29. The number of restricted shares held by each NEO as of December 31, 2015 was as follows:

•	Mr. Welch – 384,884 shares,

•	Mr. Beer – 126,534 shares,

•	Ms. Jaubert – 61,016 shares,

•	Mr. Seilhan – 56,540 shares, and

•	Mr. Leonard – 60,469 shares.

(8)	The amounts reported above for vacation pay were calculated by using the officer’s base salary divided by 52 weeks, multiplied by five weeks.

(9)	Severance amounts for Ms. Jaubert and Messrs. Seilhan and Leonard are calculated by multiplying each executive’s base salary by 1.0 for an Involuntary Termination occurring outside of a Change of Control Period and by 2.99 for an Involuntary Termination occurring during a Change of Control Period. For 2015, Ms. Jaubert’s base salary was $300,000, Mr. Seilhan’s base salary was $290,000, and Mr. Leonard’s base salary was $280,000.

2015 Director Compensation

Elements of Director Compensation

Each of our directors who is not an officer or employee of our company or any of its subsidiaries (a “nonemployee director”) was paid an annual cash retainer of $85,000 for their service in 2015 in lieu of fees based on the number of meetings attended, the same amount as the annual retainer for their 2014 service. The annual cash retainer was paid in four installments on a quarterly basis. Additionally, the individuals serving the following roles received an additional annual cash retainer, also paid on a quarterly basis: the Lead Director received $25,000, the Audit Committee Chairman received $15,000, the Compensation Committee Chairman received $10,000, the Nominating & Governance Committee Chairman received $9,000, and the Reserves Committee Chairman received $9,000. The Board has also reserved the right, in its sole discretion, to provide additional compensation at a rate of not more than $1,500 per additional meeting to nonemployee directors who attend more than five meetings of the Board or more than five meetings of each committee on which he or she serves during a calendar year. The Board did not exercise this right in fiscal 2015.

Pursuant to our Stock Incentive Plan, the Board determines in its discretion each year whether restricted shares or stock options are to be awarded to any of our nonemployee directors. Historically, awards of stock options or restricted shares to nonemployee directors have been granted effective as of the date of the annual meeting of stockholders each year. On May 21, 2015, the Board awarded each nonemployee director 11,523 shares of restricted stock under the company’s Stock Incentive Plan, which fully vest in one year or on the date of the Annual Meeting, whichever date is earlier. The number of restricted shares was calculated by dividing $165,000 by the closing share price of our common stock on May 21, 2015 of $14.32 per share, and rounding up to the next whole share. Upon the occurrence of a Corporate Change (as defined in the Stock Incentive Plan) or termination of the nonemployee director’s membership on the Board by reason of death or disability, the forfeiture restrictions on the restricted shares will lapse.

Stock Ownership and Retention Guidelines and Certain Prohibitions Related to Our Securities

The Board has adopted Stock Ownership Guidelines that apply to our nonemployee directors, who are required to meet the following ownership level by the later of May 23, 2017 or within five years of being elected to their position. All nonemployee directors are in compliance with the Stock Ownership Guidelines. Mr. Welch is subject to the Stock Ownership Guidelines applicable to our executive officers, which are described in greater detail in the CD&A.

Individual	Multiple of Annual Retainer(1)
Nonemployee Director	5x annual retainer

(1)	In effect on January 1 of the applicable year.

Among other terms, the guidelines provide that (1) stock granted under the company’s Stock Incentive Plan will be included in determining the stock ownership of an individual, and (2) until the applicable guideline is attained, an individual is required to retain, and not sell or otherwise dispose of, at least 75% of his or her net shares (after taxes) acquired through long-term incentive awards. The value of our stock used in determining the number of shares needed to comply with the guidelines in a given year will be the average price of our stock during August of that same calendar year. The Board may amend or terminate the Stock Ownership Guidelines in its sole discretion.

The Board has adopted a policy prohibiting any nonemployee director of the company from hedging company stock.

Director Compensation Table

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, to each of our directors during 2015.

DIRECTOR SUMMARY COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2015
Name(1)	Fees Earned or Paid in Cash($)	Stock Awards($)(2)	All Other Compensation ($)(3)	Total($)
George R. Christmas	$95,000	$165,000	$—	$260,000
B. J. Duplantis	94,000	165,000	3,000	262,000
Peter D. Kinnear	85,000	165,000	—	250,000
David T. Lawrence	85,000	165,000	—	250,000
Robert S. Murley	85,000	165,000	10,000	260,000
Richard A. Pattarozzi	110,000	165,000	9,300	284,300
Donald E. Powell	85,000	165,000	10,000	260,000
Kay G. Priestly	100,000	165,000	—	265,000
Phyllis M. Taylor	94,000	165,000	—	259,000

(1)	David H. Welch is not included in this table as he is an officer and thus receives no compensation for his service as a director. The compensation received by Mr. Welch is shown in the Summary Compensation Table.

(2)	The values shown in this column reflect the aggregate grant date fair value of restricted stock awards granted in fiscal 2015, computed in accordance with FASB ASC Topic 718, determined without regard to possible forfeitures. The value ultimately received by the director may or may not be equal to the values reflected above. See Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a complete description of the valuation, including the assumptions used. The number of shares of restricted stock held by each of our nonemployee directors at December 31, 2015 was 11,523 shares.

(3)	The values shown in this column consisted solely of matching charitable contributions of up $10,000 in the aggregate per calendar year per director to qualified charitable organizations. In fiscal 2015, the total matching contributions by our company for all directors was $32,300, and contributions were made to the following organizations: Army War College Foundation, Inc., Church of the Holy Spirit, Covenant House, Holy Cross School, Lake Forest Country Day School, National WWII Museum, Saint Bede Abbey & Academy, University of Illinois Foundation and West Texas A&M University Foundation.

We have revised our director compensation program for 2016 to pay an annual retainer in four equal quarterly payments of $48,750 each, with $43,875 payable in cash and $4,875, or 10%, to be paid in stock under the company’s Stock Incentive Plan. This annual retainer is in addition to the retainers payable to the Lead Director and each committee chair (with the amounts of such retainers remaining unchanged from 2015).

Equity Compensation Plan Information

The following table provides information regarding the shares of our common stock that may be issued under our existing equity compensation plans, with the Stock Incentive Plan being the only active equity plan under which the company may grant equity compensation awards. As of December 31, 2015, there were 1,806,557 shares of restricted common stock outstanding pursuant to the Stock Incentive Plan.

Equity Compensation Plan Information as of December 31, 2015
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	144,474(1)	$26.92	2,082,434
Equity compensation plans not approved by security holders (2)	—	—	—
Total	144,474	$26.92	2,082,434

(1)	Weighted average term of outstanding options is 2.1 years.

(2)	No equity compensation plans have been adopted without approval by security holders.

Stock Ownership Information

Security Ownership of Directors, Management and Certain Beneficial Holders

The following table sets forth certain information regarding beneficial ownership of common stock as of March 16, 2016 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) our Named Executive Officers (as defined herein), (3) each of our directors and director nominees, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Putnam Investments, LLC(4)	6,018,240	10.6%
BlackRock, Inc.(5)	5,483,948	9.4%
State Street Corporation(6)	4,105,419	7.2%
The Vanguard Group, Inc.(7)	3,938,865	6.9%
JPMorgan Chase & Co.(8)	3,895,659	6.3%
David H. Welch	834,548	1.5%
Kenneth H. Beer	310,243	*
Lisa S. Jaubert	64,112	*
Keith A. Seilhan	70,120	*
John J. Leonard	67,499	*
George R. Christmas	49,249	*
B. J. Duplantis	55,391	*
Peter D. Kinnear	68,504	*
David T. Lawrence	15,076	*
Robert S. Murley	27,382	*
Richard A. Pattarozzi	44,275	*
Donald E. Powell	48,372	*
Kay G. Priestly	45,870	*
Phyllis M. Taylor	52,568	*
Executive officers and directors as a group (consisting of 18 persons)	1,999,482	3.5%

*	Less than 1%.

(1)	Unless otherwise noted, the address for each beneficial owner is c/o Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

(2)	Under the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if he or she directly or indirectly has or shares the power to vote or dispose of, or to direct the voting or disposition of, such shares, whether or not he or she has any pecuniary interest in such shares, or if he or she has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by (a) Mr. Welch include 89,474 shares, (b) Mr. Beer include 40,000 shares, and (c) the executive officers and directors as a group include 129,474 shares, that may be acquired by such persons within 60 days through the exercise of stock options.

(3)	Based on total shares issued and outstanding of 56,849,335 as of March 16, 2016. Based on the number of shares owned and acquirable within 60 days of March 16, 2016.

(4)	Putnam Investments, LLC’s address is One Post Office Square, Boston, Massachusetts 02109. The number of shares held is based on information included in a Schedule 13G filed on February 16, 2016. Putnam Investments, LLC is an institutional investment advisor. In its role as an investment advisor, Putnam Investment Management, LLC has sole voting power as to 5,496 shares and sole dispositive power as to 6,018,240 shares.

(5)	BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055. The number of shares held is based on information included in a Schedule 13G filed on January 22, 2016. BlackRock, Inc. is an institutional investment management firm, and it has sole voting power as to 5,334,778 shares and sole dispositive power as to 5,483,948 shares.

(6)	State Street Corporation’s address is One Lincoln Street, Boston, Massachusetts 02111. The number of shares held is based on information included in a Schedule 13G filed on February 12, 2016. State Street Corporation is an institutional investment management firm, and it has shared voting power as to 4,105,419 shares and shared dispositive power as to 4,105,419 shares.

(7)	The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The number of shares held is based on information included in a Schedule 13G filed on February 10, 2016. The Vanguard Group, Inc. is an institutional investment advisor. In its role as an investment advisor, The Vanguard Group, Inc. has sole voting power as to 72,570 shares, shared voting power as to 9,100 shares, sole dispositive power as to 3,861,661 shares and shared dispositive power as to 77,204 shares.

(8)	JPMorgan Chase and Co.’s address is 270 Park Avenue, New York, New York 10017. The number of shares held is based on information included in a Schedule 13G filed on January 29, 2016. JP Morgan Chase and Co. is an institutional investment advisor. In its role as an investment advisor, JP Morgan Chase and Co. has sole voting power as to 3,547,934 shares, sole dispositive power as to 3,895,659 shares and shared voting power as to 4,125 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our Section 16 officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Section 16 officers, directors and greater than 10% beneficial owners are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms we received, we believe that, during the fiscal year ended December 31, 2015, our Section 16 officers, directors and greater than 10% beneficial owners timely complied with all applicable filing requirements of Section 16(a).

Proposals Requiring Your Vote

Proposal 1: Election of Directors

Our directors are elected annually and serve one-year terms or until their death, resignation or removal. Each of our current directors is standing for election. Our Bylaws allow for a maximum of 13 directors, but the Board has determined that 10 is currently the optimal number of directors to serve on our Board and has set the size of the Board at that number.

Based on recommendations from our Nominating & Governance Committee, the Board has nominated George R. Christmas, B. J. Duplantis, Peter D. Kinnear, David T. Lawrence, Robert S. Murley, Richard A. Pattarozzi, Donald E. Powell, Kay G. Priestly, Phyllis M. Taylor and David H. Welch for election as directors to serve until the 2017 annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. Each nominee is currently a director, and all nominees were previously elected to the Board by the stockholders. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the Proxy Holders will vote for the election of such other person(s) as may be nominated by the Board or the Board may determine to reduce the size of the Board.

The following table sets forth information regarding the individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors should serve on the Board.

Director	Other Board Experience	Acct.	Fin. & Invt. Banking	Leadership & Gen. Mgmt.	Oil & Gas Explo- ration	M&A Bus. Dev.	Service Sector	Oil & Gas Operations	Political	Legal
George R. Christmas	✓			✓					✓
B.J. Duplantis				✓	✓			✓	✓	✓
Peter D. Kinnear	✓	✓	✓	✓		✓	✓	✓	✓
David T. Lawrence		✓	✓	✓	✓	✓	✓	✓	✓
Robert S. Murley	✓	✓	✓	✓		✓
Richard A. Pattarozzi	✓			✓	✓		✓	✓
Donald E. Powell	✓	✓	✓	✓		✓			✓
Kay G. Priestly	✓	✓	✓	✓		✓
Phyllis M. Taylor	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
David H. Welch	✓	✓	✓	✓	✓	✓	✓	✓	✓

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of our Board as shown in the table above. Ms. Priestly and Messrs. Kinnear, Murley and Powell, are particularly valued for their financial and business acumen. Mr. Duplantis and Ms. Taylor bring to the Board an appreciation of legal risks confronting the company and the energy industry as a result of their legal education and legal and business experiences. Messrs. Pattarozzi and Welch, as engineers and former heads of substantial business units of major oil companies, contribute an in-depth understanding of operational issues confronting our business. Mr. Duplantis, also an engineer with prior major oil company experience, likewise brings an understanding of operational issues encountered by oil and gas companies such as ours. Similarly, Mr. Lawrence, as a geologist and geophysicist and former head of substantial business units of a major integrated oil company, contributes an in-depth understanding of oil and gas exploration activities and associated issues encountered by our company. Retired Lt. Gen. Christmas brings to the Board the unique leadership and management skills acquired through his long service in the U.S. Marine Corps, as well as his many years of experience in U.S. national security enabling him to assist the Board in assessing geopolitical risk. Messrs. Christmas, Kinnear, Lawrence, Murley, Pattarozzi and Welch and Mss. Priestly and Taylor also offer the judgment and perspective of former chief executive officers, presidents and leaders of major enterprises. Each director also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business.

Each of the nominees, other than Mr. Welch, is an independent director.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Proposal 2:	Ratification of the Appointment of the Independent Registered Public Accounting Firm

Pursuant to the recommendation of the Audit Committee, the Board appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2016. The Board recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board believes that the change would be in the best interests of Stone and its stockholders. If the stockholders vote against ratification, the Board will reconsider its selection.

Ernst & Young LLP has served as our independent registered public accounting firm and audited our consolidated financial statements beginning with the fiscal year ended December 31, 2002.

We are advised that no member of Ernst & Young LLP has any direct or material indirect financial interest in Stone or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Set forth below are the aggregate fees billed by Ernst & Young LLP, the independent registered public accounting firm, for each of the last two fiscal years:

	2014	2015
Audit Fees(1)	$645,000	$645,375
Audit-Related Fees	–	–
Tax Fees(2)	119,875	77,180
All Other Fees	–	–
Total	$764,875	$722,555

(1)	Audit Fees represent the aggregate fees billed for professional services provided in connection with the audit of our financial statements, attestation work in connection with our Sarbanes-Oxley Section 404 internal control compliance, review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Tax Fees represent the aggregate fees billed for professional services provided in connection with tax return preparation and tax consulting.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm (subject, if applicable, to stockholder ratification), and approves all audit engagement fees and terms and all significant non-audit engagements with the independent registered public accounting firm. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. At the beginning of the fiscal year, the Audit Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Audit Committee also pre-approves proposed audit-related services, tax services and other permissible services, based on specified project and service details, fee estimates, and aggregate fee limits for each service category. The Audit Committee pre-approved all services provided by the independent registered public accounting firm in fiscal 2015. The Audit Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and the related fees.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG LLP, FOR FISCAL 2016.

Proposal 3:    Advisory Vote to Approve Named Executive Officer Compensation

We are providing our stockholders with an advisory (nonbinding) vote on the compensation paid to our NEOs (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion set forth in this proxy statement. Accordingly, you may vote on the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to Stone Energy Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. The current frequency on such advisory vote is once a year. We expect the next vote to occur at the 2017 annual meeting of stockholders.

As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program is designed to attract and retain talented executives and also to motivate our executives to achieve our designated goals and thereby create a successful company enhancing stockholder value. We ask that you please read this discussion and analysis of our compensation program for more information including how the results of our most recent say-on-pay vote have affected our compensation policies and decisions. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 4:	Approval of the First Amendment to the Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 450,000 Shares

At the Annual Meeting, the stockholders will be asked to approve the adoption of the First Amendment to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Stock Incentive Plan”) to increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan. The First Amendment also increases the calendar year per person award limitation on “performance-based compensation” under Section 162(m) of the Internal Revenue Code from 500,000 shares to 1,500,000 shares. Please see “Proposal 5: Approval of the Material Terms of the Stock Incentive Plan, As Amended by the First Amendment, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code” for more information. If the First Amendment to the Stock Incentive Plan is approved at the Annual Meeting, then it will become effective as of May 19, 2016. The company believes approval of the First Amendment to the Stock Incentive Plan is advisable in order to ensure the company has an adequate number of shares of common stock available in connection with its compensation program.

The following table summarizes certain information regarding our Stock Incentive Plan (but does not take into account any of the additional shares that stockholders are being asked to approve at the annual meeting pursuant to Proposal 4). The Stock Incentive Plan is the only active equity plan under which the company may grant equity compensation awards and the only plan under which equity awards are outstanding.

As of March 16, 2016
Total Shares Available for Grant under the Stock Incentive Plan	2,102,945
Total Full Value Awards Outstanding	1,059,100
Total Stock Options Outstanding	129,474
Weighted Average Exercise Price of Stock Options Outstanding	$ 24.51
Weighted Average Duration of Stock Options Outstanding	1.7 years

For ease of reference, we have included, with the proposed First Amendment, the text of the Stock Incentive Plan that is the subject of this Proposal 4 and the following Proposal 5, as Appendix A to this proxy statement.

Background and Purpose of the Proposal

The company’s stockholders originally approved the Stock Incentive Plan at the company’s annual meeting held on May 28, 2009 and approved the First Amendment to the Stock Incentive Plan at the company’s annual meeting held on May 20, 2011. The company’s stockholders approved the Second Amendment and the Third Amendment at the company’s 2015 annual meeting. The Second Amendment increased the number of shares of common stock reserved for issuance under the Stock Incentive Plan by 1,600,000 shares to 10,125,000. On December 17, 2015, the company amended and restated the Stock Incentive Plan to incorporate all prior amendments to the Stock Incentive Plan (including the Second Amendment and the Third Amendment) and certain other changes to the Stock Incentive Plan as described in greater detail herein in the form of the Stock Incentive Plan as currently in effect. The Board of Directors unanimously acted to amend the Stock Incentive Plan pursuant to the First Amendment on February 18, 2016, subject to stockholder approval at the Annual Meeting.

As of March 16, 2016, 2,102,945 shares remained available for grant under the Stock Incentive Plan. The purpose of the First Amendment to the Stock Incentive Plan is to (i) increase the number of shares of common stock that the company may issue under the Stock Incentive Plan, including the number of shares of common stock that may be issued under the Stock Incentive Plan through incentive stock options (as described below), by 450,000 shares and (ii) increase the calendar year per person award limitation on “performance-based compensation” from 500,000 shares to 1,500,000 shares.

If the First Amendment to the Stock Incentive Plan is not approved by the stockholders at the Annual Meeting, then after using all shares currently available under the Stock Incentive Plan, we will be limited in our ability to make further grants under the plan because the NYSE requires stockholder approval to issue additional shares, and we may have to provide compensation through other means to attract and retain qualified personnel, such as through the grant of awards similar to the awards under the 2016 performance cash incentive plan. If the First Amendment to the Stock Incentive Plan is approved, the company intends to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for issuance under the Stock Incentive Plan.

The company believes approval of the First Amendment to the Stock Incentive Plan will give it flexibility to make stock-based grants and other awards permitted under the Stock Incentive Plan over the next one (1) to two (2) years in amounts determined appropriate by the Administrator (as defined below under “Description of the Stock Incentive Plan—Administration”); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested under the First Amendment to the Stock Incentive Plan and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of the company’s common stock, award levels and amounts provided by the company’s competitors and hiring activity over the next few years. The closing market price of the company’s common stock as of March 24, 2016 was $[●] per share, as reported on the New York Stock Exchange.

As the low commodity price environment that began in 2014 has perpetuated, through 2015 and now into 2016, and stock prices in our industry have continued to decline, long-term equity incentive awards to our officers, directors and employees in 2015 for 2014 performance consisted of a larger number of shares in order to capture a grant date value consistent with the value of grants made in prior years, which resulted in the use of shares under our Stock Incentive Plan at a more rapid rate than previously estimated. An equity compensation plan remains an important element of our compensation program to attract and retain the services of qualified employees, officers and directors to guide our company through these continuing uncertain and challenging times. Due to the challenges to the company from continued low commodity prices and market volatility, our enhanced focus on near-term performance objectives with the goal of creating sustainable, long-term value,and the limitations on the availability of shares in the Stock Incentive Plan, we have suspended our long-term incentive compensation program for the 2015 and 2016 performance years. For 2016, we have instead implemented a performance cash incentive program pursuant to which awards vest and become payable upon the achievement of performance criteria. We believe these measures should provide the Company with the necessary flexibility during the current low-price environment to provide sufficient long-term incentives (as well as short-term incentives) to our officers and employees without having to utilize shares from the Stock Incentive Plan at a rate that would unfairly dilute existing stockholders.

Description of the Stock Incentive Plan

The following is a summary of the material features of the Stock Incentive Plan, as proposed to be amended by the First Amendment, which is referred to herein as the Stock Incentive Plan. The summary does not purport to be a complete description of all provisions of the Stock Incentive Plan and is qualified in its entirety by reference to the complete text of the Stock Incentive Plan, a copy of which is included in Appendix A to this proxy statement.

The Stock Incentive Plan is designed to promote the interests of the company and its stockholders by providing a means whereby certain employees of the company and its affiliates and the non-management directors of the company may develop a sense of proprietorship and personal involvement in the development and financial success of the company, and to encourage them to remain with and devote their best efforts to the business of the company. Accordingly, the Stock Incentive Plan provides for granting (a) “incentive” stock options as defined in Section 422 of the Code, (b) stock options that do not constitute incentive stock options (“non-statutory” stock options), (c) stock appreciation rights in conjunction with an incentive or non-statutory stock option, (d) restricted stock, (e) restricted stock units, (f) dividend equivalents, (g) other stock-based awards, (h) conversion awards, and (i) cash awards, any of which may be further designated as performance awards (collectively referred to as “awards”).

Number of Shares Subject to the Stock Incentive Plan

The First Amendment to the Stock Incentive Plan would increase the number of shares of common stock available for awards under the Stock Incentive Plan, and the number of shares of common stock that may be issued under the Stock Incentive Plan through incentive stock options, from the number authorized under the Stock Incentive Plan, by 450,000 shares. Accordingly, the aggregate maximum number of shares authorized to be issued under the Stock Incentive Plan, and the aggregate maximum number of shares authorized to be issued under the Stock Incentive Plan through incentive stock options, is 10,575,000 shares of common stock (which number includes the number of shares of common stock previously issued pursuant to an award (or made subject to an award that has not expired or terminated) granted under the Stock Incentive Plan, the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan (the “2004 Plan”), the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan, or the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan. The foregoing limitations are subject the adjustment provisions of the Stock Incentive Plan.

Shares of common stock subject to an award that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (awards of restricted stock shall not be considered “delivered shares” for this purpose), will again be available for awards under the Stock Incentive Plan. However, shares (i) tendered or withheld in payment of any exercise or purchase price of an award or taxes relating to an award, (ii) shares that were subject to an option or stock appreciation right but were not issued or delivered as a result of the net settlement or net exercise of such award, and (iii) shares repurchased on the open market with the proceeds of an option’s exercise price, will not, in each case, be available for awards under the Stock Incentive Plan.

Common stock issued under the Stock Incentive Plan may come from authorized but unissued shares of common stock or common stock previously issued and outstanding and reacquired by the company, subject to the restrictions described in the preceding paragraph.

Administration

The Stock Incentive Plan is administered by the “Administrator,” which means (a) in the context of awards granted to, or the administration (or interpretation of any provision) of the Stock Incentive Plan as it relates to, any person (other than a nonemployee director) who is subject to Section 16 of the Exchange Act, the Committee (as defined below), (b) in the context of awards granted to, or the administration (or interpretation of any provision) of the Stock Incentive Plan as it relates to, any nonemployee director, the Board, or (c) in the context of awards granted to, or the administration (or interpretation of any provision) of the Stock Incentive Plan as it relates to, any person who is not subject to Section 16 of the Exchange Act, the Chief Executive Officer of the company (or, if the Chief Executive Officer is not a member of the Board, the Committee), unless the Stock Incentive Plan specifies that the Committee will take specific action (in which case such action may only be taken by the Committee) or the Committee specifies that it will serve as Administrator. The Board may from time to time, in its sole discretion, put any restrictions or limitations on the powers that may be exercised under the Stock Incentive Plan by the Chief Executive Officer in his capacity as Administrator as described in the preceding sentence. The term “Committee” means a committee of, and appointed by, the Board that will be comprised solely of two or more directors who are both (i) outside directors (within the meaning of Section 162(m) of the Code), and (ii) nonemployee directors (within the meaning of Rule 16b-3 under the Exchange Act). The Compensation Committee of the Board currently serves as the “Committee.”

The Administrator has full authority, subject to the terms of the Stock Incentive Plan, to interpret the Stock Incentive Plan and to establish rules and regulations for the proper administration of the Stock Incentive Plan. All decisions made by the Administrator in construing the provisions of the Stock Incentive Plan are final; provided, however, that in the event of a conflict in any such decision as between the Committee and the Chief Executive Officer, each acting in capacity as Administrator of the Stock Incentive Plan, the determination by the Committee will be conclusive.

Eligibility to Participate

All of the employees of the company and its affiliates (including an employee who may also be an officer or director of any such company) and all non-management directors of the company are eligible to participate in the Stock Incentive Plan. The selection of employees and non-management directors, from among those eligible, who will receive awards is within the discretion of the Administrator. As of March 16, 2016, approximately 300 employees and 9 non-management directors were eligible to participate in the Stock Incentive Plan.

Term

The term of the Stock Incentive Plan is scheduled to end on May 21, 2025, and no further awards may be granted under the Stock Incentive Plan after that date. The Stock Incentive Plan will terminate thereafter once all options have been exercised or expired and all restricted stock has vested or been forfeited. The Board may, however, terminate the Stock Incentive Plan at any time without prejudice to the holders of any then outstanding awards.

Stock Options

The Stock Incentive Plan provides for the grant of stock options that allow a participant to purchase a share of the company’s common stock. Stock options may be either incentive stock options governed by Section 422 of the Code or non-statutory options. The Administrator will determine the terms and conditions of any stock option at the time of grant. All options will be evidenced by an option agreement containing provisions consistent with the Stock Incentive Plan and such other provisions as the Administrator deems appropriate.

Term of Option. The term of each option will be as specified by the Administrator at the date of grant (but not more than 10 years). The effect of an optionee’s termination of employment or membership on the Board by reason of death, retirement, disability or otherwise will be specified in the option contract that evidences each option grant.

Option Price. The exercise or purchase price of an option (the “option price”) will be determined by the Administrator and will not be less than the fair market value of a share of the company’s common stock on the date that the option is granted. Except for adjustments for certain changes in the common stock, the Administrator may not, without the approval of the stockholders of the company, amend any outstanding option contract that evidences an option grant to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options with an option price that is less than the option price of the original options.

Special Rules for Certain Stockholders. Notwithstanding the foregoing, if an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

Status of Options. The status of each option granted to an employee as either an incentive stock option or a non-statutory stock option will be designated by the Administrator at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. All options granted to non-management directors will be non-statutory stock options.

Payment of Option Price. The option agreement may provide for the payment of the option price, in whole or in part, in cash, by the delivery of a number of shares of common stock owned by the optionee, a “cashless exercise” of the option, or by a combination of cash and common stock.

Stock Appreciation Rights. An option agreement may provide for the surrender of the right to purchase shares under an incentive stock option or non-statutory option in return for a payment in cash or shares of common stock, or a combination of cash and shares of common stock, equal in value to the excess of the fair market value of the shares with respect to which the right is surrendered over the option price thereof, on such terms and conditions as the Administrator may prescribe. In the case of a stock appreciation right that is granted in connection with an incentive stock option, such right shall be exercisable only when the fair market value of the common stock exceeds the option price.

Restricted Stock

The Stock Incentive Plan provides for the grant of restricted stock awards, which are shares of the company’s common stock that are subject to transfer limitations, a risk of forfeiture, and other restrictions imposed by the Administrator in its sole discretion. All restricted stock awards will be evidenced by a restricted stock agreement.

Transfer Restrictions and Forfeiture Obligations. Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the recipient at the time the award is made without any payment to the company (other than for any payment amount determined by the Administrator in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the company as may be determined in the discretion of the Administrator. The Administrator may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on:

(i).	the attainment of performance goals related to one or more of the following objective business criteria that the Committee determines is appropriate: (1) the price of a share of common stock, (2) the company’s earnings per share, (3) the company’s market share, (4) the market share of a business unit of the company designated by the Administrator, (5) the company’s sales, (6) the sales of a business unit of the company designated by the Administrator, (7) the net income (before or after taxes) of the company or any business unit of the company designated by the Administrator, (8) the cash flow or return on investment of the company or any business unit of the company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the company or any business unit of the company designated by the Administrator, (10) the economic value added, (11) the return on capital, assets or stockholders’ equity achieved by the company, or (12) the total stockholders’ return achieved by the company (collectively referred to as the “Performance Measures”);

(ii).	the recipient’s continued employment or service as a director with the company and its affiliates for a specified period;

(iii).	the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or

(iv).	a combination of any of these factors.

The performance measures described in clause (i) of the preceding sentence may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the company or any affiliate, division or department thereof. In addition, restricted stock awards intended to constitute “performance-based compensation” (within the meaning of Section 162(m) of the Code) shall be subject to the attainment of performance goals related to the objective business criteria described below under “Proposal 5: Approval of the Material Terms of the Stock Incentive Plan, As Amended by the First Amendment, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code,” upon approval of such Proposal 5.

Other Terms and Conditions. Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the restrictions described above and unless otherwise provided, the recipient of the award will have all the rights of a stockholder of the company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Administrator may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to restricted stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a director of a recipient of restricted stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Accelerated Vesting. The Administrator may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the Administrator, but, except in connection with a Corporate Change (as defined below), the Administrator may not take any action to vest a restricted stock award that has been granted to a “covered employee” (within the meaning of Section 162(m) of the Code) if such award has been designed to meet the exception for “performance-based compensation” under Section 162(m).

Restricted Stock Unit Awards

The Stock Incentive Plan provides for the grant of restricted stock unit awards, or RSUs, that provide a participant the right to receive common stock, cash, or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the award). The Administrator may subject restricted stock unit awards to such performance or service requirements and/or other restrictions as the Administrator may determine. Restricted stock unit awards will be settled upon expiration of the deferral period specified for such restricted stock unit award by the Administrator (or, if permitted by the Administrator, as elected by the participant). Restricted stock unit awards may be satisfied by delivery of cash or common stock, or a combination thereof, in the amount equal to the fair market value of the number of shares of common stock covered by the restricted stock unit award, as determined by the Administrator at the date of grant or thereafter.

Dividend Equivalents

The Stock Incentive Plan provides for the grant of dividend equivalents that entitle a participant to receive cash, common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award (other than a restricted stock award). The Administrator may provide that dividend equivalents will be paid or distributed when accrued or at a later specified date. If distributed at a later date, dividend equivalents may be deemed to have been reinvested in additional common stock, awards, or other investment vehicles or accrued in a bookkeeping account without interest and subject to such restrictions on transferability and risks of forfeiture, as the Administrator may specify. Dividend equivalents granted in connection with another award will be paid to a participant without restrictions at the same time as ordinary cash dividends are paid by the company to its stockholders generally absent a contrary provision in the award agreement applicable to such dividend equivalents.

Other Stock-Based Awards

The Stock Incentive Plan provides for the grant of other stock-based awards that entitle a participant to receive such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, common stock, as deemed by the Administrator to be consistent with the purposes of the Stock Incentive Plan. Such awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon performance of the company or any other factors designated by the Administrator, and awards valued by reference to the book value of common stock or the value of securities of the performance of specified subsidiaries of the company. In the discretion of the Administrator, other stock-based awards may be subject to such terms and conditions, including without limitation, consideration to be paid and the timing, form and methods of payment, as the Administrator may establish.

Cash Awards

The Stock Incentive Plan provides for the grant of cash awards on such terms and conditions as the Administrator may determine.

Conversion Awards

The Stock Incentive Plan provides for the grant of conversion awards granted in substitution for similar awards held by individuals who become eligible persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the company or an affiliate of the company.

Corporate Change and Other Adjustments

The Stock Incentive Plan provides that, upon a Corporate Change (as defined below), the Committee shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Incentive Plan, which alternatives may vary among individual participants: (i) accelerate the time at which outstanding options may be exercised so that options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which such date all unexercised options shall terminate, (ii) require the mandatory surrender to the company by selected participants of some or all of the outstanding options held by such participants as of a date specified by the Committee, in which event the Committee shall cancel such options and pay each participant a cash payment determined in accordance with the Stock Incentive Plan, or (iii) adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of common stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee). In addition, upon a Corporate Change or other changes in our common stock, the Committee may in its discretion make appropriate adjustments to other awards granted under the Stock Incentive Plan to reflect the transaction, including acceleration of the vesting conditions applicable to any such award. The Stock Incentive Plan provides that a Corporate Change generally occurs if (a) the company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (b) the company sells, leases or exchanges all or substantially all of its assets, (c) the company is dissolved and liquidated, (d) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the company’s voting stock, or (e) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

In the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of common stock occurring after an award is granted, the following will be appropriately adjusted by the Committee:

(i).	the maximum number of shares that may be issued under the Stock Incentive Plan;

(ii).	the maximum number of shares that may be issued under the Stock Incentive Plan through incentive stock options;

(iii).	the maximum number of shares that may be issued to any one individual;

(iv).	any restrictions or limitations on the awards that may be granted by the Chief Executive Officer; and

(v).	the number and price of shares of common stock or other consideration subject to an award.

Amendments

The Board may from time to time amend the Stock Incentive Plan; however, no amendment may be adopted without the prior approval of the stockholders of the company if the amendment (a) materially increases the benefits accruing to non-management directors participating under the Stock Incentive Plan, (b) increases the number of shares of common stock that may be issued under the Stock Incentive Plan or increases the number of shares of common stock that may be issued under the Stock Incentive Plan through incentive stock options or changes the class of eligible participants, or (c) amends or deletes the provision of the Stock Incentive Plan that prevents the Administrator from amending any outstanding option contract to reduce the option price or cancel any outstanding options in exchange for cash, other awards or options having a lower option price.

Transferability

An award (other than an incentive stock option) is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Administrator. An incentive stock option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative.

Certain United States Federal Income Tax Aspects of the Stock Incentive Plan

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the Stock Incentive Plan. This description is based on current laws in effect on March 16, 2016, which are subject to change (possibly retroactively). The tax treatment of participants under the Stock Incentive Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences or any tax consequences related to the transfer of awards, which is generally prohibited by the Stock Incentive Plan except in limited circumstances. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Stock Incentive Plan.

Stock Options and Stock Appreciation Rights

Participants will not realize taxable income upon the grant of a stock option or a stock appreciation right. Upon the exercise of a non-statutory option or a stock appreciation right, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a non-statutory option or stock appreciation right that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Code will not recognize taxable income on the grant of an incentive stock option.

Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals the tax basis of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

No stock options have been granted pursuant to the Stock Incentive Plan since its initial effective date on May 28, 2009.

Other Awards: Cash Awards; Restricted Stock Awards; Dividend Equivalents; Restricted Stock Unit Awards

A participant will recognize ordinary compensation income (subject to withholding) upon the receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A recipient of a restricted stock unit award will not have taxable income at the time of grant of a restricted stock unit award denominated in common stock, but rather, will generally recognize ordinary compensation income at the time such recipient receives cash or common stock in settlement of the restricted stock unit award in an amount equal to the cash or the fair market value of the common stock received.

A recipient of a restricted stock award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under section 83(b) of the Code. If a section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. Dividend equivalents that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxable as ordinary compensation income, not as dividend income, when paid. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in the shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion below under “—Tax Consequences to the Company,” the company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Stock Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Stock Incentive Plan could be limited by Section 162(m) of the Code. Section 162(m) limits the company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a covered employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of an award must be based on the satisfaction of one or more performance goals selected by the Administrator and certain other requirements must be met, including stockholder approval requirements. In order to allow awards to potentially qualify as “performance-based compensation,” the company is seeking stockholder approval of the material terms of the Stock Incentive Plan, as amended by the First Amendment, including the maximum amount of compensation that may be paid under the Stock Incentive Plan, pursuant to Proposal 5. Awards under the Stock Incentive Plan intended to qualify as “performance-based compensation” may not be granted in a given period if such awards relate to a number of shares of common stock that exceeds a specified limitation. The company may determine that it is in the company’s best interests not to satisfy the requirements for the “performance-based compensation” exception in certain situations.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

Grants to Certain Persons

The awards, if any, that will be made to eligible participants under the Stock Incentive Plan are subject to the discretion of the Administrator, and thus the company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees and directors under the Stock Incentive Plan. Therefore, the New Benefits Table is not provided. No stock options have been granted under the Stock Incentive Plan since its initial effective date on May 28, 2009.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Under Delaware law, abstentions and broker non-votes are not counted as votes cast and, accordingly, do not affect the outcome of the vote on this proposal for Delaware law purposes. However, under NYSE rules, this proposal must be approved by a majority of the votes cast on the proposal with abstentions counting as votes cast. Therefore, abstentions will have the same effect as a vote against the proposal for NYSE purposes.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 4 TO APPROVE THE FIRST AMENDMENT TO THE STOCK INCENTIVE PLAN.

Proposal 5:	Approval of the Material Terms of the Stock Incentive Plan, as Amended by the First Amendment, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code

Background and Purpose of the Proposal

In addition to requesting approval at the Annual Meeting to increase the number of shares available for issuance under the Stock Incentive Plan as set forth in Proposal 4, the company is also asking stockholders to approve the material terms of the Stock Incentive Plan, as amended by the First Amendment, for purposes of complying with certain requirements of Section 162(m) of the Code (“Section 162(m)”). As explained in greater detail below, we believe approval of this Proposal 5 is advisable in order to allow us to grant awards under the Stock Incentive Plan that may qualify as “performance-based compensation” under Section 162(m).

The Stock Incentive Plan, as amended by the First Amendment, is designed, in part, to allow us to provide “performance-based compensation” that may be tax-deductible by us and our subsidiaries without regard to the limits of Section 162(m) in the event we choose to structure compensation in a manner that will satisfy the exemption. Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to the Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m).

In addition to certain other requirements, in order to qualify for this exemption, the material terms of the Stock Incentive Plan, as amended by the First Amendment, must be disclosed to and approved by our stockholders. Under Section 162(m), the material terms of the Stock Incentive Plan, as amended by the First Amendment, that stockholders are being asked to approve are (i) the maximum amount of compensation that may be paid to an individual who is likely to be a Covered Employee during a specified period, (ii) the employees eligible to receive compensation, and (iii) the list of business criteria on which performance goals may be based. The First Amendment does not modify the employees eligible to receive compensation under the plan or the list of business criteria on which performance goals may be based, but does increase the calendar year per person award limitation on “performance-based compensation” from 500,000 shares to 1,500,000 shares. Each of these items is discussed below, and stockholder approval of this Proposal 5 constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements. Accordingly, we are asking our stockholders to approve the material terms of the Stock Incentive Plan, as amended by the First Amendment, for purposes of Section 162(m).

If this Proposal 5 is not approved, our Covered Employees may not receive the compensation that we intended to provide them under the Stock Incentive Plan and the deductibility of awards granted to Covered Employees in the future may potentially be limited. This means that the company may be limited in its ability to grant awards that satisfy its compensation objectives and that are deductible (although the company retains the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible).

The following is a summary of the Section 162(m) material terms of the Stock Incentive Plan, as amended by the First Amendment, and all references to the Stock Incentive Plan in the following summary shall be to the Stock Incentive Plan as amended by the First Amendment. The summary is qualified in its entirety by reference to the complete text of the Stock Incentive Plan and the First Amendment, which are attached to this proxy statement as Appendix A.

Maximum Amounts of Compensation

Consistent with certain provisions of Section 162(m), restrictions on the maximum amount of compensation that may be awarded to an individual under the Stock Incentive Plan in a specified period must be provided for in the plan and approved by our stockholders. The Stock Incentive Plan provides that an individual who is likely to be a Covered Employee may not receive during any calendar year (i) stock based awards under the Stock Incentive Plan relating to more than 1,500,000 shares of stock (subject to adjustment from time to time in accordance with the provisions of the Stock Incentive Plan), or (ii) cash awards having a value determined on the date of grant in excess of $10,000,000, to the extent any such award is intended to be “performance-based compensation” within the meaning of Section 162(m) (a “Section 162(m) award”). The performance period applicable to any performance award may not exceed ten years.

Eligibility to Participate

Consistent with certain provisions of Section 162(m), the employees eligible to receive compensation under the Stock Incentive Plan must be set forth in the plan and approved by our stockholders. All of the employees of the company and its affiliates (including an employee who may also be an officer or director of any such company) and all non-management directors of the company are eligible to participate in the Stock Incentive Plan. The selection of employees and non-management directors, from among those eligible, who will receive awards is within the discretion of the Administrator. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the performance award, or to other employees generally as determined to be appropriate by the Administrator in its discretion.

Business Criteria

Consistent with certain provisions of Section 162(m), the business criteria on which performance goals applicable to “performance-based compensation” may be based under the Stock Incentive Plan must be provided for in the plan and approved by our stockholders. The Compensation Committee, which is the “Administrator” under the Stock Incentive Plan with respect to Section 162(m) awards, may use any measures of performance described below it deems appropriate in establishing performance conditions and may exercise its discretion, to the extent such discretion does not violate applicable law, to decrease the amounts payable under any award based on such conditions. If an eligible employee is likely to be a Covered Employee, and the Administrator determines that the contemplated award should qualify as “performance-based compensation” under Section 162(m), then the grant, vesting, exercise and/or settlement of such performance award, whether a stock-based award or a cash award, will be contingent upon achievement of one or more pre-established performance goals based on business criteria set forth below.

Performance goals set by the Administrator may related to one or more of the following objective business criteria for us, on a consolidated basis, and/or for specified subsidiaries, businesses or geographical units (except with respect to the total stockholder return and earnings per share criteria): (1) earnings per share, (2) revenues, (3) cash flow, (4) cash flow from operations, (5) cash flow return, (6) return on net assets, (7) return on assets, (8) return on investment, (9) return on capital, (10) return on equity, (11) economic value added, (12) operating margin, (13) contribution margin, (14) net income, (15) net income per share, (16) pretax earnings, (17) pretax earnings before interest, depreciation, and amortization, (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (19) total stockholder return, (20) debt reduction or management, (21) market share, (22) fair market value of our common stock, (23) operating income, (24) stock price, (25) effective equipment utilization, (26) achievement of savings from business improvement projects, (27) capital projects deliverables, (28) performance against health, safety and/or environmental targets, (29) safety performance and/or incident rate, (30) human resources management targets, including medical cost reductions and time to hire, (31) satisfactory internal or external audits, (32) sales, (33) reserves, production and related targets, and (34) any of the above goals determined pretax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.

In addition, to the extent consistent with Section 162(m), in establishing a performance goal for a Section 162(m) award, the Administrator may provide for the manner in which performance will be measured to reflect the impact of any of the following events or occurrences: (i) asset write-downs or impairments to assets; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in Accounting Standards Codification Topic 225; (vi) any change in accounting principles as defined in Accounting Standards Codification Topic 250; (vii) any loss from a discontinued operation as described in Accounting Standards Codification Topic 360; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any investment or acquisition; (xi) any amounts pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (xii) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (xiii) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; or (xiv) marked-to-market adjustments for financial instruments.

Performance goals for Section 162(m) awards will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m). Performance goals for Section 162(m) awards will be established not later than 90 days after the beginning of any applicable performance period, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). All determinations by the Administrator as to the establishment, amount and certification of achievement of performance goals will be made in writing and the Administrator may not delegate any responsibility relating to such Section 162(m) awards. Notwithstanding the foregoing, stock options and stock appreciation rights with an exercise price not less than the fair market value of our common stock on the date of grant are intended to be Section 162(m) awards, even if not otherwise contingent upon achievement of a pre-established performance goal or goals. The Stock Incentive Plan does not preclude the Administrator from granting awards to Covered Employees that are not intended to constitute Section 162(m) awards or from determining that is it no longer necessary or appropriate for a Section 162(m) award to qualify as such.

For a detailed description of the other material features of, certain tax consequences associated with participation in and other information regarding the Stock Incentive Plan, please see “Proposal 4: Approval of the First Amendment to the Company’s Stock Incentive Plan to Increase the Number of Shares Reserved for Issuance under the Stock Incentive Plan by 450,000 Shares.”

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes of the shares of common stock cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote on this proposal.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 5 TO APPROVE THE MATERIAL TERMS OF THE STOCK INCENTIVE PLAN AS AMENDED BY THE FIRST AMENDMENT FOR SECTION 162(M) PURPOSES.

Proposal 6:	Approval of an Amendment to our Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 150,000,000 Shares to 300,000,000 Shares

On March 10, 2016, the Board approved an amendment to Article Fourth of our Certificate of Incorporation to increase the number of authorized shares of capital stock from 155,000,000 to 305,000,000 shares, consisting of 5,000,000 previously authorized shares of preferred stock, 150,000,000 previously authorized shares of common stock and 150,000,000 newly authorized shares of common stock. The text of the proposed amendment is set forth below, and the full amendment is provided in Appendix B.

Purpose and Effects of the Proposed Amendment

We are currently authorized pursuant to our Certificate of Incorporation to issue up to 150,000,000 shares of common stock. As of March 24, 2016, there were [56,849,335] shares of common stock issued and outstanding and [21,393,245] shares of common stock reserved for issuance (upon the exercise of outstanding stock options, in connection with future grants under the Stock Incentive Plan and as required in connection with the company’s 2017 convertible notes and related warrants), resulting in only [71,757,420] shares of authorized and unissued shares of common stock available for issuance. The purpose of our proposed increase in the authorized shares of common stock is to make available additional shares of common stock for issuance for financing activities, acquisitions, stock issuances pursuant to employee benefit plans and other corporate purposes without the requirement of further action by our stockholders. Except pursuant to our company’s employee and director stock plans, we have no current plan, commitment, arrangement, understanding or agreement to issue any of the additional shares of common stock that will become authorized shares of our capital, including without limitation in a merger, consolidation, acquisition or similar business transaction. Historically, we have regularly monitored the capital and credit markets for opportunities that we believe will improve our balance sheet, and have engaged, from time to time, in financing or refinancing transactions as market conditions permit. For example, in May 2014, we sold 5,750,000 shares of our common stock in a public offering, and in March 2012, we sold $300 million in aggregate principal amount of 2017 convertible notes in a private offering, which notes are convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

In light of continuing low commodity prices and market volatility and uncertainty in 2016, we are focused on operating efficiency, liquidity and debt reduction. For a complete discussion of our 2015 results and our 2016 outlook, we refer you to our Annual Report on Form 10-K, primarily “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” where we have detailed our full financial and operating results for fiscal 2015 and our outlook for fiscal 2016, as well as our Current Report on Form 8-K dated March 9, 2016. In March 2016, we retained Lazard as our financial advisor and Latham & Watkins LLP as our legal advisor to assist us in analyzing and considering financial, transactional and strategic alternatives. These alternatives may include a restructuring with current holders of our senior notes (which may include exchanges of our senior notes for new equity or debt securities), issuance of debt or equity in the public or private markets, securing a secondary credit facility or second lien notes, utilizing the current credit facility, sale or joint venture of core or non-core assets, and a sale and leaseback of owned infrastructure. Any financing or refinancing transaction may result in the issuance of a significant amount of our common stock and may occur on a stand-alone basis or in connection with, or immediately following, other transactions. As such, we believe that it is important for us to have available for issuance a number of authorized shares of common stock sufficient for such financing or refinancing transactions.

If the proposed amendment is approved by stockholders, the company would have 300,000,000 shares of common stock available for issuance (after taking into consideration the shares required to be held in reserve as set forth above). Those shares would be available for issuance from time to time at the discretion of the Board without further stockholder action, except as may be required for a particular transaction by law, stock exchange regulations or other agreements or restrictions we may enter into in the future. Increasing the number of authorized shares of common stock will provide us with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from stockholders.

The proposed new authorized shares of common stock would become part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. No stockholder has any preemptive rights to acquire additional shares of the common stock. The increase in the authorized shares of common stock will not of itself cause any changes in our capital accounts or have any immediate effect on the rights of existing stockholders. However, to the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and could be issued at prices lower than the prices at which existing stockholders purchased their stocks. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

An increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of us by means of a takeover bid that the Board determines is not in our best interest nor in the best interests our stockholders. However, the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of us. We have no current plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Implementation of Proposed Amendment

If Proposal 6 is approved by the requisite holders of the common stock as set forth below, the proposed amendment to Article Fourth of the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State. If Proposal 6 is approved by the requisite holders of common stock, the company intends to file the Certificate of Amendment as set forth in Appendix B hereto with the Delaware Secretary of State promptly following the annual meeting. In such case, the company will file the Certificate of Amendment (i) regardless of whether Proposal 7 (which as described below would authorize the Board to effect a reverse stock split of the company’s common stock at various rates, such ratio to be determined by the Board, if the Board subsequently determines to proceed with the reverse stock split and to proportionately decrease the number of authorized shares of common stock in connection therewith) is approved by the requisite holders of common stock and (ii) if Proposal 7 is approved and the Board subsequently determines to proceed with the reverse stock split, prior to the filing of any Certificate of Amendment as described in Proposal 7.

Text of the Amendment

We propose to amend the first paragraph of Article Fourth of the Certificate of Incorporation so that the first sentence of the paragraph would read in its entirety as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 305,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 300,000,000 shares of Common Stock, par value of $.01 per share.”

The only changes that would be made to the first paragraph of Article Fourth of the Certificate of Incorporation, as currently in effect, would be to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000 and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 155,000,000 to 305,000,000. The full text of the proposed amendment to the Certificate of Incorporation to effect Proposal 6 is included as Appendix B to this proxy statement.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will have the same effect as a vote against this proposal.

On March 24, 2016, there were [56,849,335] shares of common stock issued and outstanding and [21,393,245] shares of common stock reserved for issuance. As of March 24, 2016, our directors and officers had the right to vote [1,870,008] shares of common stock.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 150,000,000 SHARES to 300,000,000 SHARES, AS SET FORTH IN APPENDIX B.

Proposal 7:	Approval of a Series of Three Alternative Potential Amendments to the Certificate of Incorporation to Authorize the Board to Effect a Reverse Stock Split of the Company’s Common Stock at Various Ratios, Such Ratio to be Determined by the Board if the Board subsequently Determines to Proceed with the Reverse Stock Split and to Proportionately Decrease the Number of Authorized Shares of Common Stock

Description of Proposal

The Board has adopted and is recommending that the stockholders approve a series of three separate amendments to the company’s Certificate of Incorporation and thereby authorize the Board, if it subsequently determines to proceed with the reverse stock split, to select and file one such amendment to effect a reverse stock split of our common stock at a ratio of 1-for-5, 1-for-10 or 1-for-20, such ratio to be determined by the Board. The form of proposed amendment to the Certificate of Incorporation is attached to this proxy statement as Appendix C.

By approving this proposal, stockholders will approve a series of three separate amendments to the Certificate of Incorporation pursuant to which 5, 10 or 20 outstanding shares of our common stock would be combined into one share of our common stock, and will authorize the Board, if it subsequently determines to proceed with the reverse stock split, to file only one such amendment with the Secretary of State of the State of Delaware, as determined by the Board in the manner described herein, and to abandon each other amendment not selected by the Board. The Board believes that stockholder approval of all of the amendments and granting the Board discretion to subsequently determine whether to proceed with the reverse stock split and, if so determined, to abandon the amendments other than the amendment at the chosen reverse stock split ratio, rather than approval of a specified reverse stock split ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the company and its stockholders. The Board may effect only one reverse stock split, if any, as a result of stockholder adoption of this proposal. The Board may also elect to abandon all of the amendments and not to effect any reverse stock split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our common stock, the anticipated impact of the reverse stock split on the trading price our common stock, the continued listing requirements of the NYSE and the initial and continued listing requirements of the NYSE MKT. Although the stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board does not deem it to be in the best interests of the company and its stockholders.

Each proposed amendment also provides that the number of authorized shares of our common stock immediately prior to the reverse stock split will be decreased to:

(i) if Proposal 6 (as described above) is approved by the requisite vote of the stockholders and the related certificate of amendment is filed with the Secretary of State of the State of Delaware and becomes effective, 60,000,000 (if the Board determines to proceed with the reserve stock split at a ratio of 1-for 5) (as set forth in Appendix C-1 hereto), 30,000,000 (if the Board determines to proceed with the reverse stock split at a ratio of 1-for-10) (as set forth in Appendix C-2 hereto) or 15,000,000 (if the Board determines to proceed with the reverse stock split at a ratio of 1-for-20) (as set forth in Appendix C-3 hereto); or

(ii) if the Proposal 6 is not approved by the requisite vote of the stockholders, the related certificate of amendment has not been filed with the Secretary of State of the State of Delaware or the related certificate of amendment has not become effective, 30,000,000 (if the Board determines to proceed with the reserve stock split at a ratio of 1-for 5) (as set forth in Appendix C-4 hereto), 15,000,000 (if the

Board determines to proceed with the reverse stock split at a ratio of 1-for-10) (as set forth in Appendix C-5 hereto) or 7,500,000 (if the Board determines to proceed with the reverse stock split at a ratio of 1-for-20) (as set forth in Appendix C-6 hereto).

Purpose and Background of the Reverse Stock Split

On March 10, 2016, the Board approved the proposed amendments to the Certificate of Incorporation to effect the reverse stock split, if any, for the following reasons:

•	The Board believes that effecting the reverse stock split could be an effective means of continuing compliance with the minimum bid price requirement for continued listing of our common stock on the NYSE or satisfying the minimum bid price requirement for transfer of the listing of our common stock to the NYSE MKT;

•	The Board believes that continued listing on the NYSE or a transfer of listing to the NYSE MKT provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of the NYSE and the NYSE MKT. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings;

•	The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the company and help attract, retain, and motivate employees; and

•	The Board believes that some potential employees are less likely to work for the company if we have a low stock price or are no longer listed on the NYSE or listed on the NYSE MKT, regardless of the size of our overall market capitalization.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, if effected, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•	The market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

•	The reverse stock split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our company;

•	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•	The market price per share will remain in excess of the $1.00 minimum bid price as required by the NYSE, or that we will otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE or the requirements of the NYSE MKT if we transfer our listing to the NYSE MKT.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for shares of our common stock after the reverse stock split, if effected, will be 5 to 20 times, as applicable, the price for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we intend that the reverse stock split, if effected, will be sufficient to maintain our listing on the NYSE, it is possible that, even if the reverse stock split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the NYSE’s additional criteria for continued listing of our common stock. We also intend that the reverse stock split, if effected, will be sufficient to enable us to transfer our listing from the NYSE to the NYSE MKT if the Board so elected. We may not be able to satisfy the NYSE MKT’s criteria for initial listing or continued listing of our common stock. While the NYSE MKT has a minimum bid price for initial listing, the NYSE MKT does not have an ongoing minimum bid price requirement.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our common stock does not increase as a result of the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve this proposal and the Board implements the reverse stock split, we will amend and restate Article 4 of our Certificate of Incorporation relating to our capital stock, in its entirety to read as set forth in Appendix C to this proxy statement.

By approving this amendment, stockholders will approve the combination of 5, 10 or 20 shares of common stock into one share of common stock. If the Board determines to proceed with the reverse stock split, the certificate of amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Board to be in the best interests of the company and its stockholders. The Board will not implement any amendment providing for a different reverse stock split ratio.

The reverse stock split, if any, will be effected simultaneously for all issued and outstanding shares of common stock (including any shares held in treasury) and the reverse stock split ratio will be the same for all issued and outstanding shares of common stock (including any shares held in treasury). The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the company, except to the extent that the reverse stock split results in the payment of cash to any stockholder in lieu of issuing a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the company continuing to be subject to the periodic reporting requirements of the Exchange Act.

Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board, current stockholders will hold fewer shares of common stock, with such number of shares dependent on the specific ratio of the reverse stock split. For example, if the Board determines to proceed with a 1-for-10 reverse stock split, a stockholder owning a “round-lot” of 100 shares of common stock prior to the reverse stock split would hold 10 shares of common stock following the reverse stock split. THE HIGHER THE REVERSE RATIO (1-FOR-10 BEING HIGHER THAN 1-FOR-8, FOR EXAMPLE), THE GREATER THE REDUCTION OF RELATED SHARES EACH EXISTING STOCKHOLDER WILL EXPERIENCE AFTER THE REVERSE STOCK SPLIT.

In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board will consider primarily the satisfaction of the NYSE continued listing requirements and the NYSE MKT initial and continued listing requirements. It may also consider, among other things: (i) the market price of the common stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the reverse stock split; (iii) the expected number of stockholders following the reverse stock split; (iv) the stockholders’ equity at such time; (v) the shares of common stock available for issuance in the future; and (vi) the liquidity of the common stock in the market and the improved liquidity that may result. The Board maintains the right to abandon all of the proposed amendments to our Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of the NYSE or the NYSE MKT without implementing the reverse stock split or if the proposed amendments to our Certificate of Incorporation are otherwise no longer in the best interests of the company.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Proportionate Decrease in the Number of Authorized Shares of our Common Stock

Because the reverse stock split, if effected, will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-5, 1-for-10 or 1-for-20, as determined by the Board and thus would result in a relative increase in the number of authorized and unissued shares of our common stock, the proposed amendments include a proportionate adjustment to decrease the total authorized number of shares of our common stock. If the proposed amendments to the Certificate of Incorporation are approved by the Company’s stockholders and if the Board subsequently determines to proceed with the reverse stock split and authorizes the Company to file any such amendment with the Secretary of State of the State of Delaware, at the effective time of the amendment, the number of authorized shares of the Company’s common stock immediately prior to the reverse stock split will be decreased proportionately to: (i) if Proposal 6 (as described above) is approved by the requisite vote of the stockholders and the related certificate of amendment is filed with the Secretary of State of the State of Delaware and becomes effective, 60,000,000 (if the Board determines to proceed with the reserve stock split at a ratio of 1-for 5) (as set forth in Appendix C-1 hereto), 30,000,000 (if the Board determines to proceed with the reverse stock split at a ratio of 1-for-10) (as set forth in Appendix C-2 hereto) or 15,000,000 (if the Board determines to proceed with the reverse stock split at a ratio of 1-for-20) (as set forth in Appendix C-3 hereto) or (ii) if the Proposal 6 is not approved by the requisite vote of the stockholders, the related certificate of amendment has not been filed with the Secretary of State of the State of Delaware or the related certificate of amendment has not become effective, 30,000,000 (if the Board determines to proceed with the reserve stock split at a ratio of 1-for 5) (as set forth in Appendix C-4 hereto), 15,000,000 (if the Board determines to proceed with the reverse stock split at a ratio of 1-for-10) (as set forth in Appendix C-5 hereto) or 7,500,000 (if the Board determines to proceed with the reverse stock split at a ratio of 1-for-20) (as set forth in Appendix C-6 hereto).

Effects of the Amendments on our Common Stock

If the reverse stock split is effected, after the effective time of the amendment to our Certificate of Incorporation, each stockholder will own fewer shares of our common stock as a result of the reverse stock split and the number of our authorized shares of common stock will be decreased proportionately, regardless of the reverse stock split ratio chosen by the Board. All outstanding options to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split. The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split at each of the proposed reverse stock split ratios and the proportionate decrease in the number of authorized shares of common stock. The number of shares disclosed in the column “Number of shares of common stock before reverse stock split” reflects the number of shares as of the March 24, 2016 record date for the 2016 Annual Meeting (other than number of authorized shares if the amendment to the Certificate of Incorporation as described in Proposal 6 is approved and thereafter becomes effective). The number of shares disclosed in the columns “Estimated number of shares of common stock after reverse stock split” gives effect to the reverse stock split at each of the proposed ratios as of the March 24, 2016 record date for the 2016 Annual Meeting as well as the proportionate reduction in the number of authorized shares of common stock, but does not give effect to any other changes, including any issuance of securities after the record date.

	Number of shares of common stock before reverse stock split	Estimated number of shares of common stock after reverse stock split (3) Ratio of Reverse Stock Split:
		1:5	1:10	1:20
Authorized	150,000,000	30,000,000	15,000,000	7,500,000

Authorized if Proposal 6 is Approved and the Amendment Described Therein Becomes Effective	300,000,000	60,000,000	30,000,000	15,000,000
Issued and Outstanding	56,849,335	11,369,867	5,684,934	2,842,467
Issuable under Outstanding Stock Options	129,474	25,895	12,947	6,474
Reserved for Issuance (1)	21,713,771	4,342,754	2,171,377	1,085,689
Authorized but Unissued (2)	71,307,420	14,261,484	7,130,742	3,565,370
Authorized but Unissued if Proposal 6 is Approved and the Amendment Described Therein Becomes Effective (2)	221,307,420	44,261,484	22,130,742	11,065,370

(1)	Shares reserved for future issuance under the company’s existing equity incentive plans, excluding shares issuable under outstanding stock options and including the addition of 450,000 shares to be reserved for issuance upon the passage of Proposal 4.

(2)	Shares authorized but unissued represent common stock available for future issuance beyond shares outstanding as of the record date and shares issuable under outstanding stock options.

(3)	The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the reverse stock split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendments to our Certificate of Incorporation are approved by the company’s stockholders, and if at such time the Board still believes that a reverse stock split is in the best interests of the company and its stockholders, the Board will determine the ratio, within the range approved by the company’s stockholders, of the reverse stock split to be implemented. The reverse stock split will become effective at the time of filing of the certificate of amendment with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, the company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Some stockholders hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment in an amount equal to the proceeds attributable to the sale of such fractional share following the aggregation and sale by our transfer agent of all fractional shares of common stock otherwise issuable. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

In the event the reverse stock split is effected, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Stock Options

The company has equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of our common stock. As of March 16, 2016, we have 129,474 stock options granted and outstanding under our equity incentive plans. In the event of a reverse stock split, our Board generally has the discretion to determine the appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if the reverse stock split is approved by our stockholders and our Board decides to implement the reverse stock split, as of the Effective Time the number of all outstanding options, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans, will be proportionately adjusted based on the reverse stock split ratio selected by our Board, subject to the terms of such options. Our Board has also authorized the company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, if any, including any applicable technical, conforming changes.

Accounting Matters

The reverse stock split, if effected, will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board decides to implement, the stated capital component will be reduced to an amount one-fifth, one-tenth or one-twentieth of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, the company’s stockholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 7 as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in Proposal 7 that are different from or greater than those of any of our other stockholders.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the reverse stock split, if effected, to holders of our common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure holders that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the reverse stock split of our common stock.

This discussion is limited to holders who, if the reverse stock split is effected, will hold pre-reverse stock split shares of our common stock and will hold post-reverse stock split shares of common stock as “capital assets” (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate and gift tax considerations), the Medicare tax on net investment income or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, including, but not limited to:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	pension or other employee benefit plans;

•	dealers in securities or foreign currencies or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	U.S. persons whose functional currency is not the U.S. dollar;

•	former U.S. citizens or long-term residents of the United States;

•	real estate investment trusts or regulated investment companies; and

•	persons that hold pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

U.S. Holders

For purposes of this discussion, “U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

The reverse stock split, if effected, should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of a fractional share, no gain or loss will be recognized by a U.S. Holder upon the receipt of a reduced number of shares of our common stock as a result of the reverse stock split, if effected. The U.S. Holder’s aggregate tax basis in the post-reverse stock split shares of common stock should equal the aggregate tax basis of the shares of common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share) and its holding period in the post-reverse stock split shares of common stock should include the holding period for the shares of common stock surrendered. A U.S. Holder that holds shares of common stock with differing bases or holding periods should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock received in the reverse stock split, if effected.

A U.S. Holder that receives cash in lieu of a fractional share of common stock should recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in its common stock that is allocable to the fractional share.

U.S. Information Reporting and Backup Withholding Tax. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split, if effected, unless the U.S. Holder is an exempt recipient and, if requested, certifies as to such status. U.S. Holders may be subject to backup withholding at the applicable rate on the payment of cash if they fail to provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

Subject to the discussion in the next paragraph, a Non-U.S. Holder that receives solely a reduced number of shares of our common stock as a result of the reverse stock split, if effected, generally will not recognize any gain or loss. A Non-U.S. Holder that receives cash in lieu of a fractional share pursuant to the reverse stock split, if effected, will not be subject to U.S. federal income tax on any gain recognized on the disposition of such fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a Non-U.S. Holder’s permanent establishment in the United States) (b) with respect to a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year the reverse stock split occurs and certain other conditions are met, or (c) our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC and that our common stock should be treated as regularly traded on an established securities market (within the meaning of applicable Treasury regulations). Assuming our common stock is treated as regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the reverse stock split or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock (a “5% shareholder”) will be taxable on gain recognized on the receipt of cash in lieu of a fractional share. In addition, a Non-U.S. Holder that is a 5% shareholder will be required to satisfy certain IRS filing requirements in order to avoid recognizing taxable gain, if any, on the receipt of a reduced number of shares of our common stock pursuant to the reverse stock split, if effected, notwithstanding the treatment of the reverse stock split as a recapitalization.

Non-U.S. Holders that may be treated as 5% shareholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the reverse stock split, if effected, how to satisfy the applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.

U.S. Information Reporting and Backup Withholding Tax. In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split, if effected, if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. While we do not expect broker non-votes on this proposal because brokers have discretion to vote on it under NYSE rules, any broker non-votes received will have the same effect as a vote against this proposal.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE “FOR” PROPOSAL 7 TO APPROVE THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT VARIOUS RATIOS, SUCH RATIO TO BE DETERMINED BY THE BOARD IF THE BOARD SUBSEQUENTLY DETERMINES TO PROCEED WITH THE REVERSE STOCK SPLIT AND TO PROPORTIONATELY DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AS SET FOR IN APPENDIX C.

Communications, Stockholder Proposals and Other Company Information

Communications with Directors

Our Board welcomes communications from our stockholders and other interested parties.

If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at Stone, they should send their complaint in writing to Ms. Priestly, the Chairman of the Audit Committee, at our principal executive offices, which are located at the address listed below. Stockholders and any other interested parties may send communications to our Board, to any committee of our Board, to the Lead Director (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, to:

Board of Directors, Committee Name or Director’s name, as appropriate

Stone Energy Corporation

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

We will forward all correspondence directly to the committee or individual director, as appropriate. Our independent directors approved our process for collecting and organizing stockholder communications to the Board.

Stockholder Proposals and Director Nominations

Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at our 2017 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Secretary at the address below not later than December 9, 2016.

In addition to the requirements of Rule 14a-8, and as more specifically provided in our Bylaws, in order for nominations of persons for election to the Board or a proposal of any other business to be properly brought before the 2017 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement under Rule 14a-8, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than January 19, 2017 and not later than February 18, 2017. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with the notice requirements set forth in Article III, Section 13 of our Bylaws and should be sent in writing to:

Stone Energy Corporation, Attention: Secretary

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(337) 521-9905 fax

Detailed information for submitting recommendations for director nominees is available upon written request to our Secretary at the address listed above.

Householding of Proxy Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicative information that stockholders receive and lowers printing and mailing costs for companies.

We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker, bank or other nominee that has determined to household proxy materials, only one set of proxy materials will be delivered to multiple stockholders sharing an address unless you notify your broker, bank or other nominee to the contrary.

We will promptly deliver you a separate copy of the proxy materials for the Annual Meeting if you so request by calling us at (337) 237-0410 or by writing to our Secretary at Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, or you may contact your broker, bank or other nominee to make a similar request.

Please contact us or your broker, bank or other nominee directly if you have questions or wish to receive separate copies of our proxy materials in the future. You should also contact us or your broker, bank or other nominee if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

2015 Annual Report

Our 2015 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC, is being furnished to our stockholders primarily via the Internet and mailed to all stockholders who have requested to receive paper copies of the proxy materials. The 2015 Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://www.edocumentview.com/SGY and a copy will be furnished at no charge to each person to whom a Notice of Internet Availability of Proxy Materials is delivered upon the written request of such person addressed to the following:

Stone Energy Corporation

Attention: Chief Financial Officer

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expense in furnishing the requested exhibit(s).

Appendix A

Set forth below is the text of the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, as amended and restated December 17, 2015, and the proposed First Amendment thereto.

FIRST AMENDMENT TO THE

STONE ENERGY CORPORATION

2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT (this “First Amendment”) to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Plan”), is made by Stone Energy Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company;

WHEREAS, Article X of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time without approval of the stockholders of the Company, subject to certain exceptions including the requirement that any amendment to the Plan to increase the number of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) that may be issued under the Plan must be approved by the stockholders of the Company;

WHEREAS, the Board desires to increase the number of shares of Common Stock available under the Plan and to make certain other revisions determined to be advisable by the Chief Executive Officer of the Company; and

WHEREAS, in connection with such approval, the Company hereby adopts this First Amendment, effective as of May 19, 2016 (the “Effective Date”) and subject to approval by the stockholders of the Company, to (i) increase the number of shares of Common Stock available for issuance under the Plan and (ii) increase the maximum award that may be made to an “covered employee” under the Plan in any calendar year.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.	Subparagraph V(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 10,575,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the 2004 Plan, the 2001 Plan, the 2000 Plan, or the 1993 Plan). Shares of Common Stock subject to an Award under this Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Restricted Stock Awards shall not be considered “delivered shares” for this purpose), will again be available for Awards under this Plan, except that if any such shares could not again be available for

Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or a Stock Appreciation Right but were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards under this Plan. The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

2.	Subparagraph XII(b)(iv) of the Plan is hereby amended and restated in its entirety to read as follows:

(ix) Limits on Awards to Covered Employees. In each calendar year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards intended to be Section 162(m) Awards, (i) to the extent such Award is based on a number of shares of Stock, relating to more than 1,500,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Paragraph IX and (ii) to the extent such award is designated to be paid only in cash, or an Award the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $10,000,000.

RESOLVED FURTHER, that except as provided above, the Plan shall continue to read in the current state.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer.

STONE ENERGY CORPORATION

By:
David Welch
Chairman, President and
Chief Executive Officer

Date:

STONE ENERGY CORPORATION

2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN

(As Amended and Restated December 17, 2015)

I.            PURPOSE

The STONE ENERGY CORPORATION 2009 AMENDED AND RESTATED STOCK INCENTIVE PLAN (As Amended and Restated December 17, 2015) (the “Plan”) is intended to promote the interests of STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), and its stockholders by providing a means whereby Employees and Nonemployee Directors may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Dividend Equivalents, Other Stock-Based Awards, Conversion Awards, Cash Awards, Performance Awards or any combination of the foregoing, as is best suited to circumstances of the particular Employee or Nonemployee Director as provided herein.

The Plan as set forth herein constitutes an amendment and restatement as of December 17, 2015 of the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (the “2009 Plan”) originally adopted by the Company effective as of May 28, 2009, as amended from time to time, and shall supersede and replace in its entirety such plan.

II.            DEFINITIONS

Capitalized terms used but not otherwise defined in the Plan shall be defined as set forth in this Paragraph II, unless specifically modified by any paragraph:

(a) “Administrator” means the individual or individuals responsible for the administration of the Plan as provided in Paragraph IV(a).

(b) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(c) “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Dividend Equivalent, Other Stock-Based Award, Conversion Award, Cash Award or Performance Award, together with any other right or interest granted under the Plan.

(d) “Award Agreement” means a written agreement between the Company and a Participant with respect to an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “CEO” means the Chief Executive Officer of the Company.

(g) “Cash Award” means an Award denominated in cash granted under the Plan, including any Performance Award denominated in cash.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(j) “Common Stock” means the common stock of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XI.

(k) “Conversion Award” means an Award granted under Paragraph IX(e) hereof in substitution for a similar award as a result of certain business transactions.

(l) “Corporate Change” shall have the meaning assigned to such term in Paragraph XI(c).

(m) “Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

(n) “Dividend Equivalent” means a right granted under Paragraph IX(b) hereof to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

(o) “Employee” means any person in an employment relationship with the Company or any Affiliate.

(p) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Administrator); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Administrator in such manner as it deems appropriate, taking into account all factors the Administrator deems appropriate including, without limitation, section 409A of Code.

(q) “Incentive Stock Option” means an “incentive stock option” within the meaning of section 422 of the Code.

(r) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(s) “1993 Plan” means the Stone Energy Corporation 1993 Nonemployee Directors’ Stock Option Plan.

(t) “Nonemployee Director” means an individual who is a member of the Board but is not an Employee.

(u) “Nonstatutory Stock Option” means an option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

(v) “Option” means a right granted under Paragraph VII to purchase Common Stock at a specified price during specified time periods and includes both Incentive Stock Options and Nonstatutory Stock Options and, if specified in the governing Award Agreement, Stock Appreciation Rights.

(w) “Other Stock-Based Awards” means awards granted under Paragraph IX(c) hereof.

(x) “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(y) “Performance Award” means a right to receive Awards based upon performance criteria specified by the Committee.

(z) “Restricted Stock Award” means Common Stock granted under Paragraph VIII subject to certain restrictions and a risk of forfeiture.

(aa) “Restricted Stock Unit Award” means a right granted under Paragraph IX(a) hereof to receive Common Stock, cash, or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).

(bb) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(cc) “Section 16” means section 16 of the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(dd) “Section 162(m) Award” means a Performance Award granted under Paragraph X(b) to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

(ee) “Stock Appreciation Right” means a right granted under Paragraph VII(d).

(ff) “2000 Plan” means the Stone Energy Corporation 2000 Amended and Restated Stock Option Plan.

(gg) “2001 Plan” means the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan.

(hh) “2004 Plan” means the Stone Energy Corporation 2004 Amended and Restated Stock Incentive Plan.

III.            EFFECTIVE DATE AND DURATION OF THE PLAN

The 2004 Plan, the 2001 Plan, the 2000 Plan, and the 1993 Plan were effective on the dates provided therein. The 2009 Plan was originally effective and approved by the stockholders of the Company as of May 28, 2009. The First Amendment to the 2009 Plan was effective May 20, 2011. The Second Amendment and the Third Amendment to the 2009 Plan were effective and approved by the stockholders of the Company as of May 21, 2015. This amendment and restatement of the Plan has been approved and adopted by the Board to be effective as of December 17, 2015. No further Awards may be granted under the Plan after May 21, 2025. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired and all other Awards granted under the Plan have vested or been settled or forfeited. No “Bonus Stock Award” (as such term is defined in the 2004 Plan) shall be granted to any individual who was not eligible to receive such award prior to May 28, 2009, under the terms of the 2004 Plan.

IV.            ADMINISTRATION

(a) Administrator. The Plan shall be administered by the Administrator, which shall mean (i) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is subject to Section 16 (other than a Nonemployee Director), the Committee, (ii) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Nonemployee Director, the Board, or (iii) in the context of Awards granted to, or the administration (or interpretation of any provision) of the Plan as it relates to, any person who is not subject to Section 16, the CEO (or, if the CEO is not a member of the Board, the Committee), unless the Plan specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Award described in this clause (iii) or the administration or interpretation of any specific provision of the Plan) specifies that it shall serve as Administrator. The Board may from time to time, in its sole discretion, put any conditions, restrictions and limitations on the powers that may be exercised under the Plan by the CEO in his capacity as Administrator as provided in the preceding sentence. The Committee shall be a committee of, and appointed by, the Board that shall be comprised solely of two or more directors who are both (A) outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (B) non-employee directors (within the meaning of Rule 16b-3).

(b) Powers. Subject to the express provisions of the Plan, the Administrator shall have sole authority, in its discretion, to select which Eligible Persons shall receive an Award, the time or times when such Award shall be made, the type of the Award that shall be made, and the number of shares or amount of cash to be subject to each Award. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the Company’s success and such other factors as the Administrator in its discretion shall deem relevant.

(c) Additional Powers. The Administrator shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective Award Agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of each Award Agreement, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Administrator to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Administrator shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Administrator with respect to the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be final; provided, however, that in the event of any conflict in any such determination or decision as between the Committee and the CEO, each acting in capacity as Administrator of the Plan, the determination of the Committee shall be conclusive.

(d) Limitation of Liability. The Administrator and, if applicable, each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee or the Board and any officer or Employee of the Company or any of its Affiliates acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

V.            SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 10,125,000 shares (which number includes the number of shares of Common Stock previously issued pursuant to an Award (or made subject to an Award that has not expired or been terminated) granted under the 2009 Plan, the 2004 Plan, the 2001 Plan, the 2000 Plan, or the 1993 Plan). Shares of Common Stock subject to an Award under this Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Restricted Stock Awards shall not be considered “delivered shares” for this purpose), will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or Stock Appreciation Right but were not issued or delivered as a result of the net settlement or net exercise of such Option or Stock Appreciation Right and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards under this Plan. The Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(b) Grant of Awards. The Administrator may from time to time grant Awards to one or more Employees or Nonemployee Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Restricted Stock Award or stock settlement of any other form of Award.

VI.            ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees or Nonemployee Directors (collectively, “Eligible Persons”); provided, that, any such individual must be an “employee” within the meaning of General Instruction A.1(a) to Form S-8 of the Company or a parent or subsidiary of the Company. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Dividend Equivalent, an Other Stock-Based Award, a Conversion Award, a Cash Award or a Performance Award, or any combination thereof.

VII.            STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Administrator at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Administrator.

(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonstatutory Stock Options. The Administrator shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will be treated as Nonstatutory Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d) Option Agreement. Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Award Agreement shall specify the effect of termination of (i) employment or (ii) membership on the Board, as applicable, on the exercisability of the Option. An Award Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Award Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Administrator with respect thereto. Further, an Award Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Administrator in its sole discretion may prescribe; provided, that, except as provided in Paragraph XI(c), the Administrator shall retain final authority (i) to determine whether a Participant shall be permitted or (ii) to approve an election by a Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Award Agreements need not be identical. Subject to the consent of the Participant, the Administrator may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Administrator but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Administrator. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Administrator. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.

(f) Restrictions on Repricing of Options. Except as provided in Paragraph XI, the Administrator may not, without approval of the stockholders of the Company, amend any outstanding Award Agreement to reduce the option price of outstanding Options or cancel any outstanding Options in exchange for cash, other awards or Options with an option price that is less than the option price of the original Options.

(g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.

VIII.            RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Administrator. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Administrator that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Administrator, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Administrator, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Administrator, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Administrator, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Administrator, (10) the economic value added, (11) the return on capital, assets, or stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or its parent or subsidiary corporation or continued service as a Nonemployee Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or its parent or subsidiary corporation, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Administrator.

(b) Other Terms and Conditions. Unless provided otherwise in an Award Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Administrator pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Administrator may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Nonemployee Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock. The Administrator shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Administrator’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Administrator pursuant to this Paragraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Paragraph, except in connection with a Corporate Change, the Administrator may not take any action described in this Paragraph with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award is intended to be a Section 162(m) Award.

(e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Administrator may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Paragraph VIII(d) above, the Administrator may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX.            OTHER AWARDS

(a) Restricted Stock Unit Awards. The Administrator is authorized to grant Restricted Stock Unit Awards to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Restricted Stock Unit Awards shall be subject to such restrictions (which may include a risk of forfeiture) as the Administrator may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals pursuant to Paragraph X and/or future service requirements), separately or in combination, in installments or otherwise, as the Administrator may determine.

(ii) Settlement. Settlement of a vested Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Administrator (or, if permitted by the Administrator, as elected by the Participant). Restricted Stock Unit Awards shall be satisfied by the delivery of cash or Common Stock, or a combination thereof, in the amount equal to the Fair Market Value of the specified number of shares of Common Stock covered by the Restricted Stock Unit Award, as determined by the Administrator at the date of grant or thereafter.

(b) Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award). The Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Administrator may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be paid to a Participant without restrictions at the same time as ordinary cash dividends are paid by the Company to its stockholders generally. Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the requirements of section 409A of the Code.

(c) Other Stock-Based Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, as deemed by the Administrator to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Administrator, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries of the Company. The Administrator shall determine the terms and conditions of such Other Stock-Based Awards. Common Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Paragraph IX(c) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Administrator shall determine.

(d) Cash Awards. The Administrator is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Paragraph X hereof and/or future service requirements) as the Administrator in its discretion determines to be appropriate.

(e) Conversion Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company.

X.            PERFORMANCE AWARDS

(a) General. The Committee is authorized to designate any of the Awards granted under the Plan as Performance Awards and to grant Cash Awards (which may or may not be designated as Performance Awards). The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under this Paragraph X in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

(b) Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Paragraph X provided, however, that nothing in this Paragraph X or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

(i) Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

(ii) Performance Criteria.

(A) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) Fair Market Value of the Common Stock; (23) operating income; (24) share price; (25) effective equipment utilization; (26) achievement of savings from business improvement projects; (27) capital projects deliverables; (28) performance against environmental targets; (29) safety performance and/or incident rate; (30) human resources management targets, including medical cost reductions and time to hire; (31) satisfactory internal or external audits; (32) sales; and (33) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s

500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.

(B) Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any subsidiary; (k) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the provisions of Paragraph XI. The adjustments described in this Paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

(iii) Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Paragraph X(b)(ii)(A).

(iv) Section 162(m) Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in this Paragraph X during the given performance period, as specified by the Committee for the purpose of granting Section 162(m) Awards. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

(v) Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any

Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Common Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award.

(vi) Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of performance goals and performance period with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or stock payable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing. Consistent with the terms of Paragraph IV(a), when taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder). Further, the Committee may not delegate any responsibility relating to a Section 162(m) Award that would cause the Award to fail to so qualify.

(vii) Options and Stock Appreciation Rights. Notwithstanding the foregoing provisions of this Paragraph X, Options and Stock Appreciation Rights with a purchase or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the business criteria listed above.

(viii) Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(ix) Limits on Awards to Covered Employees. In each calendar year during any part of which this Plan is in effect, a Covered Employee may not be granted Awards intended to the Section 162(m) Awards, (i) to the extent such Award is based on a number of shares of Common Stock, relating to more than 500,000 shares of Common Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Paragraph XI and (ii) to the extent such Award is designated to be paid only in cash, or an Award the settlement of which is not based on a number of shares of Common Stock, having a value determined on the date of grant in excess of $10,000,000.

XI.            RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of the directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Paragraph XI(d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

(d) Change of Control Value. For the purposes of clause (2) in Paragraph XI(c) above, the Change of Control Value shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Paragraph or Paragraph XI(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any Award Agreement shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XI, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, the maximum number of shares that may be subject to Awards granted to any one individual, and any conditions, restrictions or limitations on the Awards that may be granted by the CEO shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f) Stockholder Action. Any adjustment provided for in the above Paragraphs shall be subject to any required stockholder action.

(g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XII.            AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to materially increase the benefits accruing to Nonemployee Directors participating in the Plan, (b) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (c) amend or delete Paragraph VII(f).

XIII.            MISCELLANEOUS

(a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Administrator shall be deemed to give an Employee or Nonemployee Director any right to be granted an Option, a Restricted Stock Award, or any other Award or rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment relationship at any time. Nothing contained in the Plan shall confer upon any Nonemployee Director any right with respect to continuation of membership on the Board.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Administrator deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

(d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Administrator.

(f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

(g) Section 409A of the Code. It is the general intention, but not the obligation, of the Administrator to design Awards to comply with or to be exempt from the requirements of section

409A of the Code, and Awards will be operated and construed accordingly. Neither this Paragraph XIII(g) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Common Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any person on account of non-compliance with the requirements of section 409A of the Code. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under section 409A of the Code) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under section 409A of the Code (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of section 409A of the Code and related regulations and other guidance are hereby incorporated by reference herein and shall control over any Plan or Award Agreement provision in conflict therewith.

(h) Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

Appendix B

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

1.	Article FOURTH of the Company’s Certificate of Incorporation, as amended, be, and it hereby is, amended by deleting the first sentence thereof in its entirety and inserting the following in lieu thereof:

“FOURTH: The total number of shares of capital stock of the corporation shall be 305,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 300,000,000 shares of Common Stock, par value of $.01 per share.”

2.	The foregoing amendment was duly adopted, in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●], 2016.

STONE ENERGY CORPORATION

By:

Lisa S., Jaubert

Senior Vice President, General Counsel and Secretary

B-1

Appendix C-1

Set forth below is the text of the potential Reverse Stock Split Amendment to the Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

1.	The first sentence of Article FOURTH shall be, and it hereby is, amended in its entirety to read as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 65,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 60,000,000 shares of Common Stock, par value of $.01 per share.”

2.	Article FOURTH shall be, and it hereby is, amended to add the following immediately after the first sentence of Article FOURTH:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), a one-for-five reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (or held in treasury) immediately prior to the Effective Time shall, automatically and without any action by the holder thereof, be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

C-1-1

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above).”

3.	The foregoing amendments were duly adopted, in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●], 2016.

STONE ENERGY CORPORATION

By:

Lisa S., Jaubert

Senior Vice President, General Counsel and Secretary

C-1-2

Appendix C-2

Set forth below is the text of the potential Reverse Stock Split Amendment to the Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

1.	The first sentence of Article FOURTH shall be, and it hereby is, amended in its entirety to read as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 35,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 30,000,000 shares of Common Stock, par value of $.01 per share.”

2.	Article FOURTH shall be, and it hereby is, amended to add the following immediately after the first sentence of Article FOURTH:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), a one-for-ten reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (or held in treasury) immediately prior to the Effective Time shall, automatically and without any action by the holder thereof, be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

C-2-1

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above).”

3.	The foregoing amendments were duly adopted, in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●], 2016.

STONE ENERGY CORPORATION

By:

Lisa S., Jaubert

Senior Vice President, General Counsel and Secretary

C-2-2

Appendix C-3

Set forth below is the text of the potential Reverse Stock Split Amendment to the Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

1.	The first sentence of Article FOURTH shall be, and it hereby is, amended in its entirety to read as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 20,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 15,000,000 shares of Common Stock, par value of $.01 per share.”

2.	Article FOURTH shall be, and it hereby is, amended to add the following immediately after the first sentence of Article FOURTH:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), a one-for-twenty reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each twenty shares of Common Stock outstanding and held of record by each stockholder of the Corporation (or held in treasury) immediately prior to the Effective Time shall, automatically and without any action by the holder thereof, be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

C-3-1

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above).”

3.	The foregoing amendments were duly adopted, in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●], 2016.

STONE ENERGY CORPORATION

By:

Lisa S., Jaubert

Senior Vice President, General Counsel and Secretary

C-3-2

Appendix C-4

Set forth below is the text of the potential Reverse Stock Split Amendment to the Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

1.	The first sentence of Article FOURTH shall be, and it hereby is, amended in its entirety to read as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 35,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 30,000,000 shares of Common Stock, par value of $.01 per share.”

2.	Article FOURTH shall be, and it hereby is, amended to add the following immediately after the first sentence of Article FOURTH:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), a one-for-five reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each five shares of Common Stock outstanding and held of record by each stockholder of the Corporation (or held in treasury) immediately prior to the Effective Time shall, automatically and without any action by the holder thereof, be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

C-4-1

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above).”

3.	The foregoing amendments were duly adopted, in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●], 2016.

STONE ENERGY CORPORATION

By:

Lisa S., Jaubert

Senior Vice President, General Counsel and Secretary

C-4-2

Appendix C-5

Set forth below is the text of the potential Reverse Stock Split Amendment to the Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

1.	The first sentence of Article FOURTH shall be, and it hereby is, amended in its entirety to read as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 20,000,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 15,000,000 shares of Common Stock, par value of $.01 per share.”

2.	Article FOURTH shall be, and it hereby is, amended to add the following immediately after the first sentence of Article FOURTH:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), a one-for-ten reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each ten shares of Common Stock outstanding and held of record by each stockholder of the Corporation (or held in treasury) immediately prior to the Effective Time shall, automatically and without any action by the holder thereof, be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

C-5-1

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above).”

3.	The foregoing amendments were duly adopted, in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●], 2016.

STONE ENERGY CORPORATION

By:

Lisa S., Jaubert

Senior Vice President, General Counsel and Secretary

C-5-2

Appendix C-6

Set forth below is the text of the potential Reverse Stock Split Amendment to the Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

STONE ENERGY CORPORATION

Stone Energy Corporation (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify, in accordance with Section 242 of the Delaware General Corporation Law:

1.	The first sentence of Article FOURTH shall be, and it hereby is, amended in its entirety to read as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 12,500,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $.01 per share, and 7,500,000 shares of Common Stock, par value of $.01 per share.”

2.	Article FOURTH shall be, and it hereby is, amended to add the following immediately after the first sentence of Article FOURTH:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), a one-for-twenty reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each twenty shares of Common Stock outstanding and held of record by each stockholder of the Corporation (or held in treasury) immediately prior to the Effective Time shall, automatically and without any action by the holder thereof, be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

C-6-1

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock as set forth above).”

3.	The foregoing amendments were duly adopted, in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this [●] day of [●], 2016.

STONE ENERGY CORPORATION

By:

Lisa S., Jaubert

Senior Vice President, General Counsel and Secretary

C-6-2

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Submit your proxy by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5, 6 and 7.

1. Election of 10 directors each to serve a term of one year:												+
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - George R. Christmas	☐	☐	☐	02 - B.J. Duplantis	☐	☐	☐	03 - Peter D. Kinnear	☐	☐	☐

04 - David T. Lawrence	☐	☐	☐	05 - Robert S. Murley	☐	☐	☐	06 - Richard A. Pattarozzi	☐	☐	☐

07 - Donald E. Powell	☐	☐	☐	08 - Kay G. Priestly	☐	☐	☐	09 - Phyllis M. Taylor	☐	☐	☐

10 - David H. Welch	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain

2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2016	☐	☐	☐	3. Advisory vote to approve named executive officer compensation	☐	☐	☐

4. Proposal to approve the First Amendment to the 2009 Amended and Restated Stock Incentive Plan (as amended and restated effective December 17, 2015, the “Stock Incentive Plan”) to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares

	☐	☐	☐

5. Proposal to approve the material terms of the Stock Incentive Plan, as amended by the First Amendment, for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code

					☐	☐	☐

6. Proposal to approve an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock from 150,000,000 shares to 300,000,000 shares	☐	☐	☐

7. Proposal to approve a series of three alternative potential amendments to the Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of our common stock at various ratios, respectively, such ratio to be determined by the Board of Directors if the Board of directors subsequently determines to proceed with the reverse stock split and to proportionately decrease the number of authorized shares of common stock

					☐	☐	☐

In their discretion, the management proxies are authorized to vote upon the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

2016 Annual Meeting

Stone Energy Corporation Stockholders

Thursday, May 19, 2016, at 10:00 a.m., Central Time

Windsor Court Hotel

300 Gravier Street

New Orleans, LA 70130

Directions to the Stone Energy Corporation 2016 Annual Meeting of Stockholders

Traveling I-10 Eastbound: Head southeast on US 90 Bus W. Take Exit 11C, Tchoupitoulas/South Peters St. Turn left onto South Peters St. Cross Poydras, turn left onto Gravier St., Windsor Court Hotel is on left. 300 Gravier St.
Traveling I-10 Westbound: Exit 235B. Merge onto S. Derbigny St. Turn right onto Canal St. Turn right onto Tchoupitoulas St. Turn left onto Gravier St., Windsor Court Hotel is on right. 300 Gravier St.

Traveling US-90 Business: Head west on US 90 E. Take Exit 11C, Tchoupitoulas St. Proceed straight through intersection at base of ramp. Turn left at next intersection, S. Peters St. Cross Poydras, turn left onto Gravier St., Windsor Court Hotel is on left. 300 Gravier St.

Parking: Valet offered at Windsor Court. Public parking is offered at 542 Tchoupitoulas St., continue straight on Tchoupitoulas St. passing Gravier St., cross Poydras St., parking lot on left.

▼ IF YOU HAVE NOT SUBMITTED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Stone Energy Corporation	+

Notice of 2016 Annual Meeting of Stockholders

Windsor Court Hotel

300 Gravier Street, New Orleans, LA 70130

Proxy Solicited by Board of Directors for Annual Meeting – May 19, 2016

David H. Welch, Richard A. Pattarozzi and B.J. Duplantis, or any of them, each with the power of substitution, are hereby appointed proxy and authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Stone Energy Corporation to be held on May 19, 2016 or at any postponement or adjournment thereof.

A Stockholder’s shares represented by this proxy will be voted on the proposals in accordance with such Stockholder’s instructions. If no such instructions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2, 3, 4, 5, 6 and 7, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+